As filed with the Securities and Exchange Commission on May 2, 2022.

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

XP Inc.

(Exact Name of Registrant as Specified in its Charter)

The Cayman Islands	6211	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
	Av. Chedid Jafet, 75, Torre Sul, 30th floor, Vila Olímpia – São Paulo Brazil 04551-065 +55 (11) 3075-0429
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

XP Investments US, LLC 55 West 46th Street, 30th floor New York, NY 10036 (646) 664-0501
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Manuel Garciadiaz Byron B. Rooney Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered in this prospectus, passed on the merits or fairness of the transaction or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Information contained in this prospectus is subject to completion and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

SUBJECT TO AMENDMENT AND COMPLETION, DATED             , 2022.

PRELIMINARY PROSPECTUS

Merger of Banco Modal S.A. with Banco XP S.A.

XP Inc.
(incorporated in the Cayman Islands)

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This prospectus relates to the Class A common shares, or “XP Shares,” of XP Inc., or “XP,” including Class A common shares in the form of Brazilian Depositary Receipts of XP (each representing one XP Share), or the “XP BDRs.” XP Shares (in the form of XP BDRs) are to be delivered to holders of common shares, or “Modal Shares,” of Banco Modal S.A., a Brazilian corporation (sociedade anônima), or “Modal,” subject to the satisfaction of certain conditions in connection with the (i) merger of Modal with Banco XP S.A., or “Banco XP,” and (ii) the subsequent delivery of preferred and mandatorily redeemable Banco XP shares to Modal Shareholders, or the “Redeemable Shares,” which will be redeemed on the same date of their delivery for XP Shares (in the form of XP BDRs), the “Merger.”

The Merger is being proposed by XP with the aim to continue to grow its open investment platform presence. XP believes that the synergies that will result from the Merger will accelerate the process of disrupting the Brazilian financial markets, promoting an increase in, and continuing to facilitate consumer access to, investment products. The Merger will result in the delivery to Modal Shareholders of XP Shares (in the form of XP BDRs listed on the B3 S.A. – Brasil, Bolsa, Balcão, or “B3,” under the symbol “XPBR31”), as consideration from Banco XP in exchange for the Redeemable Shares. The business carried out by XP will not be impacted by the Merger, and it will remain the same as the business currently carried out by XP prior to the Merger. The business carried out by Modal will not be impacted by the Merger, and it will remain the same as the business currently carried out by Modal prior to the Merger. In order to receive XP Shares (in the form of XP BDRs) subject to the conditions described in this prospectus, you must be a Modal Shareholder on the Cut-off Date. In this prospectus, “Modal Controlling Shareholder” refers to the controlling shareholder of Modal, Modal Controle Participações S.A. Following the completion of the Merger, Modal Shareholders will become direct shareholders of XP by holding XP Shares (in the form of XP BDRs). The Exchange Ratio is expected to be of one XP Share (in the form of XP BDRs), for            Modal Shares. This exchange ratio corresponds to up to 19,500,000 XP Shares divided by            Modal Shares outstanding immediately prior to the completion of the Merger (which excludes Modal treasury shares), subject to certain adjustments. Modal Shareholders who receive XP Shares (in the form of XP BDRs) and who wish to cancel their XP BDRs and receive the XP Shares represented thereby may inform their broker of such intention at any time after the completion of the Merger.

Unless the Alternative Structure is implemented (as defined herein), upon effectiveness of the Merger, Modal will become a wholly-owned subsidiary of Banco XP and Modal Shareholders will hold XP Shares (in the form of XP BDRs), pursuant to the Exchange Ratio, as further described herein. After the Merger is completed, Modal will be deregistered from the Brazilian Securities Commission (Comissão de Valores Mobiliários), or “CVM,” and the Modal Shares will be delisted from the B3. As a result, Modal will no longer file or make submissions with the CVM or B3. For more information on the Alternative Structure, see “The Merger—Alternative Structure.”

Modal Shareholders are to vote on the Merger at an extraordinary general meeting of Modal which will be held virtually, through an electronic platform, on           , 2022, at           :00 am (Brasília time – BRT), or the “Modal Shareholders’ Meeting.” The Merger must be approved at the Modal Shareholders’ Meeting by a majority vote of Modal Shares. In addition to the approval by the Modal Shareholders, the Merger is subject to the satisfaction and/or waiver of certain conditions, including among others all of the required regulatory approvals and other customary closing conditions. There can be no assurance that the requisite regulatory approvals will be obtained or that all other conditions precedent to the completion of the Merger will be met.

Upon effectiveness of the Merger, Modal Shareholders that would have the right to receive Modal Shares in the same number, type and proportion of the shares held by such shareholders in Modal itself, will receive XP Shares (in the form of XP BDRs). The Merger is expected to become fully effective once the Modal Shareholders approve the Merger and the required regulatory approvals and consents are obtained. The XP Shares are listed on the Nasdaq Global Select Market, or “Nasdaq,” under the symbol “XP” and the XP BDRs are registered with the CVM and listed on the B3 under the symbol “XPBR31.”

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

Neither the Securities and Exchange Commission, or the “SEC,” the CVM, nor any state securities commission has approved or disapproved of the securities offered in this prospectus, passed on the merits or fairness of the transaction or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We encourage you to read this prospectus carefully in its entirety, including the “Risk Factors” section starting on page 8.

Dated                , 2022

ABOUT THIS PROSPECTUS

This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by XP Inc., an exempted company incorporated under the laws of the Cayman Islands, or “XP,” (File No. 333-              ), and constitutes a prospectus of XP under Section 5 of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” with respect to the Class A common shares of XP, or the “XP Shares,” in the form of Brazilian Depositary Receipts of XP (each representing one XP Share), or the “XP BDRs,” to be delivered to the shareholders of Banco Modal S.A., a Brazilian corporation (sociedade anônima), or “Modal,” pursuant to the transactions contemplated by the Merger and Justification Protocol (Protocolo e Justificação) to be entered into by and among Modal and Banco XP, or the “Merger Protocol.”

Information contained in or incorporated by reference into this prospectus relating to XP has been supplied by XP and information contained in this prospectus relating to Modal has been provided by Modal. Except as specifically incorporated by reference into this prospectus, any reference to a website address does not constitute incorporation by reference of the information contained at or available through such website, and you should not consider it to be a part of this prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. You should not assume that the information contained in this prospectus is accurate as of any date other than its date as specified on the cover unless otherwise specifically provided herein. Further, you should not assume that the information contained in or incorporated by reference into this prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this prospectus to Modal Shareholders or XP Shareholders nor the delivery by XP of XP Shares (including Class A common shares in the form of XP BDRs) pursuant to the Merger Protocol will create any implication to the contrary.

None of the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the “CVM,” nor any securities commission of any jurisdiction has approved or disapproved the securities to be delivered under this document or passed upon the adequacy or accuracy of this document. Any representation to the contrary is a criminal offense. This prospectus does not constitute an offer to buy or sell, or a solicitation of an offer to buy or sell, any securities, or a solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. For the avoidance of doubt, this prospectus does not constitute an offer to buy or sell securities or a solicitation of an offer to buy or sell any securities in Brazil or a solicitation of a proxy under the laws of Brazil, and it is not intended to be, and is not, a prospectus or an offer document within the meaning of Brazilian law and the rules of the CVM. You should inform yourself about and observe any such restrictions, and none of Modal or XP accepts any liability in relation to any such restrictions.

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Cautionary Statement Concerning Forward-Looking Statements

This prospectus contains statements that constitute forward-looking statements concerning XP, Modal, the Merger (as defined herein) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial conditions, or other matters, based on current beliefs of the management of Modal, XP as well as assumptions made by, and information currently available to the management of both companies. Many of the forward-looking statements contained in this prospectus can be identified by the fact that they do not relate only to historical or current facts and may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “would,” “should,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project,” among others.

Forward-looking statements appear in a number of places in this prospectus and include, but are not limited to, statements regarding our intent, belief or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors,” and XP’s periodic public filings with the SEC, including those discussed in the section of this prospectus entitled “Risk Factors” and under “Item 3. Key Information—D. Risk Factors” in the XP 2021 Form 20-F, factors contained or incorporated by reference into such documents and in subsequent filings by XP with the SEC. These risks and uncertainties include factors relating to:

•	general economic, financial, political, demographic and business conditions in Brazil, as well as any other countries we may serve in the future and their impact on our business;

•	fluctuations in interest, inflation and exchange rates in Brazil and any other countries we may serve in the future;

•	the economic, financial, political and health effects of the ongoing coronavirus pandemic, or COVID-19, or other pandemics, epidemics and similar crises, and governmental responses thereto, particularly as such factors impact Brazil and consumer behavior and continue to cause severe, ongoing, negative macroeconomic effects, which could intensify the impacts of other risks described under “Risk Factors;”

•	competition in the financial services industry;

•	our ability to implement our business strategy;

•	our ability to adapt to the rapid pace of technological changes in the financial services industry;

•	the reliability, performance, functionality and quality of our products and services, the investment performance of investment funds managed by third parties or by our asset managers and the quality, reliability and performance of our suitability, risk management and business continuity policies and processes;

•	the availability of government authorizations on terms and conditions and within periods acceptable to us;

•	our ability to continue attracting and retaining new appropriately skilled employees;

•	our capitalization and level of indebtedness;

•	the interests of our controlling shareholders;

•	changes in government regulations applicable to the financial services industry in Brazil and elsewhere;

•	our ability to compete and conduct our business in the future;

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•	the success of our operating initiatives, including advertising and promotional efforts and new product, service and concept development by us and our competitors;

•	changes in consumer demands regarding financial products, customer experiences related to investments and technological advances, and our ability to innovate to respond to such changes;

•	changes in labor, distribution and other operating costs;

•	our compliance with, and changes to, government laws, regulations and tax matters that currently apply to us;

•	other factors that may affect our financial condition, liquidity and results of operations; and

•	other risk factors discussed under “Risk Factors” in this prospectus.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in this prospectus, and information contained in or incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

Nothing in this prospectus is intended, or is to be construed, as a profit projection or to be interpreted to mean that earnings per XP Share or Modal Share for the current or any future financial years, will necessarily match or exceed the historical published earnings per XP Share.

Modal and XP are under no obligation, and each expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise. Persons reading this document are cautioned not to place undue reliance on these forward-looking statements, which only speak as of the date hereof.

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Certain Defined Terms and Conventions Used in This Prospectus

In this prospectus, the “Company,” “we,” “us” and “our” refer to XP and its subsidiaries, unless the context otherwise requires. All references herein to the “real,” “reais” or “R$” are to the Brazilian real, the official currency of Brazil. All references to “U.S. dollars,” “dollars” or “US$” are to United States dollars, the official currency of the United States.

In addition, as used in this prospectus, the following defined terms have the following respective meanings:

“Alternative Structure” means XP shall (i) acquire all Modal Shares held by Modal Controlling Shareholder in exchange for XP Shares, and (ii) carry out a public tender offer for the acquisition of the remaining Modal Shares held by Modal Shareholders in accordance with Brazilian law. See “The Merger—Alternative Structure.”

“B3” means the B3 S.A. – Brasil, Bolsa, Balcão, or the São Paulo Stock Exchange.

“Banco XP” means Banco XP S.A.

“BDRs” means Brazilian Depositary Receipts.

“BDR Custodian” means The Bank of New York Mellon.

“BDR Depositary” means Itaú Unibanco S.A.

“BDR Settlement Date” means the date in which Modal Shareholders will receive XP Shares in the form of XP BDRs, which is expected to be              Brazilian business days after the Modal Shareholders’ Meeting.

“Brazil” means the Federative Republic of Brazil and the phrase “Brazilian government” refers to the federal government of Brazil.

“Brazilian Central Bank” means the Central Bank of Brazil (Banco Central do Brasil).

“Brazilian Corporation Law” means the Brazilian Law No. 6,404/76, as amended.

“Brazilian Holder” means a holder who resides in Brazil for Brazilian tax purposes.

“Cayman Islands Court” means the Grand Court of the Cayman Islands.

“Closing Date” means the date the Merger is expected to become effective on                 , 2022, i.e., when the Merger is expected to be consummated. However, such date is subject to change and all Modal Shareholders and XP Shareholders should consult all notices to the shareholders that such companies may issue from time to time.

“Companies Act” means the Companies Act (as amended) of the Cayman Islands.

“Cut-off Date” means the closing of the trading session on the B3 at the date of Modal Shareholders’ Meeting.

“CVM” means the Comissão de Valores Mobiliários, or the Brazilian Securities Commission.

“DTC” means The Depository Trust Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means one XP Share (in the form of XP BDRs) for            Modal Shares. This exchange ratio corresponds to up to 19,500,000 XP Shares divided by            Modal Shares outstanding immediately prior to the completion of the Merger (which excludes Modal treasury shares). The Exchange Ratio will be subject to certain adjustments, in order to reflect any share split, reverse split, share grants, dividends, interest on equity and other distribution declared by Modal or by XP up to the Closing Date.

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“FGV” means the Fundação Getulio Vargas.

“IASB” means the International Accounting Standards Board.

“IBGE” means the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística).

“IFRS” means International Financial Reporting Standards as issued by the IASB.

“Merger” means the merger of Modal with Banco XP, including the Merger of Shares and the mandatory redemption of all Banco XP preferred shares issued to shareholders of Modal.

“Merger of Shares” means the merger of Modal Shares into Banco XP through a merger of shares (incorporação de ações) under Brazilian Corporation Law, pursuant to which Modal is expected to become a wholly-owned subsidiary of Banco XP.

“Merger Proposal” means the proposed approval of the Merger Protocol and the transactions contemplated therein, including the Merger.

“Merger Protocol” means the Merger and Justification Protocol (Protocolo e Justificação) to be entered into by and among Modal and Banco XP.

“Modal” means Banco Modal S.A.

“Modal common shares” means the common shares of Modal.

“Modal Controlling Shareholder” refers to the controlling shareholder of Modal, Modal Controle Participações S.A.

“Modal preferred shares” means the preferred shares of Modal.

“Modal Record Date” means the date set by Modal, as will be set out in the call notice for the Modal Shareholders’ Meeting, for the purpose of determining shareholders entitled to vote at the Modal Shareholders’ Meeting.

“Modal Shares” means the Modal common shares and the Modal preferred shares, collectively.

“Modal Shareholders” means the shareholders of Modal.

“Modal Shareholders’ Meeting” means the special meeting of Modal Shareholders expected to be held virtually on                 , 2022, at      :00 am (Brasília time – BRT).

“Nasdaq” means the Nasdaq Global Select Market.

“Non-Brazilian Holder” means a holder deemed to not be domiciled in Brazil for Brazilian tax purposes.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholders’ Agreement” means the shareholders’ agreement entered into on November 29, 2019, among XP Controle Participações S.A., or XP Controle, General Atlantic (XP) Bermuda, L.P., or GA Bermuda, Itaú Unibanco S.A., XP Inc., XP Brazil and the companies that we control that are incorporated in Brazil, as amended from time to time.

“United States” or “U.S.” means the United States of America.

“XP” means XP Inc.

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“XP BDRs” means the Brazilian Depositary Receipts, each representing one XP Share.

“XP Shares” means the Class A common shares of XP.

“XP Shareholder” or “XP Shareholders” means the shareholders of XP.

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Presentation of Financial and Certain Other Information

Financial Statements

XP Financial Statements

The consolidated financial information of XP presented in this prospectus has been derived from the audited consolidated financial statements of XP as of December 31, 2021 and 2020, and statements of income for the years ended December 31, 2021, 2020 and 2019, and the related notes thereto, included in the XP 2021 Form 20-F (as defined herein), incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.”

We maintain our books and records in Brazilian reais, the presentation currency for our financial statements and also the functional currency of our operations in the Federative Republic of Brazil, or “Brazil.” Our annual consolidated financial statements were prepared in accordance with International Financial Reporting Standards, or “IFRS,” as issued by the International Accounting Standards Board, or the “IASB.”

Modal financial statements and data have not been included in this prospectus because the significance test was not met at the 20% level in accordance with Rule 1-02(w) of Regulation S-X.

Currency Conversions

See “Exchange Rates” for information regarding exchange rates for the Brazilian currency since January 1, 2016. Solely for the convenience of the reader, we have translated certain amounts included elsewhere in this prospectus from reais into U.S. dollars using the selling rate as reported by the Brazilian Central Bank as of December 31, 2021 of R$5.581 to US$1.00. These translations should not be considered representations that any such amounts have been, could have been or could be converted into U.S. dollars at that or at any other exchange rate.

Rounding

We have made rounding adjustments to reach some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

Market Data

This prospectus contains data related to economic conditions in the market in which we operate. The information contained in this prospectus concerning economic conditions is based on publicly available information from third-party sources that we believe to be reasonable. Market data and certain industry forecast data used in this prospectus were obtained from internal reports and studies, where appropriate, as well as estimates, market research, publicly available information (including information available from the SEC website) and industry publications. We obtained the information included or incorporated by reference in this prospectus relating to the industry in which we operate, as well as the estimates concerning market shares, through internal research, public information and publications on the industry prepared by official public sources, such as the Brazilian Central Bank, the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística), or the “IBGE,” the Institute of Applied Economic Research (Instituto de Pesquisa Econômica Aplicada), or the “IPEA,” as well as private sources, such as B3, ANBIMA, Nielsen, consulting and research companies in the Brazilian financial services industry, the Brazilian Economic Institute of FGV (Instituto Brasileiro de Economia da Fundação Getulio Vargas), or “FGV/IBRE,” among others.

Industry publications generally state that the information they include has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Although we have no reason to believe any of this information or these reports are inaccurate in any material respect and believe and act as if they are reliable, we have not independently verified it. Governmental publications and other market sources, including those referred to above, generally state that their information was obtained from recognized and reliable

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sources, but the accuracy and completeness of that information is not guaranteed. In addition, the data that we compile internally and our estimates have not been verified by an independent source. Except as disclosed in this prospectus, none of the publications, reports or other published industry sources referred to in this prospectus were commissioned by us or prepared at our request. Except as disclosed in this prospectus, we have not sought or obtained the consent of any of these sources to include such market data in this prospectus.

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Incorporation of Certain Documents by Reference

This prospectus incorporates important business and financial information about us that is not included in or delivered with the prospectus. The SEC allows us to “incorporate by reference” information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that XP files with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and any future filings that XP makes with the SEC under Sections 13(a), 13(c) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act,” until we complete the offering using this prospectus:

•	our annual report of XP on Form 20-F for the fiscal year ended December 31, 2021 filed on April 13, 2022, or the “XP 2021 Form 20-F;” and

•	our report on Form 6-K furnished to the SEC on January 7, 2022, relating to our memorandum of understanding to merge up to 100% of Modal shares.

We may also incorporate by reference any Form 6-K that XP furnishes to the SEC after the date of this prospectus and prior to the termination of this transaction by identifying in such Form 6-K that it is being incorporated by reference into this prospectus. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

All subsequent reports that XP files on Form 20-F under the Exchange Act after the date of this prospectus and prior to the termination of the transaction shall also be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

These documents are available on the SEC’s website at www.sec.gov and from other sources. You may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports and information statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

Neither XP nor Modal has authorized anyone to give any information or make any representation about the Merger Protocol and the transactions contemplated thereby or regarding either XP or Modal that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated by reference into this prospectus. If you are in a jurisdiction where offers to exchange, or solicitations of offers to exchange, the securities offered by this prospectus is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus is accurate only as of the date of this prospectus unless the information specifically indicates that another date applies.

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Where You Can Find More Information

XP Inc. has filed a registration statement on Form F-4, including the Exhibits thereto, with the SEC under the Securities Act to register the XP Shares that will be delivered to Modal Shareholders in connection with the Merger. XP may also file amendments to the registration statement. This prospectus does not contain all of the information set forth in the registration statement, and some parts have been omitted in accordance with the rules and regulations of the SEC. You should read the registration statement on Form F-4 and the Exhibits filed with the registration statement as they contain important information about XP and Modal as well as the XP Shares. Statements made in this prospectus, or in any document incorporated by reference into this prospectus, regarding the contents of any contract, agreement or other document are not necessarily complete and each such statement is qualified in its entirety by reference to that contract, agreement or other document filed as an exhibit with the SEC.

XP files annual reports on Form 20-F and furnishes reports to the SEC on Form 6-K under the rules and regulations that apply to foreign private issuers. As a foreign private issuer, XP and its shareholders are exempt from some of the reporting requirements of the Exchange Act, including the proxy solicitation rules, the rules regarding the furnishing of annual reports to shareholders and Section 16 short-swing profit reporting for officers, directors and holders of more than 10% of a company’s shares. The SEC maintains a website at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC. The reports and other information filed by XP with the SEC are also available at XP’s website at http://xpinc.com. We have included the web address of the SEC and XP as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this document.

Information that we file with or furnish to the SEC after the date of this prospectus, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus, or in any documents previously incorporated by reference, have been modified or superseded.

You may also request copies of this prospectus and other information concerning XP, without charge, from XP’s investor relations by telephone at +55 11 3075-0429 or by email at ir@xpi.com.br.

The information included on the websites of the SEC, XP or any other entity or that might be accessed through such websites is not included in this prospectus or the registration statement and is not incorporated into this prospectus or the registration statement by reference unless otherwise specifically noted herein. We are providing the information about how you can obtain certain documents that are incorporated by reference into this prospectus at these websites only for your convenience.

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Exchange Rates

The Brazilian foreign exchange system allows the purchase and sale of foreign currency and the international transfer of reais by any person or legal entity, regardless of the amount, subject to certain regulatory procedures.

The real depreciated against the U.S. dollar from mid-2011 to early 2016. In particular, during 2015, due to the poor economic conditions in Brazil, including as a result of political instability, the real depreciated at a rate that was much higher than in previous years. Overall in 2015, the real depreciated 47.0%, reaching R$3.905 per US$1.00 on December 31, 2015. In 2016, the real fluctuated significantly, primarily as a result of Brazil’s political instability, appreciating 16.5% to R$3.259 per US$1.00 on December 31, 2016. In 2017, the real depreciated 1.5% against the U.S. dollar, ending the year at an exchange rate of R$3.307 per US$1.00. In 2018, the real depreciated 17.1% against the U.S. dollar, ending the year at an exchange rate of R$3.874 per US$1.00 mainly due to the result of lower interest rates in Brazil as well as uncertainty regarding the results of the Brazilian presidential elections, which were held in October 2018. In 2019, the real depreciated an additional 4% to R$4.031 per $1.00 on December 31, 2019. In 2020, the real depreciated an additional 29% to R$5.197 per $1.00 on December 31, 2020. The real/U.S. dollar exchange rate reported by the Brazilian Central Bank was R$5.581 per $1.00 on December 31, 2021, which reflected a 7% depreciation of the real against the U.S. dollar during 2021, due primarily to the impact of the COVID-19 pandemic on the Brazilian economy. There can be no assurance that the real will not depreciate or appreciate further against the U.S. dollar. The Brazilian Central Bank has previously intervened in the foreign exchange market to attempt to control instability in foreign exchange rates. We cannot predict whether the Brazilian Central Bank or the federal government of Brazil, or the “Brazilian government” will continue to allow the real to float freely or will intervene in the exchange rate market by re-implementing a currency band system or otherwise. The real may depreciate or appreciate substantially against the U.S. dollar in the future. Furthermore, Brazilian law provides that, whenever there is a serious imbalance in Brazil’s balance of payments or there are serious reasons to foresee a serious imbalance, temporary restrictions may be imposed on remittances of foreign capital abroad. We cannot assure you that the Brazilian government will not place restrictions on remittances of foreign capital abroad in the future.

The following table sets forth, for the periods indicated, the high, low, average and period-end exchange rates for the purchase of U.S. dollars expressed in Brazilian reais per U.S. dollar. The average rate is calculated by using the average of reported exchange rates by the Brazilian Central Bank on each business day during a monthly period and on the last day of each month during an annual period, as applicable. As of April 29, 2022, the exchange rate for the purchase of U.S. dollars as reported by the Brazilian Central Bank was R$4.919 per US$1.00.

Year	Period-end	Average(1)	Low	High
2017	3.307	3.193	3.051	3.381
2018	3.874	3.656	3.139	4.188
2019	4.031	3.946	3.652	4.260
2020	5.197	5.158	4.021	5.937
2021	5.581	5.396	4.921	5.840

Month	Period-end	Average(2)	Low	High
October 2021	5.643	5.540	5.391	5.712
November 2021	5.620	5.557	5.417	5.669
December 2021	5.581	5.651	5.556	5.737
January 2022	5.357	5.534	5.357	5.704
February 2022	5.139	5.197	5.014	5.328
March 2022	4.738	5.055	4.921	5.135
April 2022	4.919	4.758	4.618	5.017

Source: Brazilian Central Bank.

(1)	Represents the average of the exchange rates on the closing of each business day during the year.

(2)	Represents the average of the exchange rates on the closing of each business day during the month.

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Questions and Answers About the Merger

The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger Protocol, the transactions contemplated thereby and the Modal Shareholders’ Meeting called to vote on the Merger. These questions and answers only highlight some of the information contained in this prospectus and may not contain all of the information that is important to you. Please further refer to the section of this prospectus entitled “Summary” and the more detailed information contained elsewhere in this prospectus, the Exhibits to this prospectus and the documents referred to in this prospectus, which you should read carefully and in their entirety. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions under the section of this prospectus entitled “Where You Can Find More Information.”

Questions and Answers About the Merger

Q:	What is the proposed Merger, why is XP proposing it and what will happen to Modal as a result of the Merger?

A:	On January 6, 2022, we entered into a memorandum of understanding to merge Modal with Banco XP through certain corporate acts pursuant to which Banco XP will deliver newly issued XP Inc. Class A shares (in the form of XP BDRs) to shareholders of Modal, pursuant to the Exchange Ratio.

The Merger will be implemented through the merger of Modal Shares into Banco XP through a merger of shares (incorporação de ações) under Brazilian Corporation Law, pursuant to which Modal is expected to become a wholly-owned subsidiary of Banco XP.

The Merger of Shares is subject to certain conditions precedent, as further described below, including the approval of the Merger by Modal’s and Banco XP’s shareholders and approvals by CADE and the Brazilian Central Bank. The Merger of Shares will consist of (i) the contribution of Modal Shares to Banco XP in exchange for preferred and mandatorily redeemable Banco XP shares to Modal Shareholders, or the “Redeemable Shares,” and, subsequently and on the same act, (ii) the redemption of the Redeemable Shares for XP Shares (in the form of XP BDRs) to Modal Shareholders. A merger of shares under Brazilian Corporation Law is a corporate reorganization whereby a company merges all the shares of another company, which becomes a wholly-owned subsidiary of the merging company. As opposed to a customary merger, the merger of shares does not cause the termination or extinction of the company whose shares are merged, and it continues to hold the same rights, obligations (including contractual and non-contractual obligations) and liabilities held by it prior to the merger of its shares.

Unless the Alternative Structure is implemented (as defined herein), following the completion of the Merger, Modal Shareholders will hold XP Shares (in the form of XP BDRs), pursuant to the Exchange Ratio, all Modal Shares will be merged by Banco XP and Modal will become a wholly-owned subsidiary of Banco XP. Modal will be deregistered from the CVM and the Modal Shares will be delisted from the B3. As a result, Modal will no longer file or make submissions with the CVM or B3. XP will continue to be registered under the Exchange Act and will continue to file Annual Reports on Form 20-F with the SEC and make submissions to the SEC on Form 6- K. In addition, XP Shares will continue to be listed on the Nasdaq and the XP BDRs will continue to be registered with the CVM and listed on the B3. Based on the number of Modal Shares as of the date of this prospectus, it is anticipated that, upon effectiveness of the Merger, the Modal Shareholders are expected to own approximately           % of XP’s total issued share capital and approximately           % of XP’s total voting rights, both on a fully diluted basis. For more information on the Alternative Structure, see “The Merger—Alternative Structure.”

In the course of reaching their decisions to approve the Merger Protocol, the Merger and all of the other transactions and documents contemplated by the Merger, the board of directors of each Modal and XP considered a number of important factors in their separate deliberations. For more details on these factors, see the sections of this prospectus entitled “Summary—Reasons for the Merger” and “The Merger—Modal’s Reasons for the Merger.”

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Q:	What is this document?

A:	This document, which we refer to as the prospectus:

•	serves as a prospectus of XP in connection with the exchange of Modal Shares for XP Shares (in the form of XP BDRs), pursuant to the terms of the Merger Protocol;

•	informs Modal Shareholders of the terms and conditions of the Merger; and

•	provides Modal Shareholders with important details about XP and their rights as potential XP Shareholders (including as holders of XP BDRs).

Q:	Why did I receive this prospectus?

A:	You are receiving this prospectus because as a shareholder of Modal, (i) you may be entitled to vote at the Modal Shareholders’ Meeting to approve the Merger, and (ii) due to the Merger, you may receive XP Shares (in the form of XP BDRs). This document serves as a prospectus of XP in connection with the exchange of Modal Shares for XP Shares (in the form of XP BDRs), pursuant to the terms of the Merger Protocol. In order to complete the Merger, among other things, a majority of Modal Shareholders must approve the Merger. This document contains important information about the Merger, and you should read it carefully and in its entirety.

Q:	What is the Exchange Ratio?

A:	The Exchange Ratio is expected to be of one XP Share (in the form of XP BDRs) for Modal Shares. This exchange ratio corresponds to up to 19,500,000 XP Shares divided by Modal Shares outstanding immediately prior to the completion of the Merger (which excludes Modal treasury shares), subject to certain adjustments.

Q:	What will Modal Shareholders receive from the Merger?

A:	Pursuant to the terms and subject to the conditions set forth in the Merger Protocol, upon the completion of the Merger, the Modal Controlling Shareholder and the remaining Modal Shareholders, which may be Brazilian or non-Brazilian residents, will receive XP Shares (in the form of XP BDRs) in the Merger, as consideration from Banco XP in exchange for the Redeemable Shares. In order to receive XP Shares (in the form of XP BDRs) subject to the conditions described in this prospectus, you must be a Modal Shareholder on the Cut-off Date. Modal Shareholders who receive BDRs and who wish to cancel their BDRs and receive the XP Shares represented thereby may inform their broker of such intention at any time after the completion of the Merger. Modal Shareholders must consult their respective brokers in order to assess the required documents and relevant fees in connection with the cancellation of the XP BDRs to receive the XP Shares represented thereby. Each XP Share (in the form of XP BDRs) to be delivered and outstanding upon the completion of the Merger will be a validly issued, allotted and fully paid-up XP Share (in the form of XP BDRs), subject to approval of the Merger at the Modal Shareholders’ Meeting. See “Summary—Receipt of XP Shares (in the form of XP BDRs)” and “The Merger—Receipt of XP Shares (in the form of XP BDRs).”

Modal Shareholders that have not voted at the Modal Shareholders’ Meeting or voted against the Merger will be entitled to withdrawal rights, in accordance with Article 137 of the Brazilian Corporation Law. In order to be entitled to such withdrawal rights, Modal Shareholders shall satisfy certain requirements under the Brazilian Corporation Law, including the continuous holding of their Modal Shares since January 6, 2022. For more information, see “The Modal Shareholders’ Meeting—Withdrawal Rights” and “The Merger—Withdrawal Rights for Modal Shareholders.”

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Q:	Can I sell my Modal Shares during the period for the exercise of withdrawal rights?

A:	Unless the Alternative Structure is implemented (as defined herein), and during the withdrawal rights exercise period, the Modal Shares will continue to be listed on B3 and will be eligible for trading over the B3 under its existing ticker symbol. However, if you exercise your withdrawal rights, you will not be allowed to trade your Modal Shares as they will be redeemed and cancelled by Modal upon payment of the corresponding withdrawal consideration.

Q:	What percentage ownership will former Modal Shareholders hold in XP upon effectiveness of the Merger?

A:	Unless the Alternative Structure is implemented (as defined herein), upon effectiveness of the Merger, all Modal Shares will be merged by Banco XP and Modal will become a wholly-owned subsidiary of Banco XP. Based on the number of Modal Shares, it is anticipated that, upon effectiveness of the Merger, former Modal Shareholders are expected to own approximately % of XP’s total issued share capital and approximately % of XP’s total voting rights, both on a fully diluted basis. For more information on the Alternative Structure, see “The Merger—Alternative Structure.”

Q:	When do you expect the Merger to be completed?

A:	The Merger will be submitted for approval at the Modal Shareholders’ Meeting, or the “Modal Merger Approval.” Since the Merger is subject to certain closing conditions, including regulatory approvals, we are unable to accurately estimate when it will be completed, but we expect it to be completed by , 2022. The Merger is expected to become effective on the Closing Date, as defined herein.

Q:	Are there risks associated with the Merger?

A:	Yes. There are a number of risks related to the Merger that are discussed in this prospectus and in the other documents incorporated by reference into this prospectus. In evaluating the Merger, before making any decision on whether and how to vote, you are urged to read carefully and in its entirety this prospectus, in particular the section entitled “Risk Factors.”

Q:	What happens if the Merger is not completed?

A.	If the Merger is not completed, then the parties shall implement the “Alternative Structure,” pursuant to which, XP shall (i) acquire all Modal Shares held by Modal Controlling Shareholder in exchange for XP Shares, in a stock for stock transaction, and (ii) carry out a public tender offer for the acquisition of the remaining Modal Shares held by Modal Shareholders in accordance with Brazilian law. For more information on the terms and conditions of the Alternative Structure, see “The Merger—Alternative Structure.”

Q:	What conditions must be satisfied to complete the Merger?

A:	The completion of the Merger is subject to certain conditions precedent, including:

•	the approval of the Merger Proposal at the Modal Shareholders’ Meeting and at Banco XP’s shareholders meeting;

•	the approval of the Merger by Brazil’s Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica), or CADE;”

•	the approval of the Merger by the Brazilian Central Bank;

•	the absence of any law or order prohibiting or enjoining the consummation of the Merger;

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•	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC;

•	Modal shall (i) have obtained the respective third-party consents of its agreements currently in force and there will not be material obligations that may have declared their early termination (or other incident penalties) due to the Merger, or the Obligations Subject to Early Termination; or (ii) have liquidated all its Obligations Subject to Early Termination; or (iii) have cash representing 100% of the necessary amount to liquidate all the Obligations Subject to Early Termination (including any incident penalties); and

•	other customary conditions precedent for transactions of this type.

For more information on the conditions precedent of the Merger, see “The Merger—Conditions Precedent.”

Q:	Are the Modal Shares, the XP Shares and the XP BDRs traded on any stock exchange?

A:	The Modal Shares are listed on the B3 in the form of units comprised of one Modal common share and two Modal preferred shares under the symbol “MODL11.” The XP Shares are listed on the Nasdaq under the symbol “XP” and the XP BDRs are listed on the B3 under the symbol “XPBR31.”

Q:	Will the XP Shares (in the form of XP BDRs) to be issued to me at the completion of the Merger be traded on an exchange?

A:	If the Merger is consummated, the Modal Controlling Shareholder and the remaining Modal Shareholders shall receive the applicable number of XP Shares (in the form of XP BDRs), in accordance with the Merger Protocol.

The XP Shares are listed on the Nasdaq under the symbol “XP” and the XP BDRs are listed on the B3 under the symbol “XPBR31.” XP Shares (in the form of XP BDRs) received by the Modal Controlling Shareholder will also be registered under the Securities Act and be freely transferable under the Securities Act after the lock-up period (which is subject to certain exceptions) pursuant to which: (i) 15% of the XP Shares received by the Modal Controlling Shareholders will be released each year during the period starting on the date that is two years following the Closing Date and ending on the date that is four years following the Closing Date; and (ii) the remaining XP Shares received by the Modal Controlling Shareholders will be released on the date that is five years following the Closing Date. The XP BDRs will not be registered under the Securities Act.

Q:	How do I elect to receive XP Shares instead of XP BDRs?

A:	At any time after the Closing Date, a holder of XP BDR that wants to receive XP Shares may request the cancellation of all or a portion of its XP BDRs by (a) instructing its broker or custodian operating in Brazil to cancel its XP BDRs with the BDR Depositary and (b) delivering evidence that all fees and potential taxes due in connection with this service were duly paid, as set forth in the deposit agreement. The cancellation instruction to the broker or custodian must include an appropriate brokerage account outside of Brazil to receive the underlying XP Shares.

Q:	Will I have voting rights as a holder of XP Shares (in the form of XP BDRs)?

A:	Yes, each XP Share (including XP Shares held in the form of XP BDRs) is entitled to one vote. The procedure for voting if you hold XP BDRs may be different. For more information, see “Comparison of the Rights of XP Shareholders and Modal Shareholders—Certain Rights of XP BDRs.”

Q:	Will I have the right to receive dividends as a holder of XP Shares (in the form of XP BDRs)?

A:	Yes. Each XP Share (including XP Shares in the form of XP BDRs) is entitled to receive dividends, if and when approved by XP. A holder of an XP Share (including XP Shares in the form of XP BDRs) is entitled to receive the same amount of dividends per share as a holder of XP Shares. For further information on

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dividends, see “Comparison of the Rights of XP Shareholders and Modal Shareholders— Dividends, Repurchases and Redemptions.”

Q:	What are the U.S. federal income tax consequences of the Merger?

A:	For more information on U.S. federal income tax considerations, see “Material Tax Considerations—Material U.S. Federal Income Tax Considerations.”

Q:	What are the Brazilian income tax consequences of the Merger?

A:	For more information on Brazilian taxation considerations, see “Material Tax Considerations—Material Brazilian Tax Considerations.”

Q:	What will be the accounting treatment of the Merger?

A:	In accordance with IFRS, XP Inc will account for the Merger as a business combination applying the acquisition method of accounting with XP Inc as the acquirer. For a more detailed discussion of the accounting treatment of the Merger, see the section entitled “The Merger—Accounting Treatment of the Merger”.

Q: What will happen to Modal following the Closing Date?

A:	Following the completion of the Merger, Modal will be a wholly-owned subsidiary of Banco XP. Modal will be deregistered from the CVM and the Modal Shares will be delisted from the B3. As a result, Modal will no longer file or make submissions with the CVM or B3.

At the time of deregistration and delisting following the completion of the Merger, former Modal Shareholders will have received XP Shares (in the form of XP BDRs) and Banco XP will be the sole shareholder of Modal. XP will continue to be registered under the Exchange Act and will continue to file Annual Reports on Form 20-F with the SEC and make submissions to the SEC on Form 6- K. In addition, XP Shares will continue to be listed on the Nasdaq and the XP BDRs will be registered with the CVM and listed on the B3. Based on the number of Modal Shares as of the date of this prospectus, it is anticipated that, upon effectiveness of the Merger, the Modal Shareholders are expected to own approximately           % of XP’s total issued share capital and approximately           % of XP’s total voting rights, both on a fully diluted basis.

If the parties fail to complete the Merger of Shares, then Banco XP shall implement the Alternative Structure. For more information on the terms and conditions of the Alternative Structure, see “The Merger—Alternative Structure.”

Questions and Answers about the Modal Shareholders’ Meeting

Q:	When and where will the Modal Shareholders’ Meeting be held?

A:	The Modal Shareholders’ Meeting is scheduled to be held virtually, through an electronic platform, on , 2022.

Q:	What matters will be voted on at the Modal Shareholders’ Meeting?

A:	The Modal Shareholders will be asked to consider and vote, among other things, on the following resolutions at the Modal Shareholders’ Meeting:

•	to ratify the appointment of the appraisers in connection with the Merger;

•	to approve the Merger, which involves (i) the Merger of Shares, so that Banco XP becomes the sole shareholder of Modal by virtue of such Merger of Shares; and (ii) the subsequent delivery of the

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Redeemable Shares to Modal Shareholders, which will be redeemed on the same date of their delivery in exchange for XP Shares (in the form of XP BDRs);

•	to approve the execution of the Merger Protocol;

•	to waive the obligation that Banco XP be listed on B3’s Novo Mercado listing segment after the implementation of the Merger;

•	to authorize Modal’s management to conduct all necessary acts and to execute the necessary documents in connection with the Merger; and

•	related resolutions.

See “The Modal Shareholders’ Meeting” for more information.

The Modal Shareholders’ Meeting is expected to be held as specified in the call notice dated                 , 2022.

Q:	Who is entitled to vote the Modal Shares at the Modal Shareholders’ Meeting?

A:	Modal Shareholders as of the Modal Record Date may (i) attend the virtual meeting and vote in person; or (ii) appoint a proxy holder to vote on their behalf.

Q:	Are any Modal Shareholders already committed to vote in favor of the proposal to approve the Merger?

A:	Yes. In accordance with the Merger Protocol, the Modal Controlling Shareholder undertook to vote in favor of the corporate resolutions required to approve the Merger, subject to applicable Brazilian law and B3 regulation.

Q:	When will the Modal Shareholders’ Meeting be considered convened and the resolutions at such meeting validly adopted?

A:	The quorum required to hold the Modal Shareholders’ Meeting is 66.66% of the voting capital stock on first call, provided that, if the required quorum is not reached, the Modal Shareholders’ Meeting may be held on second call with any number of shareholders present.

After the Modal Shareholders’ Meeting is convened, pursuant to Modal’s bylaws, approval of the Merger at such extraordinary general meeting requires the affirmative vote of Modal Shareholders attending a shareholders’ meeting and representing (i) a majority of the capital stock of Modal, and (ii) a majority of the Modal Shares in the free float. For more information, see “The Modal Shareholders’ Meeting—Required Vote.”

Q:	How do I vote my Modal Shares?

A:	If you are a Modal Shareholder entitled to attend and vote at the Modal Shareholders’ Meeting, you must either (i) attend the virtual meeting and vote in person; or (ii) appoint a proxy to vote on your behalf. Neither XP nor Modal is asking you for a proxy, and you are requested not to send XP or Modal a proxy.

Voting procedures will be available on the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

Q:	When will I receive my XP Shares (in the form of XP BDRs)?

A:	The XP Shares (in the form of XP BDRs) will be delivered to Modal Shareholders in connection with the Merger as promptly as practicable on or after the Closing Date of the Merger. The dates on which you will

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receive your XP Shares (in the form of XP BDRs) are expected to be set forth in the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

Q:	How can I attend the Modal Shareholders’ Meeting in person?

A:	The Modal Shareholders’ Meeting is scheduled to be held virtually, through an electronic platform, on , 2022. If you are a Modal Shareholder and you wish to attend the Modal Shareholders’ Meeting in person, you must follow the instructions contained in section of this prospectus entitled “The Modal Shareholders’ Meeting—Manner of Voting.”

Q:	What happens if I do not vote or if I vote against the Merger?

A:	You will be entitled to exercise withdrawal rights as provided under Article 137 of the Brazilian Corporation Law. Under Brazilian law, withdrawal rights are akin to appraisal or dissenters’ rights in that they permit shareholders to receive a fixed amount of cash in exchange for each Modal Share calculated on the basis of the book value per share of Modal’s shareholders’ equity, subject to the conditions set forth below and described in further detail herein. Other than the withdrawal rights described herein, you do not have appraisal or dissenters’ rights under Brazilian law.

In order to exercise such withdrawal rights, Modal Shareholders must give notice thereof within 30 days following the publication of the Modal Merger Approval in the “Monitor Mercantil” newspaper. Publication is expected to occur within one week of the Modal Shareholders’ Meeting.

The amount payable as reimbursement for the value of the Modal Shares will correspond to the book value of shareholders’ equity per share of Modal on           , according to Modal’s financial statements approved at the annual general shareholders meeting held on            , without prejudice to the right of such holders to request the preparation of a special balance sheet. Modal Shareholders that exercise their withdrawal rights will receive the cash amount within             days from the end of the withdrawal rights exercise period.

If you do not exercise your withdrawal rights as a shareholder of Modal within 30 days of the publication of the Modal Merger Approval and following the consummation of the Merger, you will automatically receive XP Shares (in the form of XP BDRs) according to the Exchange Ratio, provided that you hold such Modal Shares through the Cut-off Date.

See “The Modal Shareholders’ Meeting—Withdrawal Rights” and “The Merger—Withdrawal Rights for Modal Shareholders.”

Q:	Do any of Modal’s directors or executive officers have interests in the Merger that may differ from those of other shareholders?

A:	There are Modal’s directors and/or executive officers who are Modal Shareholders and will be entitled to vote on the Modal Shareholders’ Meeting since none of those Modal directors and/or executive officers has interests in the Merger that may differ from those of other shareholders.

Q:	What should I do now as a Modal Shareholder?

A:	You are urged to carefully read this prospectus, including its appendices. You may also want to review the documents referenced under “Where You Can Find More Information” and consult with your accounting, legal and tax advisors. You are also urged to read the information that will be made available in the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto. Once you have considered all relevant information, you are encouraged to vote in person or by proxy.

Q:	Who can help answer my questions?

A:	The information provided above in the question-and-answer format is for your convenience only and is merely a summary of some of the information contained in this prospectus. You should read carefully the

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entire prospectus, including the information in the exhibits to the registration statement of which this prospectus is a part. See the section of prospectus entitled “Where You Can Find More Information.”

If you have any further questions about the Merger or if you need additional copies of this prospectus, please contact XP’s investor relations by telephone at +55 11 3075-0429 or by email at ir@xpi.com.br.

Q:	Where can I find more information about XP and Modal?

A:	You can find more information about XP and Modal in the documents described under “Where You Can Find More Information.”

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Summary

The following is a summary that highlights information contained in this prospectus. This summary may not contain all the information that is important to you. For a more complete description of the Merger and the Merger Protocol, we encourage you to read carefully this entire prospectus, including the Exhibits to the registration statement of which this prospectus is a part. In addition, we encourage you to read the information incorporated by reference into this prospectus, which includes important business and financial information about XP that has been filed with the SEC. You may obtain the information incorporated by reference into this prospectus without charge by following the instructions in the section of this prospectus entitled “Where You Can Find More Information.”

The Parties

XP

XP is a leading, technology-driven platform and a trusted provider of low-fee financial products and services in Brazil. We have developed a mission-driven culture and a revolutionary business model that we believe provide us with strong competitive advantages in our market. We use these to disintermediate the legacy models of traditional financial institutions by educating new classes of investors, democratizing access to a wider range of financial services, developing new financial products and technology applications to empower our clients, and providing what we believe is the highest-quality customer service experience in the industry in Brazil. We believe we have established ourselves as the leading alternative to the traditional banks, with a large ecosystem of retail investors, institutions and corporate issuers in local and international markets, with offices in Brazil, New York, Miami, London, Lisbon and Geneva.

Our revolutionary XP Model has been developed over the course of our evolution and enables us to go to market in a very different way from the legacy models of the large traditional financial institutions. We believe our model provides us with a unique value proposition for our clients and partners and has enabled us to instill trust in the XP brands and begin to change the way investment services are sold in Brazil. This proprietary approach incorporates a unique combination of capabilities, services and technologies to deliver a highly differentiated and integrated client experience, with significant operating efficiency advantages that have enabled us to scale and grow profitably.

Our technology-driven business model is asset-light and highly scalable. This enables us to generate scale efficiencies from increases in total AUC. We conduct most of our business online and through mobile applications and emphasize operational efficiency and profitability throughout our operations. These operating efficiencies enable us to generate strong cash flow in various market conditions, allowing us to continue investing in the growth of our business. Our business requires minimal capital expenditures to facilitate growth, with expenditures amounting to 2.9% for the year ended December 31, 2021, a decrease from 3.6% of net revenues in 2020.

The business carried out by XP will not be impacted by the Merger, and it will remain the same as the business currently carried out by XP prior to the Merger. The business carried out by Modal will not be impacted by the Merger, and it will remain the same as the business currently carried out by Modal prior to the Merger. Unless the Alternative Structure is implemented (as defined herein), following the effectiveness of the Merger, Modal will become a wholly-owned subsidiary of Banco XP. The XP 2021 Form 20-F includes consolidated information on the XP group. See “Where You Can Find More Information” for additional information on Modal.

We are an exempted company incorporated under the laws of the Cayman Islands on August 29, 2019. Our legal name is XP Inc. and our commercial name is “XP.” Our principal executive offices are located at Av. Chedid Jafet, 75, Torre Sul, 30th floor, Vila Olímpia – São Paulo, Brazil 04551-065. Our telephone number at this address is +55 (11) 3075-0429, and our investors relation e-mail is ir@xpi.com.br. Our website is www.xpinc.com. In addition, the SEC maintains a website that contains information which XP has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

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Modal

Modal was incorporated on July 29, 1980, as a corporation (sociedade anônima) organized under the laws of Brazil. We believe Modal is one of the leading investment platforms in Brazil, being one of the first to combine a complete variety of investment products with digital banking, all integrated in the same place with the support of our purpose-built technological architecture.

Modal’s business model incorporates traditional banking and investments products into a digital platform that includes financial educational content and qualified financial advice to individual customers based on their risk profile and their level of knowledge with respect to banking, financial investments, and capital markets. This business model is in line with Modal’s purpose of not only democratizing access to investment products, offering more than an open platform of products, with improved usability and content, but also providing customized financial advice. Through this approach, Modal seeks to understand the needs and demands of its customers to better help them in their investment decisions. Modal offers diversified educational tools, investment, and financial planning solutions for a comprehensive range of customers, including retail investors with different levels of sophistication, independent financial advisors, investment consultants and family offices.

Modal offers complementary services and exclusive products in its digital platform, such as: (i) a wide range of products (such as structured notes, investment funds, credit operations, among others) originated and/or distributed by Credit Suisse Brazil, an entity forming part of one of the largest wealth management banking groups in the world; (ii) banking as a service through Modal as a Service (i.e., the provision of the infrastructure required to non-banks to operationalize financial services and solutions to their clients); (iii) financial and education content through Eleven, an important independent research company in Brazil; (iv) a complete educational platform to attract, engage and educate customers on a game-focused educational journey (through Investir Juntos); and (v) tailored support to train and develop the independent financial advisors’ sales forces (through Proseek, its vertical specialized in the training of professionals for the financial market).

Modal’s legal name is Banco Modal S.A. and its commercial name is “Modal.” Modal’s registered office and principal executive office is located at Praia de Botafogo, 501, 5th floor, Bldg. 01, Botafogo, city of Rio de Janeiro, state of Rio de Janeiro, 22250-040, Brazil. The Modal investor relations department is located at its São Paulo office, at Av. Pres. Juscelino Kubitschek, 1455, 3rd floor, city of São Paulo, state of São Paulo, 04543-011, Brazil. The phone number of Modal’s investor relations department is +55 (11) 3525-6600, the e-mail is ri@modal.com.br and the website is http://ri.modal.com.br.

Risk Factors

The Merger contemplated by the Merger Protocol involves risks, some of which are related to such transactions themselves and others of which are related to the businesses of XP and Modal and ownership of XP Shares following the completion of the Merger, assuming it is completed. In considering the Merger contemplated by the Merger Protocol, you should carefully consider the information about these risks set forth under the section of this prospectus entitled “Risk Factors” together with the other information included in or incorporated by reference into this prospectus.

The Merger and the Merger Protocol

XP is a “foreign private issuer” in accordance with Rule 405 of the Securities Act. XP Shares are registered with the SEC and listed on the Nasdaq under the ticker symbol “XP.”

The Merger will consist of a merger of Modal with Banco XP, through a merger of shares (incorporação de ações) under Brazilian law, pursuant to which the Modal Controlling Shareholder and the remaining Modal Shareholders will receive XP Shares (in the form of XP BDRs) in exchange for their Modal Shares, as consideration from Banco XP in exchange for the Redeemable Shares. Unless the Alternative Structure is implemented (as defined herein), following the completion of the Merger, Modal will become a wholly-owned subsidiary of Banco XP and Modal Shareholders will hold XP Shares (in the form of XP BDRs), pursuant to the Exchange Ratio, as further

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described in this prospectus. It is anticipated that, upon effectiveness of the Merger, former Modal Shareholders will own approximately           % of XP on a fully diluted basis.

Modal Shareholders who receive XP Shares (in the form of XP BDRs) and who wish to cancel their XP BDRs and receive the XP Shares represented thereby may inform their broker of such intention at any time after the completion of the Merger.

Subject to the terms and conditions of the Merger Protocol between Modal and XP, the Merger is expected to become effective on the Closing Date. The Merger is being proposed by XP with the aim to continue to grow its open investment platform presence. XP believes that the synergies that will result from the Merger will accelerate the process of disrupting the Brazilian financial markets, promoting an increase in, and continuing to facilitate consumer access to, investment products.

The terms and conditions of the contemplated Merger are contained in the Merger Protocol, and the Merger Protocol is described in this prospectus and included as an Exhibit to the registration statement of which this prospectus forms a part. You are encouraged to read the Merger Protocol carefully, as it is the legal document that governs the Merger. All descriptions in this summary and in this prospectus of the terms and conditions of the Merger are qualified in their entirety by reference to the Merger Protocol.

The Modal Shareholders’ Meeting

Date, Time and Place of the Modal Shareholders’ Meeting

The Modal Shareholders’ Meeting is scheduled to be held virtually, through an electronic platform, on                 , 2022. The time and place of the Modal Shareholders’ Meeting will be informed in the call notice of the Modal Shareholders’ Meeting.

Record Date; Shares Entitled to Vote

Only Modal Shareholders at the Modal Record Date are entitled to vote at the Modal Shareholders’ Meeting.

Quorum

The quorum required to hold the Modal Shareholders’ Meeting is 66.66% of the voting capital stock on first call, provided that, if the required quorum is not reached, the Modal Shareholders’ Meeting may be held on second call with any number of shareholders present.

Required Vote

Approval of the Merger Protocol and the transactions contemplated therein, including the Merger, or the “Merger Proposal,” requires the affirmative vote of Modal Shareholders attending a shareholders’ meeting and representing (i) a majority of the capital stock of Modal, and (ii) a majority of the Modal Shares in the free float. Votes to abstain will have the same effect as votes “AGAINST” the approval of the Merger Proposal. “Votes cast” means the votes actually cast “FOR” or “AGAINST” a particular proposal, whether virtually or by proxy. An abstention will not constitute a vote cast.

As of the close of business of                , 2022, Modal Controlling Shareholder held Modal Shares representing approximately           % of the total capital stock of Modal. In accordance with the Merger Protocol, the Modal Controlling Shareholder undertook, as limited by the Brazilian law and B3 regulations, obligations to vote in favor of the corporate resolutions required to approve the Merger.

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Virtual Meeting

The Modal Shareholders’ Meeting will be a completely virtual meeting of shareholders, conducted solely online. You will be able to attend and participate in the Modal Shareholders’ Meeting online. There is no physical location for the Modal Shareholders’ Meeting. If you plan to attend the Modal Shareholders’ Meeting virtually on the Internet, you must register in advance by following the instructions contained in sections of this prospectus entitled “The Modal Shareholders’ Meeting—Manner of Voting.”

Additional Information

For additional information, see the section of this prospectus entitled “The Modal Shareholders’ Meeting.”

Receipt of XP Shares (in the form of XP BDRs)

Pursuant to the terms and subject to the conditions set forth in the Merger Protocol, upon the completion of the Merger, Modal Shareholders on the Cut-off Date will have the right to receive one XP Share (in the form of XP BDRs) for            Modal Shares as consideration from Banco XP in exchange for the Redeemable Shares. This exchange ratio corresponds to up to 19,500,000 XP Shares divided by            Modal Shares outstanding immediately prior to the completion of the Merger (which excludes Modal treasury shares). Subject to satisfaction of the conditions precedent to the Merger, the Modal Controlling Shareholder and the remaining Modal Shareholders, which may be Brazilian or non-Brazilian residents, will receive in the Merger XP Shares (in the form of XP BDRs). The Modal Shareholders who receive BDRs and who wish to cancel their BDRs and receive the XP Shares represented thereby may inform their broker, and such broker in turn informs the BDR Depositary, of such intention at any time after the completion of the Merger. Modal Shareholders must consult their respective brokers in order to assess the required documents and relevant fees in connection with the cancellation of the XP BDRs to receive the XP Shares represented thereby.

The procedures for the receipt of the XP Shares (in the form of XP BDRs) (and further cancellation of such XP BDRs after the completion of the Merger, if Modal Shareholders so intend to do so) are expected to be set forth in the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

No fractions of XP Shares or XP BDRs will be distributed. Following the Merger, XP Shares underlying fractional entitlements to XP BDRs will be grouped into whole numbers for issuance of XP BDRs to be sold on the open market managed by B3. The gross proceeds from the sale of the XP BDRs will be distributed on a pro rata basis to the former Modal Shareholders who held the right to receive fractional XP BDRs. No additional consideration in cash or in kind will be paid by XP or Banco XP to Modal Shareholders in connection with the Merger. See also “The Merger—Overview.”

Exchange Ratio for Modal Shareholders

The Exchange Ratio is expected to be of one XP Share (in the form of XP BDRs) for            Modal Shares. This exchange ratio corresponds to up to 19,500,000 XP Shares divided by            Modal Shares outstanding immediately prior to the completion of the Merger (which excludes Modal treasury shares). See the section of this prospectus entitled “The Merger—Overview.”

Reasons for the Merger

The board of directors of XP considered a number of factors in making its determination that the terms and conditions of the Merger Protocol are fair and the Merger is in the best interests of XP and its shareholders.

After careful consideration of the business, assets and strategic direction of Modal, the XP board of directors approved the execution of the Merger Protocol.

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The board of directors of Modal considered a number of factors in making its determination that           . After careful consideration, the Modal board of directors            .

For more information on the reasons underlying the decision by the board of directors of XP and Modal, respectively, to approve the Merger, see the sections of this prospectus entitled “The Merger—XP’s Reasons for the Merger” and “The Merger—Modal’s Reasons for the Merger.”

Withdrawal Rights for Modal Shareholders

Assuming that the Merger is approved, individuals and legal entities who are Modal Shareholders from                 , 2022 and who still own Modal Shares until the exercise of their withdrawal rights and did not vote in favor of the Merger (including those that were absent from the relevant shareholders’ meeting) at the Modal Shareholders’ Meeting are entitled to withdrawal rights in connection with the Merger. The exercise of the withdrawal right by Modal Shareholders will be carried out against the delivery of their Modal Shares to Modal, which will be cancelled by Modal upon payment of the corresponding withdrawal consideration.

The amount payable as reimbursement for the value of the Modal Shares will correspond to the book value of shareholders’ equity per share of Modal on           , according to Modal’s financial statements approved at the annual general shareholders meeting held on           , without prejudice to the right of such holders to request the preparation of a special balance sheet. Modal Shareholders that exercise their withdrawal rights will receive the cash amount on within           days from the end of the withdrawal rights exercise period.

If you do not exercise your withdrawal rights as a shareholder of Modal within 30 days of the publication of the Modal Merger Approval and following the consummation of the Merger, you will automatically receive the XP Shares (in the form of XP BDRs) according to the Exchange Ratio, provided that you hold such Modal Shares through the Cut-off Date. See “The Modal Shareholders’ Meeting—Withdrawal Rights” and “The Merger—Withdrawal Rights for Modal Shareholders.”

Conditions Precedent That Must Be Satisfied or Waived for the Merger to Occur

The completion of the Merger is subject to, among others, the approval of the Merger Proposal at the Modal Shareholders’ Meeting, the approval of the transaction by CADE and by the Brazilian Central Bank. For more information on the conditions precedent of the Merger, see “The Merger—Conditions Precedent.”

Material U.S. Tax Considerations

The receipt of XP Shares (in the form of XP BDRs) in exchange for Modal Shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a Modal shareholder that is a U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations” below) will recognize taxable gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the value of the XP Shares (in the form of XP BDRs) received in the Merger and (ii) such U.S. holder’s adjusted tax basis in the Modal Shares exchanged therefor. Subject to application of the “PFIC” rules discussed below, any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. holder held its Modal Shares for more than one year (and short-term capital gain or loss otherwise). The deductibility of capital losses is subject to limitations.

U.S. holders of Modal Shares are urged to read the discussion below under “Material U.S. Federal Income Tax Considerations” and to consult their own tax advisors as to the particular U.S. federal income tax considerations of the Merger to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws.

TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO EACH HOLDER OF MODAL SHARES MAY DEPEND ON SUCH HOLDER’S PARTICULAR FACTS AND CIRCUMSTANCES. MODAL SHAREHOLDERS ARE URGED TO

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CONSULT THEIR TAX ADVISORS IN ADVANCE TO UNDERSTAND FULLY THE TAX CONSEQUENCES TO THEM OF THE MERGER.

Brazilian Taxation

Brazilian holders of Modal Shares are urged to read the discussion below under “Material Tax Considerations—Material Brazilian Tax Considerations” and to consult their own tax advisors as to the particular Brazilian income tax considerations of the Merger to them.

Accounting Treatment of the Merger

In accordance with IFRS, XP Inc will account for the Merger as a business combination applying the acquisition method of accounting with XP Inc as the acquirer. For a more detailed discussion of the accounting treatment of the Merger, see the section entitled “The Merger—Accounting Treatment of the Merger”.

Treatment of Equity and Equity-Based Awards

Our current equity compensation plans, which we make available to our directors, executive officers and members of our management, will not vest as a result of the Merger. Modal does not have an equity compensation plan currently in place. See also the section of this prospectus entitled “The Merger—Treatment of Equity and Equity-based Awards.”

Board of Directors and Management of XP Upon Effectiveness of the Merger

Upon effectiveness of the Merger contemplated by the Merger Protocol, XP’s board of directors and executive officers is expected to remain the same as prior to the Merger.

Listing of XP Shares and Delisting and Deregistration of Modal Shares

Unless the Alternative Structure is implemented (as defined herein), following the completion of the Merger, Modal will be a wholly-owned subsidiary of Banco XP. After the Merger, Modal will be deregistered from the CVM and the Modal Shares will be delisted from the B3. As a result, Modal will no longer file or make submissions with the CVM or B3.

At the time of deregistration and delisting following the completion of the Merger, former Modal Shareholders will have received XP Shares (in the form of XP BDRs) and Banco XP will be the sole shareholder of Modal. If the parties fail to complete the Merger of Shares, then Banco XP shall implement the Alternative Structure. In that case, Banco XP will be the controlling shareholder of Modal. For more information on the terms and conditions of the Alternative Structure, see “The Merger—Alternative Structure.”

Comparison of the Rights of XP Shareholders and Modal Shareholders

As a result of the Merger, Modal Shareholders will receive XP Shares (in the form of XP BRs) and may become XP Shareholders if they cancel their XP BDRs and receive the XP Shares represented thereby. For further information, see “—Receipt of XP Shares (in the form of XP BDRs).” XP Shares (in the form of XP BDRs) and related rights will be governed by the laws of the Cayman Islands and the XP’s Amended and Restated Articles of Association. Following the closing of the Merger, Modal Shareholders will have different rights as XP Shareholders than they did as Modal Shareholders. For a summary of the material differences between the rights of Modal Shareholders and XP Shareholders, see the section of this prospectus entitled “Comparison of the Rights of XP Shareholders and Modal Shares.”

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Modal Financial Data

Modal financial statements and data have not been included in this prospectus because the significance test was not met at the 20% level in accordance with Rule 1-02(w) of Regulation S-X.

Per Share Market Price

On January 6, 2022, the last full trading day prior to the first public announcement of the Merger on January 7, 2022, the closing sale price of XP Class A common shares (as reported by Nasdaq) was US$27.09, the XP BDRs (as reported by B3) was R$153.98 (US$26.99), and the closing sale price of Modal units (as reported by B3) was R$8.35 (US$1.46).

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Risk Factors

By voting in favor of the Merger, Modal Shareholders will be choosing to invest in XP Shares (in the form of XP BDRs). Investing in XP Shares involves risks, some of which are related to the Merger. In considering whether to vote for the Merger, you should carefully consider the risks described below, as well as the other information included in or incorporated by reference into this prospectus, including the matters addressed in the section of this prospectus entitled “Cautionary Statement Concerning Forward-Looking Statements” and the risk factors described under “Item 3. Key Information—D. Risk Factors” of the XP 2021 Form 20-F, as such risks may be updated or supplemented in XP’s subsequently furnished reports on Form 6-K.

For information on where you can find the documents XP has filed with the SEC and that are incorporated into this prospectus by reference, please see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Certain Risks Relating to the Merger

The timing and completion of the Merger is subject to the approval of the Modal Shareholders, as well as other conditions. As a result, there is no assurance as to whether and when the Merger will be completed.

Closing of the Merger is subject to certain conditions, including regulatory approvals and the approval of the Merger by the Modal Shareholders, among others.

There can be no assurance that the Merger will be approved or that the Merger will be completed. The Merger may be completed on terms that differ, perhaps substantially, from those described herein and in the Merger Protocol. For more information, see the section of this prospectus entitled “The Merger Protocol—Merger Protocol (Protocolo e Justificação) under Brazilian Law.”

Failure to complete the Merger could negatively impact the share price and the future business and financial results of Modal and XP.

If the Merger is not completed for any reason, including as a result of Modal Shareholders failing to adopt the Merger Protocol, the ongoing businesses of each of XP and Modal may be adversely affected and, without realizing any of the benefits of having completed the Merger, XP and Modal would be subject to a number of risks, including the following:

•	XP and Modal may experience negative reactions from the financial markets, including negative impacts on prices of their respective shares and other securities; and

•	XP and Modal may experience negative reactions from its customers, regulators and employees.

In addition, XP and Modal could be subject to litigation related to any failure to complete the Merger. If the Merger is not completed, these risks may materialize and may adversely affect XP’s and Modal’s businesses, financial condition, financial results and/or share price. For more information about the Merger Protocol, see the section of this prospectus entitled “The Merger Protocol—Merger Protocol (Protocolo e Justificação) under Brazilian Law.”

The volatility and illiquidity of the Brazilian securities markets and of XP BDRs may substantially limit your ability to sell XP BDRs at the price and time you desire.

Investing in securities that are traded in emerging markets, such as Brazil, often involves greater risk than investing in securities traded in the securities markets of more developed countries, and these investments are generally considered to be more speculative in nature. These investments are subject to certain economic and political risks, including (i) changes in the regulatory, tax, economic and political environment that may affect the

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ability of the investors to obtain a total or partial return on their investments, (ii) restrictions on foreign investment and return of capital invested, and (iii) foreign exchange fluctuations.

The Brazilian securities market is substantially smaller, less liquid and more concentrated than the main securities markets, and may even be more volatile than some international markets, such as those in the United States and Europe. These characteristics of the Brazilian capital market may substantially limit investors’ ability to sell XP Shares (in the form of XP BDRs) at the desired price and time. Factors outside our control, such as analyst recommendations and changes in financial market conditions, may have a significant impact on the market price of XP Shares (in the form of XP BDRs). Additionally, B3 regulations may differ from what foreign investors are used to, which may limit the respective investor’s ability to sell XP Shares (in the form of XP BDRs) at the desired price and time.

XP cannot predict whether a liquid market for the XP Shares (including in the form of XP BDRs) will be developed or maintained or if a liquid market for the XP Shares (including in the form of XP BDRs) will continue to exist. If the XP Shares (including in the form of XP BDRs) are not liquid or are less liquid than they were before the Merger, the trading price of XP Shares (including in the form of XP BDRs) may be adversely affected and you may experience a decrease in your ability to sell your XP Shares XP BDRs. In addition, you may not be able to cancel your XP BDRs and receive the XP Shares represented thereby. We cannot assure you that you will be able to make such cancellation of XP BDRs and receive XP Shares in the expected manner and time.

We may not realize the benefits anticipated from the Merger, which could adversely affect our stock price.

The anticipated benefits from the Merger are, necessarily, based on projections and assumptions about the combined businesses of Banco XP and Modal, which may not materialize as expected or which may prove to be inaccurate. Our ability to achieve the anticipated benefits will depend on our ability to successfully and efficiently integrate the business and operations of Modal with our business and achieve the expected synergies. We may encounter significant challenges with successfully integrating and recognizing the anticipated benefits of the Merger, including the following:

•	potential disruption of, or reduced growth in, our historical core businesses, due to diversion of management attention and uncertainty with our current client relationships;

•	challenges arising from the expansion of our product offerings into adjacencies with which we may have limited experience;

•	challenges arising from the expansion into Modal lines of business where we do not currently operate or have significant operations;

•	coordinating and integrating research and development teams across technologies and products to enhance product development while reducing costs;

•	consolidating and integrating corporate, information technology, finance and administrative infrastructures, and integrating and harmonizing business systems;

•	coordinating sales and marketing efforts to effectively position our capabilities and the direction of product development;

•	difficulties in achieving anticipated cost savings, synergies, business opportunities and growth prospects from combining Modal’s business with our business;

•	limitations prior to the completion of the Merger on the ability of management of our company and of Modal to conduct planning regarding the integration of the two companies;

•	the increased scale and complexity of our operations resulting from the Merger;

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•	retaining key employees, suppliers and other partners of our company and Modal;

•	retaining and efficiently managing Modal’s customer base;

•	obligations that we will have to counterparties of Modal that arise as a result of the change in control of Modal;

•	difficulties in anticipating and responding to actions that may be taken by competitors in response to the Merger; and

•	the assumption of and exposure to unknown or contingent liabilities of Modal.

In addition, our anticipated benefits of the Merger with Modal contemplate certain synergies. Consequently, even if we are able to successfully integrate the operations of Modal with ours, we may not realize the full benefits of the Merger if we are unable to identify and implement the anticipated synergies or if the actions taken to implement such synergies have unintended consequences on our other business operations.

If the Merger is consummated, the inclusion of Modal’s business as one of our subsidiaries will result in certain incremental risks to us, which risks are expected to be material and could have a material adverse effect on our future results of operations and financial condition. The addition of Modal’s business may also exacerbate existing risks to our business.

If the Merger is consummated, Modal will operate its business as one of our subsidiaries. Modal’s business and structure will pose incremental risks to us, many of which may be material. These risks include, but are not limited to:

•	business operational risks, including macroeconomic changes, and the impact of such changes on the market for financial, banking and investment services and products;

•	Modal’s dependence on revenue generated from financial, banking and investment services;

•	risks related to the competitive nature of the banking and finance industry, which is characterized by changing technology, changing client and end-consumer needs, evolving industry standards and frequent introductions of new products and services;

•	risks related to Modal’s historical growth strategy, which has included acquisitions, and in particular, Modal’s inability to integrate an acquired business or technology as successfully as expected or to accurately identify and assess the magnitude of the liabilities assumed by Modal;

•	risks related to system failures, the non-authorized or incorrect use of third-party data used by and/or made available to Modal’s systems; and

•	risks associated with Modal’s failure to adequately protect personal data.

If the Merger is consummated, each of these risks could have an adverse effect on our results of operations and financial condition. In addition, the consummation of the Merger may heighten the potential adverse effects on our business, operating results, cash flows or financial condition described in the risk factors contained in the XP 2021 Form 20-F and incorporated by reference herein.

Your ownership percentage in XP will be less than the ownership percentage you currently hold in Modal.

Your ownership percentage in XP following the Merger will be less than your existing ownership percentage in Modal. Based on the Exchange Ratio, it is anticipated that, upon effectiveness of the Merger, former Modal Shareholders are expected to own approximately          % of XP’s total issued share capital and approximately          % of XP’s total voting rights, both on a fully diluted basis.

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XP and Modal will incur significant transaction and merger-related costs in connection with the Merger.

XP and Modal have incurred and expect to incur a number of non-recurring direct and indirect costs associated with the Merger. These costs and expenses include fees paid to financial, legal, accounting and other advisors, severance and other potential employment-related costs, including payments that may be made to certain XP and Modal executives, filing fees, printing expenses and other related charges. Some of these costs are payable by XP and Modal regardless of whether the Merger is completed.

There may also be additional unanticipated significant costs in connection with the Merger that XP and Modal may not recover. These costs and expenses could reduce the strategic benefits XP and Modal expect XP to achieve from the Merger.

XP Shares eligible for sale after the closing of the Merger may cause the market price of our XP Shares and our XP BDRs to drop significantly.

The market price of our XP Shares and our XP BDRs may decline as a result of sales of a large number of our XP Shares (including in the form of XP BDRs) in the market after this Merger or the perception that these sales may occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Furthermore, Brazilian regulation provides certain limitations for mutual funds, pension funds and financial institutions, among others, to hold investments abroad, which include our XP Shares and may also include XP BDRs. As a result, certain Modal Shareholders, upon receipt of their XP Shares (in the form of XP BDRs), may be required to sell their XP Shares or XP BDRs, which will be freely tradable without restriction or further registration under the Securities Act by persons other than our affiliates within the meaning of Rule 144 of the Securities Act.

Sales of a substantial number of our XP Shares (including in the form of XP BDRs) or the perception that such sales may occur, could cause the trading price of our XP Shares or the XP BDRs to decline or make it more difficult for you to sell your XP Shares or XP BDRs at a time and price that you deem appropriate.

The closing of the Alternative Structure is subject to completion of a public tender offer. We cannot assure you that a public tender offer will be successfully completed.

If the Merger is not completed, the parties shall implement the “Alternative Structure” pursuant to which, XP shall (i) acquire all Modal Shares held by Modal Controlling Shareholder in exchange for XP Shares, in a stock for stock transaction, and (ii) carry out a public tender offer for the acquisition of the remaining Modal Shares held by Modal Shareholders in accordance with Brazilian law, whereby XP shall offer to all the minority shareholders the option to sell their Modal shares for the same consideration offered to Modal Controlling Shareholder. We cannot assure you that a public tender offer will be successfully completed. For more information on the Alternative Structure, see “The Merger—Alternative Structure.”

Certain Risks Relating to Our Business and Industry

You should read and consider the risk factors specific to our business that will also affect us after the Merger. These risks are described in “Item 3. Key Information—D. Risk Factors—Certain Risks Relating to Our Business and Industry” in the XP 2021 Form 20-F, as such risks may be updated or supplemented in our subsequently furnished current reports on Form 6-K, which are incorporated by reference into this prospectus. See the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Certain Risks Relating to the Modal Business and Industry

Any failure to improve Modal’s operational IT systems or to make the necessary investments to keep pace with technological developments in the banking industry may materially adversely affect Modal.

Modal’s core business is intrinsically linked to the digital environment in which new technologies are developed daily. Modal’s ability to maintain its competitiveness and expand its business depends on its ability to

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improve IT systems and efficiently increase its operational capacity. As a result, Modal must continuously make investments in significant improvements to its IT infrastructure in order to remain competitive. Modal cannot assure that it will have the funds available to maintain the levels of investment required to support improvements or upgrades to its IT infrastructure, which may result in a significant loss of competitiveness against its main competitors, and an inability to keep pace with the evolution of the sector and customer needs, materially adversely affecting Modal.

Modal is unable to foresee the effect of technological changes on its operations. In addition to its own initiatives, it depends in part on third parties for the development of, and access to, new technologies, especially service providers for IT and the development of software used on its platforms. New services and technologies applicable to its industry may arise and make the current technology used in its products and services obsolete. The development of new technologies and their integration into its products and services may require significant investment and considerable time and may ultimately prove unsuccessful. In addition, its ability to adopt new products and services and to develop new technologies may be limited by industry standards, changes in rules and regulations, customer resistance, intellectual property rights held by third parties, and other factors.

Furthermore, Modal’s competitors may have the ability to devote more financial and operational resources than Modal can to the development of new technologies and services that provide improved functionality and features to their existing service offerings. If successful, their development efforts could render Modal’s services less desirable to clients, resulting in the loss of clients or a reduction in the fees Modal could generate from its service offerings. Modal’s success will depend on its ability to develop and incorporate new technologies to meet the challenges of a rapidly evolving market for financial services that are provided through electronic means, and to adapt to changing technologies. If it is unable to do so in a timely or profitable manner, its business and results of operations may be materially adversely affected.

The potential obsolescence of Modal’s products and services in relation to those of its competitors may reduce its revenues and make investment in new technologies necessary. Modal cannot assure you that it will be able to maintain the level of investment required to upgrade and/or continue to modernize its technology infrastructure or that it will be able to incorporate the necessary technologies into its products and services in order to retain its customers or attract new customers, which may restrict its ability to efficiently compete in the markets in which it operates and materially impact its business strategy and, consequently, its financial condition and results of operations.

Any failure to identify and respond to customer trends and preferences in a timely and effective manner could negatively impact Modal’s relationship with its customers, resulting in reduced revenues and results. These events may negatively affect the demand for the services it offers, as well as its market share. The occurrence of any of these risks may impact its financial condition and results of operations.

The increasingly competitive environment of the Brazilian banking sector may materially adversely affect Modal.

Brazil’s financial services industry is concentrated around five traditional financial institutions with US$1.5 trillion in assets that account for approximately 93% of retail assets under custody, or “AUC,” according to a report by Oliver Wyman published in 2019, and 77% of all personal loans and 66% of all deposits in 2021, according to Brazilian Central Bank.

Modal faces growing competition from other Brazilian and international banks, both public and private, as well as other companies that provide financial services, such as fintechs. A number of new institutions with a digital focus have recently entered the market, while large traditional financial institutions expand their activities to offer digital products and platforms.

Additionally, in Brazil as in other countries, a significant number of commercial banks and other large financial institutions have incorporated or acquired financial advisory and brokerage firms or merged with other financial institutions and/or asset managers. These institutions have the ability to offer a wide range of products, ranging from

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loans, deposits and insurance to brokerage, asset and wealth management, and investment banking services, which may enhance their competitive position.

Many of Modal’s competitors have substantially greater financial, technological, operational and marketing resources than it has. Modal cannot assure that it will be able to continue to adequately compete in this market. Thus, these competitors may be able to offer more attractive rates to Modal’s existing and potential customers, especially competitors that are affiliated with financial institutions. If competition causes Modal to reduce the price of its services, Modal will need to control its costs in order to maintain its profit margin, and its revenues may be adversely affected. In addition, Modal may not be successful in reducing or controlling costs and its margins may be adversely affected.

Increased competition may materially adversely affect Modal, including by limiting its ability to increase its customer base and expand its operations, resulting in a reduction of its profit margins, and increasing the competition for investment opportunities, which may adversely affect Modal.

The loss of customers may cause Modal’s revenues to decline and the deterioration of the quality of its products and services, including support services, may adversely affect its ability to attract and retain customers and partners.

Modal frequently faces a variety of situations in its operation, including, but not limited to, customer business terminations, account transfers to competitors and a lack of customer satisfaction with its platform and their overall user experience (which includes reliability, performance, functionality and quality of its products and services). It is not possible to predict the level of customer satisfaction in the future, and Modal’s revenues may decline as a result of higher customer dissatisfaction than expected in the normal course of business. This situation may have material adverse effects on Modal’s business, financial condition and results of operations.

Moreover, Modal’s growth to date has been partially driven by growth in its customers' businesses, and it cannot assure you that its customers’ growth will continue to occur or that it will continue to drive its own growth. If the growth rate of its customer business slows down or declines, this could have an adverse effect on its results of operations. Also, if Modal is not able to sell additional solutions to its active customer base, it may not be able to achieve its expected growth rates.

Modal’s customers expect a consistent level of quality from its platform and in the provision of other products and services. Its support services are also a key element of the value proposition for customers. Increased market volatility may result in unexpected losses in equities, derivatives and other products, which may lead to doubts about the accuracy of its suitability procedures and advisory services. If the reliability, performance or functionality of its products and services are compromised, or the quality of these products or services deteriorates, or if Modal ceases to provide a high level of support, its reputation and user confidence in its products and services may be adversely affected. Under such circumstances, Modal may lose existing customers and find it more difficult to attract new customers and partners.

Finally, if Modal is unable to increase its support functions and adequacy procedures to handle the growth of its customer and collaboration networks, the quality of its products and services may decline, which may adversely affect its ability to attract and retain customers and partners.

The offering of investment products and services to retail clients subjects Modal to various risks.

Modal offers investment products and services to its retail clients, including through investment advisors and consultants. The risks associated with these investment products and services include those arising from potential conflicts of interest, unsuitable investment recommendations, inadequate due diligence on issuers or other securities providers, inadequate disclosures of information and fraud.

The perception of these risks may make Modal liable for losses incurred by its clients, regulatory fines and civil penalties, as well as damage its reputation and business. In addition, the perception of these risks may be intensified

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during periods of increased market volatility, which could result in unexpected losses in the products provided to its retail customers and cause a material adverse effect on Modal.

Modal does not have long-term contractual arrangements with most of its institutional brokerage clients, and its trading volume and revenues may be reduced if these clients cease to use its platform and solutions.

Modal’s business is partially dependent on institutional brokerage from some of its clients who use its solutions and trade on its platforms. A limited number of these clients can account for a significant portion of Modal’s trading volumes, which in turn results in a significant portion of its transaction fees. Most of its institutional brokerage clients do not have long-term contractual arrangements with Modal and use its platform and solutions on a transaction-by-transaction basis and may choose not to use its platform at any time. These institutional brokerage clients buy and sell a variety of products within various asset classes using traditional methods, including by telephone, email and instant messaging, and through other trading platforms. Any significant loss of these institutional brokerage clients or a significant reduction in their use of Modal’s platform and solutions could have a substantial negative impact on its trading volumes and revenues, and materially adversely affect its business, financial condition and results of operations.

Some of Modal’s activities depend on the activities of independent financial advisors, and relationship problems with independent financial advisors or the inability to select, retain and train independent financial advisors could adversely affect Modal.

Pursuant to CVM Resolution No. 16/21, independent financial advisors are Modal’s representatives and are hired to perform the following activities: (i) prospecting and attracting clients; (ii) receiving and registering orders and transmitting these orders to the relevant trading or registration systems applicable, in the form of the regulations in force; and (iii) providing information about its products and services.

Modal is directly responsible for the acts of these independent financial advisors, before the clients they serve and before third parties, such as regulatory and self-regulatory bodies. There can be no assurance that the independent financial advisors will remain aligned with Modal, that there will be no business misunderstandings between them and Modal or that they will not be able to associate and/or compete with Modal in any way. Any business relationship problem with Modal’s independent financial advisors may result in customer and financial losses and adversely affect Modal.

Furthermore, in case of any error, fraud or irregularities committed by any of these independent financial advisors, Modal may be held directly responsible, which may cause a material adverse effect on Modal.

Modal is also exposed to civil and regulatory risks related to customer service provided by independent financial advisors, in that it may be held liable for acts practiced by its independent financial advisors, which may adversely affect its results of operations. In some cases, acts practiced by independent financial advisors may cause Modal to have to bear indemnities, enter into commitment agreements and suffer penalties from regulatory and self-regulatory bodies.

Moreover, Modal may also be subject to risks related to labor claims, including those made by independent financial advisors, which are deemed independent contractors under Brazilian labor law, but may wish to challenge that status. If their independent contractor status is reviewed by labor courts, changing it to that of a regular bank employee, Modal may be forced to pay additional labor and social security fees, which may adversely affect its financial condition and results of operations.

Being hired to provide advisory services for investment banking activities does not necessarily imply subsequent hiring.

Modal’s clients generally engage it on a non-exclusive basis, by project, for short-term operations and specific projects related to investment banking activities, instead of entering into long-term exclusive agreements, such as mandates for the sale of all or a significant portion of their business. Because contracts and agreements do not necessarily lead to future contracts, Modal must constantly seek new projects, especially when existing contracts are

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successfully concluded or terminated. Consequently, high levels of activity in any one period are not necessarily indicative of continuing high levels of activity in the immediately following period or any other period. When a contract is terminated, whether due to cancellation of the transaction for reasons of market conditions or otherwise, Modal may earn limited or no commissions and may not be able to recover the costs incurred prior to the termination.

A significant portion of Modal’s business depends on the B3.

The B3 is the only public stock exchange in Brazil and a significant portion of Modal’s business is conducted through it, for which it is charged fees for clearing, custody and other financial services provided by the B3. Modal cannot assure you that the B3 will not impose restrictions on trading, require additional collateral or margin requirements, increase existing fees or introduce new fees, among other measures. The occurrence of any of the above may have a material adverse effect on Modal’s business, financial condition and results of operations.

In addition, the B3 is subject to external factors that may interrupt the negotiation of assets listed in it. As an example, due to the uncertainties generated by the COVID-19 outbreak, in March 2020, the B3 suffered eight circuit-breakers in its negotiations. Similar impacts may occur again, creating volatility on assets negotiated on the B3, which may cause a material adverse effect on Modal.

Failures or breaches in critical processes may temporarily interrupt Modal’s business, increasing costs and resulting in losses, which could materially adversely affect Modal.

As a financial institution, Modal is exposed to various operational risks, including risks of failure, deficiency or inadequacy of internal processes, people and systems, or external events, including the possibility of losses arising from legal risk, due to inadequacy or deficiency in contracts entered into by Modal, as well as sanctions due to noncompliance with legal provisions and compensation for damages to third parties arising from Modal’s activities. Modal is also subject to operational risks, including events such as (1) internal frauds; (2) external frauds; (3) labor claims and deficient security in the work environment; (4) inadequate practices relative to clients, products and services; (5) damages to physical assets owned or used by the institution; (6) situations that cause the interruption of its activities; (7) failures in systems, processes or IT infrastructure; and (8) failures in the execution, compliance with deadlines or in the management of its activities.

Modal cannot assure you that the aforementioned events will not occur. Any of these events could adversely affect its business, financial condition, results of operations and reputation.

Moreover, Modal may be subject to significant operational process interruptions, including events that are entirely or to some measure beyond its control, which may materially adversely affect its operations, including:

•	the total or partial unavailability of systems that support back office services; and

•	interruptions in the supply of outsourced services on which Modal’s critical processes depend, such as processing interbank wire transfers, payment of public or private securities, settlement of purchase orders and/or sale of securities, environmental connectivity, infrastructure hosting services, among other processes.

Operational failures, including those resulting from human error or fraud, increase costs and may result in losses, disputes with customers, damage to Modal’s image, lawsuits, regulatory fines, sanctions, intervention, the obligation to issue refunds or other damages, each of which may materially adversely affect Modal.

Activities of fiduciary administration of funds expose Modal to certain risks.

Modal operates in the fiduciary administration market, focusing on structured funds (Private Equity Investment Funds, Receivables Investment Funds and Real Estate Investment Funds). This activity has specific characteristics, both in relation to its operational processes and to the regulatory and legal demands, and Modal, in the capacity of fiduciary administrators, assume several obligations and responsibilities vis-à-vis the fund’s regulators, quotaholders

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and service providers. Therefore, Modal is subject to inspections and complaints that may materially adversely affect Modal.

In certain situations (recurrent or not), operational risk events, compliance risk and image risk of the fund management entity may occur, concerning, but not limited to, regulatory and legal noncompliance, human errors, fraud, system failures, failure in the suitability process and in the offering of products, balancing of assets in the funds, exposure of client data and high turnover of professionals. The occurrence of these events can generate losses, adversely affecting Modal’s results of operations and reputation.

Failure to protect against risks related to cybersecurity may result in a loss of revenue and reputational damage, hampering Modal’s operations or resulting in the unauthorized disclosure of information and, consequently, materially adversely affect Modal. Failure to protect its clients’ personal information may also adversely affect Modal.

Modal’s business involves the collection, storage, processing and transmission of personal data of its clients, including financial information. Its security infrastructure is subject to cybersecurity failures, including cyber-attacks, which may include invasion of platforms and IT systems by malicious third parties, malware infiltration (such as computer viruses), contamination (whether intentional or accidental) of networks and systems by third parties with whom Modal exchanges data, or by inducing employees, customers or other users of its systems to provide their passwords to access information systems or their current account, card payment data or other confidential information, cyber-attacks designed to access, change, corrupt or destroy systems, computer networks, stored or transmitted information, and unauthorized access to or breach of sensitive and/or private data of customers by its employees, third parties or others.

Successful cyber-attacks may paralyze or make Modal’s services or systems unavailable, resulting in business losses, contamination, corruption or loss of customer data and other sensitive stored information, a breach of secured data, the dissemination of unauthorized information or the loss of significant levels of liquid assets (including cash). The occurrence of these events may have a negative effect on Modal’s reputation and brand.

Additionally, due to the remote working environment adopted in response to the COVID-19 pandemic, there is the possibility of an increase in cyber-attacks through employees’ computers because the cyber security of networks used by employees in their homes may not provide the same level of security as that of the corporate work environment. Modal’s employees may also be victims of fake e-mails containing spam, malware or malicious links, among other things, as well as social engineering tactics for sharing credentials, all of which may impair its ability to manage its business and result in losses, contamination, or the unauthorized disclosure or other violation of the protection of its internal and customer information.

If Modal’s security environment protections systematically fail, it will be exposed to, among others, the risk of access to the environment by unauthorized third parties, infection of systems by malicious programs, dissemination of malware in the networks and undue visibility of customer and/or strategic institutional information. These actions can result in the unavailability of critical systems, cause financial losses due to misappropriation of financial resources, poor user experience due to connection degradation, reputational damage due to data leakage, and may generate regulatory fines, sanctions, damages, or even intervention by a regulator.

The regulatory authorities are increasingly aware of the need for cyber risk management and, among the current regulations, Modal is subject to the Brazilian Central Bank Resolution No. 4,658, dated April 26, 2018, the requirements of which are related to the readiness to report attacks in response to cyber incidents and the adequacy of its control environment and information security policies. Failure to comply with these regulatory demands may adversely affect Modal.

Furthermore, Modal manages and maintain confidential personal information of clients in the ordinary course of its business. Unauthorized disclosures or security breaches may result in violations of banking secrecy regulations, the right to privacy, data security and other applicable regulations, subjecting Modal to legal action and administrative sanctions, as well as damages that could materially and adversely affect Modal’s results of operations, financial condition and prospects. Its business is also exposed to risks of possible noncompliance with

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policies, misconduct or employee negligence and fraud, which could result in regulatory sanctions and serious reputational or financial damage. Additionally, Modal may be required to report events related to information security issues (including any cyber security issues), events where customer information may be compromised, unauthorized access and other security breaches to regulatory authorities. Any significant interruption or slowdown in Modal’s systems could cause information, including data related to customer requests, to be lost or delivered with delays or errors to customers, which could reduce demand for its services and products and materially and adversely affect Modal.

Any security breach or perceived failure involving the misappropriation, loss or unauthorized disclosure of confidential information, as well as any non-compliance with laws, policies or industry standards about privacy and data protection by Modal or its business partners may: (i) constitute a violation of bank secrecy rules, privacy rights, data security and other applicable laws or regulations; and (ii) expose us to significant judicial and financial claims, including high value fines, in addition to damaging our brand and reputation due to negative publicity and our customers’ loss of confidence in us, each of which would have a material adverse effect on us.

Modal may not be able to withstand the consequences of a cyber-security incident in a timely manner, which could result in significant adverse damage to its reputation and results of operations.

Modal may not be able to withstand the consequences of a cyber-security incident in a timely manner, as a successful breach to its systems, software or hardware, data technology networks and systems or other technological assets may occur and persist for a long period before being properly detected. In addition, as attempted cyber-attacks continue to evolve in size and sophistication, Modal may not be able to develop or obtain means for neutralizing these incidents in a timely manner to prevent damage to its products and the provision of its services.

The measures Modal must take to investigate and remediate cyber security incidents may require significant financial investments and/or be insufficient to repel or mitigate the effects of the incident, which could cause reputational damage and a material adverse effect on its business, financial condition, results of operations, cash flow, liquidity, reputation and/or future business.

Additionally, the completion of the investigation of cyber security incidents, with complete and reliable information about the incident, may take considerable time, which may not be compatible with the speed necessary for Modal to provide timely service to its customers, and, during the investigations, the full extent of the damage or the best way to remediate it may not be recognized. The occurrence of any of these risks may cause a material adverse effect on Modal.

Modal is subject to risks associated with noncompliance with data protection laws and may be materially adversely affected in the event it is subject to fines and other sanctions under these laws.

Modal is subject to personal data protection laws in Brazil, such as Law No. 12,965/14 (Marco Civil da Internet), “Brazilian Internet Law” and Law No. 13,709/18, as amended, the Brazilian General Data Protection Law (Lei Geral de Proteção de Dados Pessoais), or “LGPD,” which generally regulates practices related to the processing of personal data in Brazil and establishes the principles to be observed by all sectors of the economy in personal data processing operations, regardless of how the personal data is collected. In addition, the LGPD provides, among other provisions, the rights of the owners of personal data, the legal bases upon which the processing of personal data is permitted, the obligations and requirements relating to information security incidents involving personal data, leaks, transfers, and sharing of personal data, as well as sanctions for noncompliance with its provisions, and authorizes the creation of the Brazilian National Authority for the Protection of Data (Autoridade Nacional de Proteção de Dados), or the “ANPD,” the authority responsible for preparing guidelines on the provisions of the LGPD and applying administrative sanctions in the event of noncompliance with the LGPD.

The Brazilian General Data Protection Law came into effect on September 18, 2020 and administrative penalties came into effect as of August 1, 2021. Non-compliance with any provisions of the Brazilian General Data Protection Law, even before the administrative penalties become applicable, exposes Modal to the following risks: (i) filing of individual or collective judicial proceedings seeking compensation for damages resulting from violations of the Brazilian General Data Protection Law and the sparse and sector regulations on data protection that are still in

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effect; and (ii) the application of the penalties set forth in the Brazilian Consumer Protection Code and the Brazilian Civil Internet Framework by certain consumer protection agencies, given that such agencies have already acted in this direction, even before LGPD came into force and the effective structuring of the ANPD, especially in cases of security incidents that result in improper access to personal data.

Pursuant to the LGPD, the penalties and fines for violations include: (1) warnings, with the imposition of a deadline for the adoption of corrective measures; (2) a daily fine, up to a maximum amount of R$50.0 million per violation; (3) a fine of up to 2% of gross sales of the company or its economic group, limited to the maximum amount of R$50.0 million per violation; (4) public disclosure of the violation; (5) the restriction of access to the personal data to which the violation relates, until corrective measures are implemented; (6) deletion of the personal data to which the violation relates; (7) partial suspension of the databases to which the violation relates for up to 12 months, until corrective measures are implemented; (8) suspension of the personal data processing activities to which the violation relates for up to 12 months; and (9) partial or full prohibition on personal data processing activities. In addition, Modal may be held liable for material, moral, individual or collective damages caused by Modal or its subsidiaries due to noncompliance with the obligations established by the LGPD or in specific legislation.

The absence of sufficient processes to ensure data protection of the data Modal collects from its clients, as well as potential inadequacies in its practices and business model in relation to LGPD requirements, may result in higher costs and adversely affect its results of operations.

Interruptions or failures in Modal’s IT systems may compromise its operations and materially adversely affect Modal.

Modal’s IT systems are a significant factor of its highly computerized operations. Its success and ability to provide continuous, high-quality customer service depend on the efficient and uninterrupted operation of its IT systems.

The smooth operation of its systems may be compromised by unforeseen circumstances or force majeure, telecommunications problems, or human or programming failures related to its infrastructure and/or data processing service providers, or any other factors or incidents beyond its control.

Any failure in its IT systems to operate effectively or to integrate with other systems may cause interruptions in the availability of its platform and services, such as the home broker service, as well as delays in the completion of financial transactions and reduction in the efficiency of its operations. Any failure in its systems could also mean that fewer customers will be able or willing to purchase its services and products in the future. Additionally, the technology systems are subject to constant upgrades. In the event Modal is unable to upgrade such systems properly, its operations could be adversely affected, which could have a material adverse effect on Modal.

Moreover, most of Modal’s contracts with IT system service providers specify that failure to pay the fees may result in immediate or short-term interruption of these services and/or subject Modal to monetary fines and other penalties. Accordingly, if Modal is unable to or otherwise fail to perform under such contracts, the services may be discontinued, without prejudice, and it may be subject to penalties that, individually or in the aggregate, could materially adversely affect its results of operations and financial condition.

Modal’s policies, procedures and models related to risk control may prove to be ineffective and may adversely affect its results of operations due to unexpected losses.

Modal’s risk management methods (including market, liquidity, credit, operational and socio-environmental risks), procedures and policies, including statistical measurement tools and models, such as Value at Risk, or “VaR” and models that estimate the probabilities of default, may not be fully effective in measuring its risk exposure in all economic environments and against all types of risks, including those that are not possible to identify or predict. Some of the qualitative measurement tools for risk management are based on its observations of historical market behavior and may not be fully effective in identifying its exposure.

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In addition, statistical tools and measurements may not predict all types of future exposures. These risk exposures could, for example, arise from factors that Modal does not predict or incorrectly assess in statistical models. In this scenario, its ability to manage risks would be limited. Therefore, its losses could be significantly higher than expected, adversely affecting Modal.

Modal’s results of operations and financial condition depend on its ability to include these risks in its policies and assess the losses associated with the risks to which it is exposed. Modal’s qualitative model may not take into account all of the existing risks and its approach to managing these risks may prove to be insufficient, exposing it to material unexpected losses, adversely affecting Modal.

Modal may be materially adversely affected by damage to its reputation.

Modal highly depends on its image and credibility in the market to generate business and attract new customers. Several factors may damage its reputation and result in a negative perception of Modal by its customers, counterparties, shareholders, investors, supervising entities, government agencies, business partners and other audiences. These factors include noncompliance with legal obligations, conducting irregular or fraudulent operations, involvement with partners of ethically questionable posture, unauthorized disclosure of customer information, misconduct by Modal’s employees, failures in risk management, negative publicity generated by the dissemination of client complaints regarding its services through social networks, among others. Additionally, some significant actions taken by other financial institutions or other market participants, even if not related to Modal or its economic group, may indirectly damage its reputation. Damages to Modal’s reputation may adversely and materially affect its business and results of operations.

Modal’s reputation may also be harmed due to negative publicity generated by customer complaints on customer service platforms and social media, which may also reduce its ability to attract new customers or retain its current customers and, as a result, adversely affect Modal.

Modal’s branding efforts include partnerships with digital influencers. In case such digital influencers share controversial content, even if unrelated to Modal, it might be adversely affected.

As part of its digital strategy, Modal enters into agreements with digital influencers that have numerous followers on social media platforms to promote its brand, products and services. Taking into account that Modal does not have control over publications made by the digital influencers, and that these publications might contain controversial or even publicly repudiated opinions, Modal may be linked to such opinions, compromising its reputation before its clients and potential clients. If Modal’s brand happens to be linked to such controversial content, or any other controversial viewpoints espoused by these digital influencers, its results of operations and financial condition may be adversely affected.

Modal may not be able to effectively manage growth and maintain adequate internal controls to prevent or detect violations of applicable laws or internal policies by its officers, employees and suppliers, including violations of anti-fraud, anti-corruption and anti-bribery laws and regulations. Violations or allegations and investigations of violations of such laws may damage its reputation and have a material adverse effect on its business, results of operations and financial condition.

Modal’s internal controls and compliance procedures may not be sufficient to prevent or detect all misconduct, fraud or violations of applicable laws or internal policies by its employees, officers, suppliers and other agents, related parties and investees or to ensure that all of them act at all times in strict compliance with the internal policies, laws and regulations for preventing and combating corruption to which Modal is subject, as well as applicable Brazilian and foreign laws and regulations related to preventing and combating corruption, anti-money laundering, tax evasion and other similar matters. Failure to comply with these laws may result in the imposition of fines, forfeiture of illicitly obtained assets, rights and amounts, suspension or partial interdiction of activities, prohibition to contract with the government or to receive benefits or tax or credit incentives, among other sanctions which may adversely affect Modal’s reputation, business, financial condition and results of operations.

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The mechanisms for preventing and fighting corruption, as well as Modal’s internal controls may not be able to prevent or detect (i) violations of anti-corruption or similar laws; (ii) occurrences of fraudulent and dishonest behavior by the directors, officers, employees or third parties acting on its behalf; or (iii) other occurrences of behavior inconsistent with ethical principles, which may adversely affect its reputation, business, financial condition and results of operations.

In this regard, Modal may be subject to one or more enforcement actions, investigations or proceedings by authorities for alleged violation of these laws. Non-compliance with anti-corruption laws or any investigations of misconduct or enforcement actions against Modal may lead to judicial or administrative sanctions, such as fines, interdictions, loss of business licenses and reputational damage, which may cause material adverse effects on its financial condition and results of operations. Modal may also be held jointly and severally liable for the payment of fines and full compensation for the damage caused due to practices contrary to the Brazilian anti-corruption law by its controlling companies, subsidiaries or affiliates, which in this case could materially and adversely affect its reputation, business, financial condition and results of operations, as well as the price of its units.

In addition, Modal may not be able to ensure that all of its managers, employees, representatives or suppliers always act in strict compliance with internal policies, laws and applicable regulations aimed at preventing and combating corruption. Furthermore, due to the COVID-19 pandemic, Modal has adopted a remote working environment for certain employees, a context that may create difficulties for Modal to monitor and follow up on the conduct of such employees relating to compliance with internal policies, laws and regulations. Accordingly, Modal may be subject to violations of internal controls, laws and regulations and related legislation caused by business conduct and occurrences of fraudulent and illicit behavior by its directors, officers, employees, business partners and third parties acting on its behalf.

Modal is subject to laws and regulations relating to money laundering, terrorism financing, corruption and other illegal activities in the jurisdictions in which it operates and may be materially adversely affected by violations of these laws and regulations.

Modal is subject to laws and regulations related to the prevention and combating of money laundering, terrorism financing, corruption and other illegal activities. These laws and regulations require, among other measures, that Modal adopts and apply “Know-your-Customer” (including politically exposed person, or PEP, assessments), “Know-your-Partner” and “Know-your-Supplier” policies and procedures. Modal must also provide training for employees in the prevention of money laundering, terrorism financing and other related illegal activities, as well as report suspicious transactions to the applicable authorities.

These standards have become more detailed and complex, requiring that Modal improves already sophisticated systems and use specialized personnel for compliance and monitoring purposes. Policies and procedures designed to detect and prevent the use of its framework for money laundering, terrorism financing, corruption and other related illegal activities as well as those designed to prevent bribery and other illegal practices may not prove effective in preventing the unauthorized use of its systems by its employees or third-party agents for illegal or improper activities. Modal may be subject to losses due to non-compliance with regulations related to the prevention of illegal activities, which may adversely impact its financial condition and results of operations.

In the event that Modal is unable to fully comply with applicable laws and regulations to prevent and combat money laundering and the financing of terrorism, corruption or other related illegal activities, regulatory and/or self-regulatory agencies with jurisdiction over Modal may impose fines and other penalties, including the revocation of licenses and operating permits. Additionally, Modal may also be held jointly and severally liable for the payment of a fine and full compensation for damage caused due to practices contrary to the Anticorruption Law by its parent companies, subsidiaries, affiliates or consortiums, which in this case could materially and adversely affect its reputation, business, financial condition and results of operations, as well as the market price of its shares.

If Modal, the members of its management, controllers, employees or third parties, acting or not on its behalf, become associated or even accused of being associated or involved in corruption cases, directly or indirectly, its reputation may be negatively affected and/or Modal may be subject to fines, sanctions and/or legal obligations, any

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of which may have a material adverse effect on its results of operations, financial condition, prospects and the market price of its securities.

Modal may not be able to guarantee the accuracy of third-party product information on its platform and it has limited control over the performance of third-party financial products.

Modal offers certain third-party financial products. The acceptance and popularity of its platform is partially based on the reliability and performance of the underlying products and information on it. Modal relies on third-party vendors to ensure the authenticity of its underlying products and the comprehensiveness, accuracy and timeliness of information related to them. If these vendors or their agents provide inauthentic financial products or incomplete, misleading, inaccurate or fraudulent information, Modal may lose the confidence of existing and potential investors. Furthermore, if investors purchase the underlying products they discover on its platform and suffer losses, these investors may blame Modal and attempt to hold it liable for their losses as they may believe that Modal is responsible for the quality and performance of those products. Modal’s reputation may be damaged and it may experience reduced user traffic on its platform, which would adversely affect its business and financial performance.

Modal may incur losses associated with counterparty exposure risks, including from the Brazilian government.

Modal routinely transacts with counterparties in the financial services industry, including brokerage and dealer firms, commercial banks, investment banks, mutual and hedge funds, and other institutional clients. In addition, like most Brazilian banks, Modal invests in debt securities issued by the Brazilian government. As of December 31, 2021, approximately 15% of its assets and 48% of its securities portfolio consist of such government debt securities.

Modal may incur losses in the event that any of its counterparties fail to honor their contractual obligations due to bankruptcy, lack of liquidity, operational failure or other reasons attributable solely to their counterparties. For example, any failure of the Brazilian government to pay these securities on time, or a significant reduction in their market value, could adversely affect Modal’s results of operations directly, due to losses in the portfolio, and indirectly, due to instabilities that could be caused to the banking system as a whole in the event of a default on public debt.

This counterparty risk may also arise if Modal enters into credit agreements in which counterparties have an obligation to make payments and are unable to do so, or if Modal enters into foreign exchange (or other markets) transactions that are not settled at the specified time because of non-delivery by the counterparty, clearing house or other financial intermediary. Failure to meet its contractual obligations may adversely affect its financial performance.

The securities and derivative financial instruments are subject to market price and liquidity variations, due to changes in economic conditions, and may cause significant losses for Modal.

Any future realized or unrealized gains or losses from securities and derivative financial instruments or hedging strategies could have a significant impact on Modal’s revenue. The accounting and recognition of such gains and losses may vary considerably from one period to another. For instance, if Modal enters into derivative transactions to hedge against devaluation of the real (or any other currency) or interest rates, Modal may incur financial losses if the real (or any other currency) appreciates or if interest rates increase.

Modal cannot predict the gains or losses in any future period, and furthermore, variations experienced from one period to another do not necessarily represent a significant benchmark, particularly in Brazil. Gains or losses in its investment portfolio may create volatility in net revenue levels and Modal may not earn a return on its consolidated investment portfolio or any portion thereof in the future. Any losses in its securities and derivative financial instruments could adversely affect Modal.

Such risk may be increased considering the impact on the Brazilian economy, the global economy and the financial market caused by the COVID-19 pandemic and the political instability in Brazil. In addition, any reduction in the value of the securities and derivatives portfolios could lead to a reduction in Modal’s capital ratios, which

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could compromise its ability to undertake certain activities, such as lending or trading of securities at current levels, and to continue to pursue its growth strategies, which could materially adversely affect Modal.

If loan losses exceed the provisions for credit risk in banking activities, Modal could be adversely affected.

Modal’s financial condition and results of operations depend on its ability to assess losses associated with the risks to which Modal is exposed. Modal makes provisions for banking losses according to the parameters established in IFRS 9 and in the Technical Pronouncement of the Brazilian Accounting Pronouncements Committee (Comitê de Pronunciamentos Contábeis), or “CPC” No. 48 and use estimates that involve many factors, supported by available information, including recent events of loss or default, economic scenario, Modal’s financial condition and internal loan risk rating. The calculation of the allowances for loan losses involves significant judgment by management, and these judgments may change in the future depending on information as it becomes available, which may differ from those of other financial institutions in Brazil or abroad. Moreover, the estimates used by Modal involve many factors supported by publicly available information, which may not be correct.

If actual loan losses exceed the allowances for loan activities, Modal will be adversely affected. The ability of borrowers to meet their obligations on schedule is directly related to their operational and financial performance. A financial crisis, such as the 2008 crisis, the European sovereign debt crisis of 2010 to 2012, the financial impact of the COVID-19 pandemic, or poor economic performance resulting from the recession in Brazil, may increase the number of borrowers in default. An increase in the number of non-performing borrowers in Modal’s loan portfolio could increase the losses resulting from such loans and adversely affect Modal.

Modal may be unable to recover the value of secured loans and may be adversely affected.

Upon the occurrence of default, the only recourse, after exhausting all extrajudicial collection measures, is to foreclose the collateral, if any. The recovery of overdue loans from debtors under financial distress may be subject to insolvency proceedings in which Modal’s claim may be junior to other creditors deemed to have preference over Modal, such as employees and tax authorities.

Furthermore, once a court judgment is rendered, enforcement of the rights over the collateral involves additional hurdles. Taking into account the procedures applicable in judicial processes for debt collection and the low liquidity in certain markets, Modal may not be able to enforce its rights over the collateral, which may adversely affect its financial condition and results of operations.

Modal may experience an increase in the portion of overdue loans as its portfolio of credit products and derivatives grows.

Modal intends to continue to grow its portfolio of credit and derivative products. The growth of this portfolio may initially reduce the ratio of overdue loans to total loans until growth slows or the portfolio becomes more seasonal. When the portfolio is seasonal, an increase in the absolute level of past due loans may be experienced. This can result in increases in loan loss provisions, write-offs and the proportion of loans in arrears to total loans. In addition, Modal’s historical loan loss results may not be indicative of its future loan losses.

Modal’s models, management methods and procedures for the management of market, liquidity, credit, operational, social and environmental risks may not be sufficient to avoid exposure to uncategorized or unanticipated risks, as well as the materialization of known risks, which may adversely impact its financial condition and results of operations.

The set of methodologies, policies and processes that Modal uses to monitor, measure and manage risks may be insufficient to avoid exposure to unanticipated risks or the materialization of known risks. This may materially adversely impact its reputation, financial condition and results of operations. Possible legal measures or changes by the regulator, or legislation, could have a negative impact on its activities and results.

The statistical models and management tools used to estimate Modal’s exposures over a period may be inaccurate in measuring the capital, controls and safeguards needed to cover/control/mitigate unpredictable or

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wrongly quantified factors. Furthermore, stress tests and sensitivity analyses based on pre-defined scenarios may not show all the possible impacts on its results of operations.

Modal may also incur losses due to failures, inadequacies or deficiencies in internal processes, systems, human errors or even external events such as natural disasters, environmental accidents, terrorism, robbery and vandalism, in addition to occurrences that are not correctly identified and treated by the models allocated to operational risk, which could adversely affect its business, image, financial condition and results of operations.

Modal may have insufficient capital to meet the capital requirements established by the CMN and the Brazilian Central Bank.

Brazilian financial institutions must comply with the guidelines imposed by the CMN and the Brazilian Central Bank, which are similar to the guidelines of the Basel Accord, related to capital adequacy, including minimum capital requirements. Modal cannot guarantee that in the future it will have sufficient funds or resources available to ensure adequate capitalization, and therefore it may be unable to meet capital adequacy requirements imposed by the CMN and the Brazilian Central Bank.

CMN Resolution No. 4,192, dated March 1, 2013, as amended, establishes a calculation method for regulatory capital held by financial institutions and other institutions authorized to operate by the Brazilian Central Bank. This resolution establishes the beginning of the transition to new standards established by Basel III, and its main purposes are: (1) to improve the capacity of financial institution to absorb shocks arising from the financial system and other economic sectors; (2) to reduce the risk of contagion spreading from the financial sector to the real economic sector (systemic risk); (3) to help maintain financial stability; and (4) to promote sustainable economic growth.

Moreover, financial institutions may only distribute profits, at any time, in an amount higher than may be required by law or regulation if this distribution does not jeopardize compliance with capital and shareholders’ equity requirements. Furthermore, Modal cannot assure you that it will be able to comply with new minimum capital requirements in case they are issued by the Brazilian Central Bank, whether these new requirements stem from changes in the applicable regulatory framework, significant changes in the performance of the Brazilian economy, or any other reasons.

Accordingly, any failure to meet minimum capital requirements may negatively affect Modal’s ability to distribute dividends and interest of shareholders’ equity, in addition to adversely affecting its operating and lending capacity. As a result, Modal may have to sell assets or take other measures that may materially adversely affect Modal. In addition, Brazilian regulators may apply sanctions due to capital inadequacy, including administrative proceedings, fines, disqualification of management and the cancellation of its operating license, which may materially adversely affect Modal.

The expansion of Modal’s business depends on increasing the availability, quality and use of the Internet in Brazil, as well as increasing the use of Internet-connected devices for financial services.

Modal’s future revenues depend on the use of the Internet, as it focuses its growth strategy on providing financial services through online platforms. The use of digital platforms for financial services in Brazil depends, among other factors, on the perceived security, quality of connection and ease of use of the tools. In addition, limited internet access in certain regions of Brazil, particularly those with lower connection quality and/or low income levels, may constrain Modal’s potential growth.

Internet development in Brazil may never reach the levels seen in more developed countries for reasons beyond Modal’s control, including lack of necessary network infrastructure, delayed development of enabling technologies, performance improvements and security measures. The Brazilian Internet infrastructure may not be able to support the continued growth in the number of users, their frequency of use or their broadband requirements. Delays in telecommunications and infrastructure development or other technology failures may prevent improvements in the reliability of the Internet. If telecommunications services are not sufficiently available to support the growth of the Internet in Brazil, response times may be slower, which would reduce Internet usage and impair Modal’s offering of products and services.

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In addition, the price of internet access and internet-connected devices, such as personal computers, tablets, cell phones and other mobile devices, may limit Modal’s growth, particularly in parts of Brazil with low income levels. Income levels in Brazil are significantly lower than in the United States and other more developed countries, while the prices of mobile devices and internet access in Brazil is higher than in these countries. Income levels in Brazil may still decrease and access prices may increase in the future. Any of these factors may limit Modal’s ability to generate revenues.

Modal may be materially adversely affected by the loss of members of management or other professionals who are key to its activities, as well as by the weakening of its organizational culture and / or its inability to attract and retain qualified personnel.

Modal’s businesses operate at the intersection of rapidly changing technological, social, economic and regulatory developments, requiring a broad range of knowledge and intellectual capital. Modal’s ability to maintain a competitive position depends to a large extent on the services provided by its management, its organizational culture and its ability to hire and retain a sufficient number of professionals who are aligned with its organizational culture. Consequently, Modal’s growth and future success depend to a large degree on its ability to retain management and other key professionals and to strategically hire, retain and motivate new talent. To the extent that the market for qualified financial market professionals is extremely competitive, Modal’s ability to attract, retain and motivate key employees and executives depends on its ability to offer highly attractive incentive opportunities. The incentives that Modal provides or offer to these individuals may not be effective in attracting, retaining and motivating them. In addition, its efforts to retain and develop employees may also result in additional expenses, which may negatively affect its profitability.

In order to manage its growth effectively, Modal must continue to strengthen its existing infrastructure, develop and improve its internal controls, create and improve reporting systems, and address problems as they arise. These efforts may require substantial financial expenditures, resource allocation, process development, and other investments and innovations. In addition, Modal encourages employees to quickly develop and launch new features for its products and services. As Modal grows, it may not be able to execute its plans as quickly as other smaller institutions, ceasing to attract qualified personnel for its management and development of its activities.

In addition, financial institutions and other institutions authorized to operate by the Brazilian Central Bank are required to comply with certain rules issued by the CMN regarding the election, approval by the Brazilian Central Bank and compensation of their managers. Members of the board of directors, directors or managing partners of financial institutions and other institutions authorized to operate by the Brazilian Central Bank must have and prove technical qualification compatible with the attributions of the position they hold, which may prevent them from undertaking functions in the institutions. If key members of management resign, or if Modal is unable to continue to attract and retain specialized management, its business, financial condition and results of operations may be adversely affected.

Unfavorable decisions, or the impossibility to make judicial deposits, in judicial or arbitration proceedings, investigation procedures involving Modal, its subsidiaries or its management may adversely affect Modal.

Modal, its subsidiaries and management are subject to, and may be parties to lawsuits, administrative proceedings and investigation procedures in the course of its business, relating to various matters.

Modal cannot guarantee that the results of the proceedings will be favorable to Modal or that the risks inherent to the proceedings will be adequately provided for. The provisions may be insufficient to cover the total cost arising from the lawsuits. Additionally, Modal cannot assure that new material judicial, arbitration or administrative proceedings or investigations against it, its subsidiaries or management will not be commenced and it may be subject to contingencies that require it to spend significant amounts. Modal also cannot assure that the proceedings will not directly affect its business model and expansion plans, or that the amounts accrued will be sufficient to cover the costs and expenses of the proceedings. There may be disagreements between Modal and the authorities with respect to the interpretation of the accounting regulation that governs the constitution of provisions, which may adversely impact Modal’s business and results of operations. Moreover, Modal’s management, as the case may be, incur costs with attorney fees to sponsor the proceedings mentioned in this offering memorandum, and Modal can as

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well be obliged to make judicial deposits, which may reduce its liquidity and affect its financial condition. In case of decisions unfavorable to Modal, especially in lawsuits involving significant amounts and related cases, which reach substantial amounts or prevent the performance of business as initially planned, there may be an adverse effect on Modal.

If lawsuits involving a substantial amount, for which Modal has made a provision significantly lower than actual loss or for which it has not made any provision, are definitively decided against it, its management or its subsidiaries, it may suffer a material adverse effect. Furthermore, unfavorable decisions in any lawsuits filed against members of its management may also render them ineligible to act as its managers, as well as adversely affect its image and business. For more information on legal disputes, see “Business––Legal and Administrative Proceedings.”

Modal’s insurance policies may be insufficient to cover possible claims and losses.

There can be no assurance that Modal’s insurance policies will be sufficient in all circumstances to cover all of the risks to which Modal, and its assets, are subject. The occurrence of a significant uninsured claim or loss, or a claim or loss not subject to indemnification, either in whole or in part, or any failure by its third-party service providers to meet their obligations to Modal, or to contract insurance, may materially adversely affect Modal. Additionally, there can be no assurance that Modal will be able to maintain coverage under its insurance policies at reasonable commercial rates or on otherwise acceptable terms. Furthermore, its insurance policies require the payment of a premium, which may generate additional costs to its business and, consequently, an adverse effect on its financial condition or results of operations. Any failure to so maintain coverage may materially adversely affect Modal.

Modal’s inability or failure to protect its intellectual property rights may adversely affect Modal.

Modal’s intellectual property rights and those of its subsidiaries, including trademarks, patents, copyrights, trade secrets and domain names, are important to its business and that of its subsidiaries. Modal cannot guarantee that its trademarks will not be infringed or that registrations already granted will not be subject to invalidity claims by third parties in administrative or judicial proceedings. Modal relies on applicable laws and regulations, as well as a variety of administrative procedures, to protect its intellectual property.

Furthermore, contractual arrangements and other measures taken by Modal to protect its intellectual property may not prevent third parties from infringing or misappropriating its intellectual property or from independently developing intellectual property rights equivalent to or greater than Modals’. In addition, Modal may not discover or determine the extent of any unauthorized use of its intellectual property rights. Any failure to adequately protect or enforce its intellectual property rights, or significant costs incurred in doing so, would materially harm its business.

Events such as the denial of trademark applications to the Brazilian Patent and Trademark Office (Instituto Nacional da Propriedade Industrial) or “INPI,” or the improper or unauthorized use of Modal’s trademarks may diminish the value of its brand or reputation. There is also the risk, even by default, that Modal may not be able to renew the registration of any of its trademarks in a timely manner, or that its competitors may challenge or invalidate any existing or future trademarks registered or licensed by Modal.

In addition, if any of its trademarks are challenged in court and in the event of an unfavorable court decision, Modal and its subsidiaries may be prohibited from continuing to use them. If Modal and its subsidiaries are unable to protect its property rights, this may have a material adverse effect on its business.

A decrease in Modal’s credit ratings may materially adversely affect its liquidity and competitiveness as well as increase its capital raising costs.

Modal’s capital raising costs and access to the debt capital markets are significantly dependent on its credit ratings. These ratings are provided by private ratings agencies that may, at any time, lower or withdraw its credit ratings or place Modal on a negative “credit watch.”

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A decline in Modal’s ratings may increase its lending costs and limit its access to the capital markets, which may, in turn, result in a decrease in its revenues and materially adversely affect its liquidity. There can be no assurance that ratings agencies will not lower Modal’s credit ratings or the ratings of securities issued by Modal or place it on a negative credit watch. Changes in circumstances, whether real or perceived, may significantly alter its credit ratings, which may, in turn, materially adversely affect its results of operations and liquidity.

Modal may be unable to identify, complete, integrate or obtain the benefits of past and future acquisitions.

Modal have engaged in mergers and acquisitions in the past and may pursue acquisitions in the future as part of its growth strategy.

There can be no assurance that Modal will be able to identify and execute future acquisition opportunities. In addition, its ability to successfully execute acquisitions may be limited by the number of acquisition targets available, internal demand for resources, its ability to obtain financing (to the extent necessary and on satisfactory terms) for larger acquisitions and its ability to obtain the required corporate, regulatory or governmental approvals. Even if Modal is able to identify acquisition targets, third parties with which it has a commercial relationship may be unwilling to enter into agreements on commercially acceptable terms in respect of a particular transaction. Modal may experience significant delays in completing acquisitions, which may not come to fruition for a number of reasons, including failure to meet specified conditions or to obtain the required regulatory approvals. Unanticipated additional conditions for approval may also be imposed. The negotiation and completion of potential acquisitions, whether or not consummated, may potentially affect Modal’s current operations or divert substantial resources. As a result, its business, growth prospects, results of operations and financial conditions may be materially adversely affected.

In addition, acquisitions may expose Modal to unknown obligations or contingencies incurred prior to the acquisition of the target or its assets. The diligence performed to assess the legal and financial condition of the target, as well as any contractual guarantees or indemnities received from the target sellers, may be insufficient to protect or indemnify Modal for any contingencies that may arise. Any significant contingencies arising from acquisitions may materially adversely affect Modal’s business and results of operations. Modal may also acquire companies that are not subject to independent external audits, which may increase the risks related to the acquisition.

As a result of a number of factors, Modal may be unable to benefit from completed acquisitions, including as a result of its inability to (1) implement its culture in the acquired companies, (2) integrate its operating and accounting policies and procedures, as well as back-office information and operation systems, with those of the acquired companies, (3) expedite the consolidation of subsidiaries, (4) retain existing management to the extent necessary or adapt the acquired companies’ operations, (5) prevent the loss of customers of the acquired companies or its existing customers, or (6) otherwise generate sufficient revenue to offset the costs and expenses of acquisitions. The operational and financial synergies and other benefits resulting from these transactions may not occur.

Moreover, the closing and success of any transaction will be, at least in part, subject to a number of economic and other factors that are beyond Modal’s control. Any combination of the factors mentioned above may result in its inability to integrate acquired companies or assets or achieve the expected growth or synergies of a particular transaction, which may materially adversely affect its business, results of operations and financial condition.

Modal may not be able to successfully negotiate with the unions to which its employees are affiliated, which may affect adversely affect Modal.

Modal’s employees and those of its subsidiaries are affiliated with different workers’ unions with which, according to labor laws, it must negotiate salaries, benefits, working hours and other items on an annual basis. If Modal fails to reach an agreement with the unions in terms that are satisfactory to Modal, Modal may be required to grant other benefits that may result in an increase in expenses or may generate employee dissatisfaction, which in turn may result in strikes and shutdowns adversely affecting Modal.

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Negative results of subsidiaries can adversely affect Modal’s results.

Modal directly and indirectly control several companies, and the results of these participations compose, among others, its results. Thus, the results obtained in the activities of these companies impact its results. Also, due to possible negative results in the subsidiaries, there is no guarantee that Modal will receive any dividends or other distributions of results from these companies.

Furthermore, any failures in the provision of services by Modal’s subsidiaries could lead to financial losses and reputational damage for them and for Modal, since its subsidiaries provide services directly to its clients. Furthermore, an investigation or intervention by the Brazilian Central Bank, especially in the activities developed by any of its subsidiaries, may have a material adverse impact on other subsidiaries and on Modal. In the event that Modal and/or any of its financial subsidiaries become insolvent, the Brazilian Central Bank does not conduct the liquidation or intervention process on a consolidated basis, its creditors will not be able to make a direct claim on the assets of its financial subsidiaries and the creditors of the financial subsidiaries will not be able to claim its assets or the assets of other subsidiaries of which they are not direct creditors, and the creditors of the financial subsidiaries will have preference over its creditors regarding the assets of those financial subsidiaries. The Brazilian Central Bank also has the authority to carry out other corporate reorganizations or transfers of control in the event of intervention or liquidation proceedings. All of these factors may adversely impact the shareholders of Modal.

Finally, it is not possible to estimate whether reputational damage to its subsidiaries may also adversely affect its results.

Modal contracts for the storage of data and information produced in its operations through “cloud” storage. Any interruptions or failures in IT systems by those responsible for storing this data or information may result in a material adverse effect to Modal.

Modal’s operations depend on the efficient and uninterrupted operation of its IT systems. Data and information generated from its operations are processed and stored on virtual servers directly on the Internet through cloud storage. If cloud servers are interrupted by internal failures, failures in the provision of services by contracted suppliers (whether resulting from computer virus, physical or electronic invasion) or any inability to meet contractual obligations, its operations may be temporarily interrupted and Modal may be liable to third parties that are affected directly or indirectly by such occurrences, which may materially adversely affect Modal.

Additionally, according to CMN Resolution No. 4,658, dated April 26, 2018, financial institutions must observe cybersecurity requirements when contracting data processing and storage and cloud computing services. If providers of these types of services fail to comply with its operational requirements Modal may be adversely affected.

Stored in the cloud by Modal are data of customers, managers, employees and other persons related to Modal. If the systems of the service providers suffer failures or interruptions in security processes, such data may be subject to leakage or other situations that characterize violations to the privacy of their respective holders. Modal may be subject to liability under the LGPD, as well as other regulatory penalties.

Modal is subject to the interruption in activities outsourced to third parties.

Modal’s back office, communication and information technology systems are highly complex and depend on a large network of outsourced companies involving services of various sizes, including services indispensable for their regular operation (for example, information technology and security, credit card processing and communication with the B3 platform). Thus, if Modal is not able to maintain or renew the contracts with its current service providers, it may have difficulties in integrating its systems with new providers, which may generate operational problems. In addition, Modal may not be able to replace these service providers in a timely manner or to avoid failures during the transition period, which may also impact its operations.

Modal cannot assure you that the external service providers will be able to continue to provide these services to meet its current needs efficiently and economically, or that they will be able to adequately expand their services to meet its needs in the future. Some external service providers may have assets and infrastructure that are important to

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the services they provide to Modal and that are located inside or outside Brazil, and their ability to provide these services is subject to risks of political, economic, legal or other unfavorable developments, such as social or political instability, changes in governmental policies or changes in the applicable laws and regulations of the jurisdictions in which their assets and operations are located.

Modal is subject to negative effects from any interruptions in activities performed by third parties that provide material services to Modal, especially those related to information technology. Such interruptions may adversely affect its results of operations and financial condition.

The effectiveness of Modal’s credit risk management is affected by the quality and scope of information available in Brazil.

In determining the credit capacity of customers, Modal uses credit information available in its database as well as public credit customer information provided by the Brazilian Central Bank and other sources. Due to limitations in the availability of information and the information infrastructure in existence in Brazil, Modal’s credit risk assessment associated with a particular customer may not be based on complete, accurate or reliable information. In addition, there can be no assurance that its credit scoring systems collect complete or accurate information that reflects the actual behavior of customers or that their credit risk can be properly assessed.

Modal relies on other publicly available resources and internal resources, which may not be effective. Modal may face losses above the provisions in loan activities and be adversely affected, as the borrowers’ ability to meet their obligations on schedule is connected to their operational and financial performance. As a consequence, its ability to efficiently manage credit risk, and subsequently, its provision for impairment losses, could be materially adversely affected.

Increases in borrower defaults could adversely affect Modal’s results of operations and financial condition.

In the ordinary course of its business, Modal is exposed to the risk of default by counterparties in credit operations. The ability of borrowers to honor their obligations on time is directly related to the performance of economic activity in Brazil. Economic crises or weak economic performance may generate an increase in defaults on loan operations. An increase in the level of default in Modal’s loan portfolio may result in increased loan losses and adversely affect its results of operations and financial condition. Modal cannot guarantee how its customers' delinquency levels will behave in the future.

Modal faces increased risk as new business initiatives work with a wider variety of customers and counterparties and give rise to exposure to new asset classes and markets.

Establishing itself in the marketplace may expose Modal, directly or indirectly, to individuals and institutions that are not among its existing clients and counterparties, subjecting Modal to new asset classes and markets – as was the case with its entry into the digital banking segment, when Modal began to establish its position in the offering of products that were not part of its traditional portfolio, such as digital accounts and credit and debit cards. These activities may expose Modal to new and increased risks, including risks associated with increased regulatory scrutiny of Modal’s activities, engagement with governmental agencies, reputational concerns arising from dealings with less sophisticated counterparties and investors, or the manner in which its assets are being operated or maintained, which may adversely affect Modal.

Defaults by other financial institutions could harm the financial markets and Modal.

The financial condition of many financial institutions may be closely interrelated as a result of lending, trading, clearing or other relationships among the institutions. As a result, concerns about or the default of one institution itself could lead to significant liquidity problems, losses and/or defaults by other institutions. This is sometimes referred to as a systemic risk and can harm financial intermediaries, such as the clearing agencies, clearing houses, banks, securities firms and exchanges with which Modal interacts on a daily basis, as well as itself. Modal may be adversely affected if any financial institution that is a counterparty to operations with it fails to honor its obligations.

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Certain Risks Relating to Brazil

You should read and consider the risk factors specific to our business that will also affect us after the Merger. These risks are described in “Item 3. Key Information—D. Risk Factors—Certain Risks Relating to Brazil” in the XP 2021 Form 20-F, as such risks may be updated or supplemented in our subsequently furnished current reports on Form 6-K, which are incorporated by reference into this prospectus. See the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Certain Risks Relating to the XP Shares and XP BDRs

You should read and consider the risk factors specific to our shares that will also affect us after the Merger. These risks are described in “Item 3. Key Information—D. Risk Factors—Certain Risks Relating to Our Class A common shares” in the XP 2021 Form 20-F, as such risks may be updated or supplemented in our subsequently furnished current reports on Form 6-K, which are incorporated by reference into this prospectus. See the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Shareholders could be diluted in the future, which could also adversely affect the market price of XP Shares or XP BDRs.

It is possible that XP may decide to offer additional XP Shares or securities convertible therein in the future either to raise capital or for other purposes. If XP Shareholders do not take up such offer of XP Shares (including in the form of XP BDRs) or were not eligible to participate in such offering, their proportionate ownership and voting interests in XP would be reduced.

The holders of the XP Shares and XP BDRs may not receive cash dividends in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors of XP and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. In addition, our holding company structure makes us dependent on the operations of our subsidiaries. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We are a Cayman Islands exempted company with limited liability. The rights of our shareholders, including with respect to fiduciary duties and corporate opportunities, may be different from the rights of shareholders governed by the laws of U.S. jurisdictions or Brazil.

We are a Cayman Islands exempted company with limited liability. Our corporate affairs are governed by our Memorandum and Articles of Association and by the laws of the Cayman Islands. The rights of shareholders and the responsibilities of members of our board of directors may be different from the rights of shareholders and responsibilities of directors in companies governed by the laws of U.S. jurisdictions or Brazil. In particular, as a matter of Cayman Islands law, directors of a Cayman Islands company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman Islands law, directors and officers owe the following fiduciary duties: (1) duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole; (2) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (3) directors should not improperly fetter the exercise of future discretion; (4) duty to exercise powers fairly as between different sections of shareholders; (5) duty to exercise independent judgment; and (6) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests. Our Memorandum and Articles of Association have varied this last obligation by providing that a director must disclose the nature and extent of his or her interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting. Conversely, under Delaware corporate law, a director has a fiduciary duty to the corporation and its shareholders

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(made up of two components) and the director’s duties prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. See “Description of XP Share Capital—Principal Differences between Cayman Islands and U.S. Corporate Law.”

As a foreign private issuer, we have different disclosure and other requirements than U.S. domestic registrants.

As a foreign private issuer, we are subject to different disclosure and other requirements than domestic U.S. registrants. For example, as a foreign private issuer, in the United States, we are not subject to the same disclosure requirements as a domestic U.S. registrant under the Exchange Act, including the requirements to prepare and issue quarterly reports on Form 10-Q or to file current reports on Form 8-K upon the occurrence of specified significant events, the proxy rules applicable to domestic U.S. registrants under Section 14 of the Exchange Act or the insider reporting and short-swing profit rules applicable to domestic U.S. registrants under Section 16 of the Exchange Act. In addition, we rely on exemptions from certain U.S. rules which permit us to follow Cayman Islands legal requirements rather than certain of the requirements that are applicable to U.S. domestic registrants.

We follow Cayman Islands laws and regulations that are applicable to Cayman Islands companies. However, Cayman Islands laws and regulations applicable to Cayman Islands companies do not contain any provisions comparable to the U.S. proxy rules, the U.S. rules relating to the filing of reports on Form 10-Q or 8-K or the U.S. rules relating to liability for insiders who profit from trades made in a short period of time, as referred to above.

Furthermore, foreign private issuers are required to file their annual report on Form 20-F within 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information, although we are subject to Cayman Islands laws and regulations having, in some respects, a similar effect as Regulation Fair Disclosure. As a result of the above, even though we are required to file or furnish reports on Form 6-K disclosing the limited information which we have made or are required to make public pursuant to Cayman Islands law, or are required to distribute to shareholders generally, and that is material to us, you may not receive information of the same type or amount that is required to be disclosed to shareholders of a U.S. company.

Our shareholders may face difficulties in protecting their interests because we are a Cayman Islands exempted company.

Our corporate affairs are governed by our Memorandum and Articles of Association, by the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less exhaustive body of securities laws than the United States. In addition, some U.S. states, such as Delaware, have more fulsome and judicially interpreted bodies of corporate law than the Cayman Islands.

While Cayman Islands law allows a dissenting shareholder to express the shareholder’s view that a court sanctioned reorganization of a Cayman Islands company would not provide fair value for the shareholder’s shares, Cayman Islands statutory law does not specifically provide for shareholder appraisal rights in connection with a court sanctioned reorganization (by way of a scheme of arrangement). This may make it more difficult for you to assess the value of any consideration you may receive in a merger or consolidation (by way of a scheme of arrangement) or to require that the acquirer gives you additional consideration if you believe the consideration offered is insufficient. However, Cayman Islands statutory law provides a mechanism for a dissenting shareholder in a merger or consolidation to apply to the Grand Court of the Cayman Islands or the “Cayman Islands Court,” for a

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determination of the fair value of the dissenter’s shares if it is not possible for the company and the dissenter to agree on a fair price within the time limits prescribed.

Shareholders of Cayman Islands exempted companies (such as us) have no general rights under Cayman Islands law to inspect corporate records and accounts or to obtain copies of lists of shareholders. Our directors have discretion under our Memorandum and Articles of Association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Subject to limited exceptions, under Cayman Islands’ law, a minority shareholder may not bring a derivative action against the board of directors. Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar.

United States civil liabilities and certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, the majority of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside of the United States. As a result, it may be difficult to effect service of process within the United States upon these persons. It may also be difficult to enforce in U.S. courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who are not resident in the United States and the substantial majority of whose assets are located outside of the United States.

Further, it is unclear if original actions predicated on civil liabilities based solely upon U.S. federal securities laws are enforceable in courts outside the United States, including in the Cayman Islands and Brazil. Courts of the Cayman Islands may not, in an original action in the Cayman Islands, recognize or enforce judgments of U.S. courts predicated upon the civil liability provisions of the securities laws of the United States or any state of the United States on the grounds that such provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, courts of the Cayman Islands will recognize and enforce a foreign judgment of a court of competent jurisdiction if such judgment is final, for a liquidated sum, provided it is not in respect of taxes or a fine or penalty, is not inconsistent with a Cayman Islands’ judgment in respect of the same matters, and was not obtained in a manner which is contrary to the public policy of the Cayman Islands. In addition, a Cayman Islands Court may stay proceedings if concurrent proceedings are being brought elsewhere.

Upon completion of the Merger, the rights of Modal Shareholders who become holders of XP Shares (in the form of XP BDRs) will be governed by the deposit agreement between us and the BDR Depositary, as well as by the laws and regulations of Brazil. The XP Shares underlying the XP BDRs are governed by the XP Memorandum and Articles of Association and by the laws of the Cayman Islands. The rights associated with Modal Shares are different from the rights associated with XP Shares or XP BDRs. Material differences between the rights of Modal Shareholders and the rights of XP Shareholders include differences with respect to, among other things, dividends, redemptions, preemptive rights, shareholder voting rights, approval of mergers and business combinations, cumulative voting, nomination and appointment of directors, vacancies on the board of directors, committees of the board of directors, the fiscal counsel, the convening of annual meetings of shareholders and special shareholder meetings, notice provisions for meetings, the quorum for shareholder meetings, shareholder action by written consent, mandatory tender offer, shareholder information rights, rights of dissenting shareholders, the ability to amend governing documents and the indemnification of directors and officers. See the section of this prospectus entitled “Comparison of the Rights of Modal Shareholders and XP Shareholders.”

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Comparative Selected Unaudited Per Share Data

XP Per Share Data

The following table sets forth certain historical audited information with respect to net book value per share as of December 31, 2021 and dividends declared per share for the fiscal year ended December 31, 2021 for XP. The historical information for XP has been prepared under IFRS.

Modal financial statements and data have not been included in this prospectus because the significance test was not met at the 20% level in accordance with Rule 1-02(w) of Regulation S-X.

The information that follows should be read in conjunction with the historical audited consolidated financial statements of XP appearing in the XP 2021 Form 20-F incorporated by reference into this prospectus.

	Historical XP
	(in US$)
As of December 31, 2021
Net book value per share(1)	US$	4.1283
For the fiscal year ended December 31, 2021
Dividends declared per Class A common share(2)		—
Net income (loss) per Class A common share attributable to XP — basic(2)		6.4211
Net income (loss) per Class A common share attributable to XP — diluted(2)		6.2588

(1)	Net book value per share information was calculated using the total number of shares outstanding as of December 31, 2021.

(2)	Historical dividends declared per share and earnings per share information were based on historical information available elsewhere in this prospectus or incorporated herein by reference.

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The Modal Shareholders’ Meeting

The Modal Shareholders’ Meeting is scheduled to be held virtually, on                 , 2022, at      :00 am (Brasília time, or “BRT,” through an electronic platform.

At the Modal Shareholders’ Meeting, Modal Shareholders will be asked to consider and vote upon the following proposals:

•	to ratify the appointment of the appraisers in connection with the Merger;

•	to approve the Merger, which involves (i) the Merger of Shares, so that Banco XP becomes the sole shareholder of Modal by virtue of such merger; and (ii) the subsequent delivery of the Redeemable Shares to Modal Shareholders, which will be redeemed on the same date of their delivery in exchange for XP Shares (in the form of XP BDRs);

•	to approve the execution of the Merger Protocol;

•	to waive the obligation that Banco XP be listed on B3’s Novo Mercado listing segment after the implementation of the Merger;

•	to authorize Modal’s management to conduct all necessary acts and to execute the necessary documents in connection with the Merger; and

•	related resolutions.

Shareholders Entitled to Vote

All Modal Shareholders as of the Modal Record Date are entitled to vote on the Merger proposal at the Modal Shareholders’ Meeting. Each Modal Share as of the Modal Record Date is entitled to one vote on the Merger proposal presented for consideration at the Modal Shareholders’ Meeting. As of the date of this prospectus, according to Modal bylaws, there are               Modal common shares.

If you are an Modal Shareholder, you may be required under the Brazilian Corporation Law to show documents proving your identity to gain admittance to the Modal Shareholders’ Meeting. If you grant a proxy to someone to act for you at the meeting you shall comply with the procedures, which are expected to be set forth in the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

Quorum – Required Vote

The Merger must be approved by the shareholders of Modal at the Modal Shareholders’ Meeting. The quorum required to hold the Modal Shareholders’ Meeting is 66.66% of the voting capital stock on first call, provided that, if the required quorum is not reached, the Modal Shareholders’ Meeting may be held on second call with any number of shareholders present. After the Modal Shareholders’ Meeting is convened, pursuant to Modal’s bylaws, approval of the Merger at such extraordinary general meeting requires the affirmative vote of shareholders holding shares representing a majority of the capital stock of Modal as well as a majority of the Modal Shares in the free float.

Abstentions from voting by shareholders attending the meeting will be counted for the purpose of determining the presence of a quorum.

It is currently expected that Modal Controle Participações S.A. will vote in favor of the Merger Proposal. The affirmative vote of the Modal Shares controlled by Modal Controle Participações S.A. in favor of the Merger constitutes sufficient votes to approve the Merger at the Modal Shareholders’ Meeting, but the vote of the majority of Modal’s free float attending Modal Shareholders’ Meeting is necessary to approve the waiver of the obligation that Banco XP be listed on B3’s Novo Mercado listing segment after the implementation of the Merger.

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Modal Shareholders will be informed of the Modal Shareholders’ Meeting by publication of a notice in the “Monitor Mercantil” newspaper, which will also be available on Modal’s website at http://ri.modal.com.br. The call notice is expected to be disclosed on Modal’s website on                 , 2022.

Treatment of Abstentions; Failure to Vote

An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. At the Modal Shareholders’ Meeting at which shareholders will consider the Merger proposal, abstentions will be counted in determining whether a quorum is present.

Although abstentions and a failure to vote your Modal Shares are accounted for separately, in practice they will have the same effect as a vote “Against” the Merger proposal, considering the approval requires the affirmative vote of shareholders representing the majority of Modal’s share capital.

Manner of Voting

If you are a Modal Shareholder entitled to attend and vote at the Modal Shareholders’ Meeting, you must either (i) attend the virtual meeting and vote in person; or (ii) appoint a proxy to vote on your behalf at the virtual meeting. Neither XP nor Modal is asking you for a proxy, and you are requested not to send XP or Modal a proxy.

Voting procedures will be available on the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

Modal Shareholders attending the Modal Shareholders’ Meeting must deliver proof of their status as shareholders and proof that they hold the Modal Shares they intend to vote by delivery of proper identification as per the instructions that will be set out in the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

Tabulation of Votes

Among other functions, the person appointed as secretary at the Modal Shareholders’ Meeting will be responsible for determining the number of Modal Shares represented at the Modal Shareholders’ Meeting to confirm the existence of a quorum, as well as for counting the votes cast at the meeting.

Withdrawal Rights

Modal Shareholders have the following withdrawal rights under Brazilian law in connection with the Merger. Assuming that the Merger is approved, individuals and legal entities who are Modal Shareholders from                 , 2022 and who still own Modal Shares until the exercise of their withdrawal rights and did not vote in favor of the Merger (including those that were absent from the relevant shareholders’ meeting) at the Modal Shareholders’ Meeting, are entitled to withdrawal rights in connection with the Merger as provided under Article 137 of the Brazilian Corporation Law.

Under Brazilian law, withdrawal rights are akin to appraisal or dissenters’ rights in that they permit shareholders to receive a fixed amount of cash in exchange for each Modal Share calculated on the basis of the book value per share of Modal’s shareholders’ equity, subject to the conditions set forth below and described in further detail herein. Other than the withdrawal rights described herein, you do not have appraisal or dissenters’ rights under Brazilian law.

In order to exercise such withdrawal rights, Modal Shareholders must give notice thereof within 30 days following the publication of the Modal Merger Approval in the “Monitor Mercantil” newspaper, Publication is expected to occur within one week of the Modal Shareholders’ Meeting.

The amount payable as reimbursement for the value of the Modal Shares will correspond to the book value of shareholders’ equity per share of Modal on          , according to Modal’s financial statements approved at the annual general shareholders meeting held on          , without prejudice to the right of such holders to request the preparation

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of a special balance sheet. Modal Shareholders that exercise their withdrawal rights will receive the cash amount on within            days from the end of the withdrawal rights exercise period.

If you do not exercise your withdrawal rights as a shareholder of Modal within 30 days of the publication of the Modal Merger Approval and following consummation of the Merger, you will automatically receive XP Shares (in the form of XP BDRs) according to the Exchange Ratio, provided that you hold such Modal Shares through the Cut-off Date. See “The Merger—Withdrawal Rights for Modal Shareholders.”

Creditor Opposition Rights

Creditors of Modal will have no creditor opposition rights in connection with the Merger.

Shareholding Structure

Unless the Alternative Structure is implemented (as defined herein), following the completion of the Merger, Modal will become a wholly-owned subsidiary of Banco XP and Modal Shareholders will hold XP Shares (in the form of XP BDRs), pursuant to the Exchange Ratio, as further described in this prospectus.

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The Merger

The following is a description of the material aspects of the Merger. This section does not purport to be complete and may not contain all of the information that is important to you. You should carefully read this entire prospectus, the documents incorporated by reference into this prospectus, including the full text of the Merger Protocol, forms of which are included as Exhibits to the registration statement of which this prospectus is a part, for a more complete understanding of the Merger. All descriptions in this summary and in this prospectus of the terms and conditions of the Merger are qualified in their entirety by reference to transaction agreements. In addition, important business and financial information about each of XP and Modal is included in or incorporated by reference into this prospectus and Exhibits to the registration statement of which this prospectus is a part. For a listing of the documents incorporated by reference into this prospectus, see the section of this prospectus entitled “Incorporation of Certain Documents by Reference.”

Overview

XP is a “foreign private issuer” in accordance with Rule 405 of the Securities Act. XP’s Class A common shares are registered with the SEC and listed on the Nasdaq under the ticker symbol “XP.” Modal is a corporation (sociedade anônima) organized under the laws of Brazil. Modal’s Shares are registered with the CVM and listed on the B3 in the form of units which are comprised of one Modal common share and two Modal preferred shares under the ticker symbol “MODL11.”

The Merger will consist of a merger of Modal with Banco XP, subject to compliance with Brazilian law. Unless the Alternative Structure is implemented (as defined herein), following the completion of the Merger, Modal will become a wholly-owned subsidiary of Banco XP and Modal Shareholders will hold XP Shares (in the form of XP BDRs), pursuant to the Exchange Ratio, as further described in this prospectus. Subject to the terms and conditions of the Merger Protocol between Modal and XP, the Merger is expected to become effective on the Closing Date.

The Merger is being proposed by XP with the aim to continue to grow its open investment platform presence. XP believes that the synergies that will result from the Merger will accelerate the process of disrupting the Brazilian financial markets, promoting an increase in, and continuing to facilitate consumer access to, investment products.

The Merger Protocol provides that, subject to the terms and conditions described therein, and upon consummation of all of the transactions contemplated thereby, all Modal Shares will be merged by Banco XP and Modal will become a wholly-owned subsidiary of Banco XP. The terms and conditions of the contemplated transactions are contained in the Merger Protocol, which are described in this prospectus and included as an Exhibit to the registration statement of which this prospectus forms a part. You are encouraged to read the Merger Protocol carefully, as it is the legal documents that governs the Merger. All descriptions in this summary and in this prospectus of the terms and conditions of the Merger are qualified in their entirety by reference to the Merger Protocol.

Upon the completion of the Merger, the Modal Controlling Shareholder will receive XP Shares. The remaining Modal Shareholders, which may be Brazilian or non-Brazilian residents, will receive in the Merger XP Shares (in the form of XP BDRs), pursuant to the procedures set forth in section “—Receipt of XP Shares (in the form of XP BDRs).” Modal Shareholders who receive XP Shares (in the form of XP BDRs) and who wish to cancel their XP BDRs and receive the XP Shares represented thereby may inform their broker of such intention at any time after the completion of the Merger.

No fractions of XP Shares or XP BDRs will be distributed. Following the Merger, XP Shares underlying fractional entitlements to XP BDRs will be grouped into whole numbers for issuance of XP BDRs to be sold on the open market managed by B3. The gross proceeds from the sale of the XP BDRs will be distributed on a pro rata basis to the former Modal Shareholders who held the right to receive fractional XP BDRs. No additional consideration in cash or in kind will be paid by XP or Banco XP to Modal Shareholders in connection with the Merger. See also “The Merger—Overview.”

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Background to the Merger

On January 7, 2022, we issued a press release and furnished a corresponding Form 6-K to the SEC, stating that we had entered into a binding agreement to merge Modal with Banco XP in exchange for XP Shares (in the form of BDRs), pursuant to the Exchange Ratio. In case Modal fails to obtain the necessary consents to implement the Merger, we intend to carry out the Alternative Structure, to acquire 55.7% of Modal’s share capital from its controlling shareholder in a stock for stock transaction and to grant the right to all the minority shareholders of Modal to sell their equity stake for the same consideration. See “—Alternative Structure.”

The Merger will consist of (i) a merger of Modal with Banco XP, subject to compliance with Brazilian laws; (ii) the subsequent delivery of the Redeemable Shares to Modal Shareholders, which will be redeemed on the same date of their delivery. Upon effectiveness of the Merger, in exchange for their Redeemable Shares, the Modal Controlling Shareholder and the remaining Modal Shareholders, which may be Brazilian or non-Brazilian residents, will receive in the Merger XP Shares (in the form of XP BDRs). In order to receive XP Shares (in the form of XP BDRs) subject to the conditions described in this prospectus, you must be a Modal Shareholder on the Cut-off Date. Modal Shareholders who receive XP Shares (in the form of XP BDRs) and who wish to cancel their XP BDRs and receive the XP Shares represented thereby may inform their broker of such intention at any time after the completion of the Merger.

Unless the Alternative Structure is implemented (as defined herein), upon effectiveness of the Merger, Modal will become a wholly-owned subsidiary of Banco XP and Modal Shareholders will hold XP Shares (in the form of XP BDRs), pursuant to the Exchange Ratio, as further described in this prospectus.

Subject to the terms and conditions of the Merger Protocol, the Merger is expected to become effective on the Closing Date.

Receipt of XP Shares (in the form of XP BDRs)

The dates on which you will receive your XP Shares (in the form of XP BDRs) are expected to be set forth in the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

The Modal Shareholders who receive BDRs and who wish to cancel their BDRs and receive the XP Shares represented thereby may inform their broker, and such broker in turn informs the BDR Depositary, of such intention at any time after the completion of the Merger. Modal Shareholders must consult their respective brokers in order to assess the required documents and relevant fees in connection with the cancellation of the XP BDRs to receive the XP Shares represented thereby.

The procedures for the receipt of the XP Shares (in the form of XP BDRs) (and further cancelation of such XP BDRs after the completion of the Merger, if Modal Shareholders so intend to do so) are expected to be set forth in the call notice for the Modal Shareholders’ Meeting and/or in the documents relating thereto.

No fractions of XP Shares or XP BDRs will be distributed. Following the Merger, XP Shares underlying fractional entitlements to XP BDRs will be grouped into whole numbers for issuance of XP BDRs to be sold on the open market managed by B3. The gross proceeds from the sale of the XP BDRs will be distributed on a pro rata basis to the former Modal Shareholders who held the right to receive fractional XP BDRs. No additional consideration in cash or in kind will be paid by XP or Banco XP to Modal Shareholders in connection with the Merger.

Exchange Ratio for Modal Shareholders

The Exchange Ratio is expected to be of one XP Share (in the form of XP BDRs) for           Modal Shares. This exchange ratio corresponds to up to 19,500,000 XP Shares divided by           Modal Shares outstanding immediately prior to the completion of the Merger (which excludes Modal treasury shares).

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Modal’s Reasons for the Merger

At its meeting held on                 , 2022, after due consideration and consultation with Modal’s advisors, the Modal board of directors           . In making its determination, the Modal board of directors            .

XP’s Reasons for the Merger

At its meeting held on January 6, 2022, after due consideration and consultation with XP’s management and advisors, the XP board of directors approved the Merger. In making its determination, the XP board of directors considered that the Merger will accelerate the process of disrupting the Brazilian financial markets, promoting an increase in, and continuing to facilitate consumer access to, investment products, with the aim to continue to grow its open investment platform presence due to the synergies that will result from the merger of Modal's and XP's businesses and experiences.

Financial Implications of the Merger

In accordance with IFRS, XP Inc will account for the Merger as a business combination applying the acquisition method of accounting with XP Inc as the acquirer. For a more detailed discussion of the accounting treatment of the Merger, see the section entitled “The Merger—Accounting Treatment of the Merger.”

Shareholder Approval of XP

XP Shareholders are not required to approve the Merger under Cayman law.

Conditions Precedent

The completion of the Merger is subject to certain conditions precedent to the Merger of Shares, including:

•	the approval of the Merger Proposal at the Modal Shareholders’ Meeting and at Banco XP’s shareholders meeting;

•	the approval of the Merger by Brazil’s Administrative Council for Economic Defense (Conselho Administrativo de Defesa Econômica), or “CADE;”

•	the approval of the Merger by the Brazilian Central Bank;

•	the absence of any law or order prohibiting or enjoining the consummation of the Merger;

•	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC;

•	Modal shall (i) have obtained the respective third-party consents of its agreements currently in force and there will not be material obligations that may have declared their early termination (or other incident penalties) due to the Merger, or the Obligations Subject to Early Termination;” or (ii) have liquidated all its Obligations Subject to Early Termination; or (iii) have cash representing 100% of the necessary amount to liquidate all the Obligations Subject to Early Termination (including any incident penalties); and

•	other customary conditions precedent for transactions of this type.

Alternative Structure

If the Merger is not completed, XP shall (i) acquire all Modal Shares held by Modal Controlling Shareholder in exchange for XP Shares, in a stock for stock transaction, and (ii) carry out a public tender offer for the acquisition of the remaining Modal Shares held by Modal Shareholders in accordance with Brazilian law, whereby we would grant the right to all the minority shareholders of Modal to sell their equity stake for the same consideration. As a result of

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the Alternative Structure, XP expects to acquire 55.68% of Modal’s share capital from the Modal Controlling Shareholder.

Withdrawal Rights for Modal Shareholders

Modal Shareholders have the following withdrawal rights under Brazilian law in connection with the Merger. Assuming that the Merger is approved, individuals and legal entities who are Modal Shareholders from                 , 2022 and who still own Modal Shares until the exercise of their withdrawal rights and did not vote in favor of the Merger (including those that were absent from the relevant shareholders’ meeting) are entitled to exercise withdrawal rights as provided under Article 137 of Brazilian Corporation Law.

Under Brazilian law, withdrawal rights are akin to appraisal or dissenters’ rights in that they permit shareholders to receive a fixed amount of cash in exchange for each Modal Share calculated on the basis of the book value per share of Modal’s shareholders’ equity, subject to the conditions set forth below and described in further detail herein. Other than the withdrawal rights described herein, you do not have appraisal or dissenters’ rights under Brazilian law.

In order to exercise such withdrawal rights, Modal Shareholders must give notice thereof within 30 days following the publication of the Modal Merger Approval in the “Monitor Mercantil” newspaper. Publication is expected to occur within one week of the Modal Shareholders’ Meeting.

The amount payable as reimbursement for the value of the Modal Shares will correspond to the book value of shareholders’ equity per share of Modal on          , according to Modal’s financial statements approved at the annual general shareholders meeting held on          , without prejudice to the right of such holders to request the preparation of a special balance sheet. Modal Shareholders that exercise their withdrawal rights will receive the cash amount on within            days from the end of the withdrawal rights exercise period.

If you do not exercise your withdrawal rights as a shareholder of Modal within 30 days of the publication of the Modal Merger Approval and following consummation of the Merger, you will automatically receive XP Shares (in the form of XP BDRs) according to the Exchange Ratio, provided that you hold such Modal Shares through the Cut-off Date.

XP Shareholders that hold Class A common shares have no dissenters’ rights under Cayman law.

Certain Information on the Ownership and Management of XP and Modal Prior to and Following the Merger

Ownership of XP Prior to and After the Merger

The following table summarizes the shareholder participation in XP prior to the Merger:

	Shares Beneficially Owned Before the Merger				% of Total Voting Power(1)
	Class A		Class B
Shareholders	Shareholders	%	Shares	%
XP Control LLC(2)	—	—	103,375,726	91.7%	65.7%
ITB Holding Brasil Participações Ltda.(3)	54,268,193	12.1%	9,341,368	8.3%	9.4%
Itaúsa S.A.(4)	64,470,985	14.4%	—	—	4.1%
General Atlantic (XP) Bermuda, L.P.(5)	18,805,733	4.2%	—	—	1.2%
São Carlos Investimentos Ltd.(6)	9,906,362	2.2%	—	—	0.6%
São Marcos Investimentos Ltd.(7)	9,906,362	2.2%	—	—	0.6%
Free Float	289,199,227	64.7%	—	—	18.4%
Treasury XP Inc.	729,903	0.2%	—	—	0.0%

(1)	Percentage of total voting power represents voting power with respect to all of our Class A common shares and Class B common shares, as a single class. Holders of our Class B common shares are entitled to 10 votes per share, whereas holders of our Class A common shares are entitled to one vote per share. For more information about the voting rights of our Class A common shares and Class B common shares, see “Description of XP Share Capital.”

(2)	Includes Class B common shares owned by XP Control LLC, or “XP Control,” with its registered address of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Guilherme Dias Fernandes Benchimol, Bernardo Amaral

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Botelho, Carlos Alberto Ferreira Filho, Gabriel Klas da Rocha Leal, Fabrício Cunha de Almeida, Bruno Constantino Alexandre dos Santos and Guilherme Sant’Anna Monteiro da Silva are indirect controlling shareholders of XP Control, or the “XP Control Controlling Shareholders” in accordance with XP Control’s Amended and Restated Limited Liability Company Agreement and Unitholders’ Agreement. The XP Control Controlling Shareholders have beneficial ownership of the Class B common shares held of record by XP Control. Each of the XP Control Controlling Shareholders disclaims ownership of the Class B common shares except to the extent he has a pecuniary interest therein.

(3)	Includes Class A common shares and Class B common shares owned by ITB Holding Brasil Participações Ltda., with its principal business address at Praça Alfredo Egydio de Souza Aranha, No. 100, Torre Conceição, 7th floor, Parque Jabaquara, 04344-902, São Paulo, Brazil. Itaú Unibanco Holding S.A. directly or indirectly, through its wholly owned subsidiary, Itaú Unibanco S.A., holds all of the membership interests of ITB Holding Brasil Participações Ltda. Itaú Unibanco Holding S.A. is controlled by IUPAR – Itaú Unibanco Participações S.A., a holding company organized under the laws of Brazil (“IUPAR”). IUPAR is jointly controlled by (i) Itaúsa – Investimentos Itaú S.A. (“Itaúsa”), a holding company organized under the laws of Brazil, and (ii) Companhia E. Johnston de Participações (“E. Johnston” and, together with IUPAR and Itaúsa, the “Controlling Shareholders”), a holding company organized under the laws of Brazil. Each of the Controlling Shareholders is in the business of investing in securities.

(4)	Includes Class A common shares owned by Itaúsa S.A., or “Itaúsa,” with its principal business address at Av. Paulista, No. 1938, 5th floor, Bela Vista, 01310-200, São Paulo, Brazil.

(5)	The GA Funds (as hereinafter defined) and the Sponsor Coinvestment Funds (as hereinafter defined) share beneficial ownership of the Class A common shares and the Class B common shares held of record by GA Bermuda. The “GA Funds” are General Atlantic Partners 92A, L.P., General Atlantic Partners 92B, L.P., General Atlantic Partners 92C, L.P., General Atlantic Partners 92D, L.P., General Atlantic Partners 92E, L.P., General Atlantic Partners 92F, L.P., General Atlantic Partners 92G, L.P., General Atlantic Partners 92H, L.P., General Atlantic Partners 92I, L.P., General Atlantic Partners 92J, L.P. and General Atlantic Partners (Bermuda) IV, L.P., or “GAP Bermuda IV.” Each of the GA Funds (other than GAP Bermuda IV) is the sole member of a limited liability company, and each such limited liability company is a limited partner of GA Bermuda. Such limited liability companies are General Atlantic XP A, LLC, General Atlantic XP B, LLC, General Atlantic XP C, LLC, General Atlantic XP D, LLC, General Atlantic XP E, LLC, General Atlantic XP F, LLC, General Atlantic XP G, LLC, General Atlantic XP H, LLC, General Atlantic XP I, LLC and General Atlantic XP J, LLC. The “Sponsor Coinvestment Funds” are GAP Coinvestments III, LLC, or “GAPCO III,” GAP Coinvestments IV, LLC, or “GAPCO IV,” GAP Coinvestments V, LLC, or “GAPCO V,” GAP Coinvestments CDA, L.P., or “GAPCO CDA,” and GAPCO GmbH & Co. KG, or “GAPCO KG.” The Sponsor Coinvestment Funds are members of GA Latin America Coinvestments, LLC, which is also a limited partner of GA Bermuda. GAP Bermuda IV, GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V are also limited partners of GA Bermuda. The general partner of GA Bermuda is GAP (Bermuda) Limited. The general partner of the GA Funds (other than GAP Bermuda IV) is General Atlantic GenPar, L.P., or “GenPar.” The general partner of GenPar is General Atlantic LLC, or “GA LLC.” The general partner of GAP Bermuda IV is General Atlantic GenPar (Bermuda), L.P., or “GenPar Bermuda,” and the general partner of GenPar Bermuda is GAP (Bermuda) Limited. GA LLC is the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA. The general partner of GAPCO KG is GAPCO Management GmbH, or “GAPCO GmbH.” There are eight members of the management committee of GA LLC, or the “GA Management Committee” as of the date of the Schedule 13G/A. The address of each of the Reporting Persons (other than GmbH, KG, GA XP, GAP Bermuda IV, GAP (Bermuda) L.P., GenPar Bermuda, GAP Bermuda EU, GA XP II, GAP Lux, GA GenPar Lux and GA Lux) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The address of GmbH and KG is c/o General Atlantic GmbH, Luitpoldblock, Amirplatz 3, 80333 Munich, Germany. The address of GA XP, GAP Bermuda IV, GAP (Bermuda) L.P., GenPar Bermuda, GAP Bermuda EU and GA XP II is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GAP Lux, GA GenPar Lux and GA Lux is Luxembourg is 412F, Route d’Esch, L-2086 Luxembourg.. The members of the GA Management Committee are also the directors and the members of the management committee of GAP (Bermuda) Limited. Martin Escobari is a member of the GA Management Committee. GA Bermuda, GA LLC, GenPar, GenPar Bermuda, GAP (Bermuda) Limited, the GA Funds and the Sponsor Coinvestment Funds are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Each of the members of the GA Management Committee disclaims ownership of the Class A common shares and the Class B common shares except to the extent he has a pecuniary interest therein.

(6)	Includes Class A common shares owned by São Carlos Investimentos Ltd., an entity controlled by Mr. João Moreira Salles, with its registered office at The R&H Trust Co. Ltd., Windward 1, Regatta Office Park, Grand Cayman, KY1-1103, Cayman Islands.

(7)	Includes Class A common shares owned by São Marcos Investimentos Ltd., an entity controlled by Mr. Walther Moreira Salles Junior, with its principal business address at The R&H Trust Co. Ltd., Windward 1, Regatta Office Park, Grand Cayman, KY1-1103, Cayman Islands.

The following table summarizes the expected shareholder participation in XP upon the effectiveness of the Merger, including in the form of XP BDRs:

	Shares Beneficially Owned After the Merger				% of Total Voting Power(1)
	Class A		Class B
Shareholders	Shareholders	%	Shares	%
XP Control LLC(2)	—	—	103,375,726	91.7%	64.9%
ITB Holding Brasil Participações Ltda.(3)	54,268,193	11.6%	9,341,368	8.3%	9.3%
Itaúsa S.A.(4)	64,470,985	13.8%	—	—	4.0%
General Atlantic (XP) Bermuda, L.P.(5)	18,805,733	4.0%	—	—	1.2%
São Carlos Investimentos Ltd.(6)	9,906,362	2.1%	—	—	0.6%
São Marcos Investimentos Ltd.(7)	9,906,362	2.1%	—	—	0.6%
Modal Controle Participações S.A.(8)	11,297,956	2.4%	—	—	0.7%
Free Float	297,401,271	63.7%	—	—	18.7%
Treasury XP Inc.	729,903	0.2%	—	—	0.0%

(1)	Percentage of total voting power represents voting power with respect to all of our Class A common shares and Class B common shares, as a single class. Holders of our Class B common shares are entitled to 10 votes per share, whereas holders of our Class A common shares are entitled to one vote per share. For more information about the voting rights of our Class A common shares and Class B common shares, see “Description of XP Share Capital.”

(2)	Includes Class B common shares owned by XP Control LLC, or “XP Control,” with its registered address of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Guilherme Dias Fernandes Benchimol, Bernardo Amaral Botelho, Carlos Alberto Ferreira Filho, Gabriel Klas da Rocha Leal, Fabrício Cunha de Almeida, Bruno Constantino Alexandre dos Santos and Guilherme Sant’Anna Monteiro da Silva are indirect controlling shareholders of XP Control, or the “XP Control Controlling Shareholders” in accordance with XP Control’s Amended and Restated Limited Liability Company Agreement and Unitholders’ Agreement. The XP Control Controlling Shareholders have beneficial ownership of the Class B common shares held of record by XP Control. Each of the XP Control Controlling Shareholders disclaims ownership of the Class B common shares except to the extent he has a pecuniary interest therein.

(3)	Includes Class A common shares and Class B common shares owned by ITB Holding Brasil Participações Ltda., with its principal business address at Praça Alfredo Egydio de Souza Aranha, No. 100, Torre Conceição, 7th floor, Parque Jabaquara, 04344-902, São Paulo, Brazil. Itaú Unibanco Holding S.A. directly or indirectly, through its wholly owned subsidiary, Itaú Unibanco S.A., holds all of the membership interests of ITB Holding Brasil Participações Ltda. Itaú Unibanco Holding S.A. is controlled by IUPAR – Itaú Unibanco Participações S.A., a holding company organized under the laws of Brazil (“IUPAR”). IUPAR is jointly controlled by (i) Itaúsa – Investimentos Itaú S.A. (“Itaúsa”), a holding company organized under the laws of Brazil, and (ii) Companhia E. Johnston de Participações (“E. Johnston” and, together with IUPAR and Itaúsa, the “Controlling Shareholders”), a holding company organized under the laws of Brazil. Each of the Controlling Shareholders is in the business of investing in securities.

(4)	Includes Class A common shares owned by Itaúsa S.A., or “Itaúsa,” with its principal business address at Av. Paulista, No. 1938, 5th floor, Bela Vista, 01310-200, São Paulo, Brazil.

(5)	The GA Funds (as hereinafter defined) and the Sponsor Coinvestment Funds (as hereinafter defined) share beneficial ownership of the Class A common shares and the Class B common shares held of record by GA Bermuda. The “GA Funds” are General Atlantic Partners 92A, L.P., General Atlantic Partners 92B, L.P., General Atlantic Partners 92C, L.P., General Atlantic Partners 92D, L.P., General Atlantic Partners 92E, L.P., General Atlantic Partners 92F, L.P., General Atlantic Partners 92G, L.P., General Atlantic Partners 92H, L.P., General Atlantic Partners 92I, L.P., General Atlantic Partners 92J, L.P. and General Atlantic Partners (Bermuda) IV, L.P., or “GAP Bermuda IV.” Each of the GA Funds (other than GAP Bermuda IV) is the sole member of a limited liability company, and each such limited liability company is a limited partner of GA Bermuda. Such limited liability companies are General Atlantic XP A, LLC, General Atlantic XP B, LLC, General Atlantic XP C, LLC, General Atlantic XP D, LLC, General Atlantic XP E, LLC, General Atlantic XP F, LLC, General Atlantic XP G, LLC, General Atlantic XP H, LLC, General Atlantic XP I, LLC and General Atlantic XP J, LLC. The “Sponsor Coinvestment Funds” are GAP Coinvestments III, LLC, or “GAPCO III,” GAP Coinvestments IV, LLC, or “GAPCO IV,” GAP Coinvestments V, LLC, or “GAPCO V,” GAP Coinvestments CDA, L.P., or “GAPCO CDA,” and GAPCO GmbH & Co. KG, or “GAPCO KG.” The Sponsor Coinvestment Funds are members of GA Latin America Coinvestments, LLC, which is also a limited partner of GA Bermuda. GAP Bermuda IV, GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V are also limited partners of GA Bermuda. The general partner of GA Bermuda is GAP (Bermuda) Limited. The general partner of the GA Funds (other than GAP Bermuda IV) is General Atlantic GenPar, L.P., or “GenPar.” The general partner of GenPar is General Atlantic LLC, or “GA LLC.” The general partner of GAP Bermuda IV is General Atlantic GenPar (Bermuda), L.P., or “GenPar Bermuda,” and the general partner of GenPar Bermuda is GAP (Bermuda) Limited. GA LLC is the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA. The general partner of GAPCO KG is GAPCO Management GmbH, or “GAPCO GmbH.” There are eight members of the management committee of GA LLC, or the “GA Management Committee” as of the date of the Schedule 13G/A. The address of each of the Reporting Persons (other than GmbH, KG, GA XP, GAP Bermuda IV, GAP (Bermuda) L.P., GenPar Bermuda, GAP Bermuda EU, GA XP II, GAP Lux, GA GenPar Lux and GA Lux) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055. The address of GmbH and KG is c/o General Atlantic GmbH, Luitpoldblock, Amirplatz 3, 80333 Munich, Germany. The address of GA XP, GAP Bermuda IV, GAP (Bermuda) L.P., GenPar Bermuda, GAP Bermuda EU and GA XP II is Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GAP Lux, GA GenPar Lux and GA Lux is Luxembourg is 412F, Route d’Esch, L-2086 Luxembourg.. The members of the GA Management Committee are also the directors and the members of the management committee of GAP (Bermuda) Limited. Martin Escobari is a member of the GA Management Committee. GA Bermuda, GA LLC, GenPar, GenPar Bermuda, GAP (Bermuda) Limited, the GA Funds and the Sponsor Coinvestment Funds are a “group” within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Each of the members of the GA Management Committee disclaims ownership of the Class A common shares and the Class B common shares except to the extent he has a pecuniary interest therein.

(6)	Includes Class A common shares owned by São Carlos Investimentos Ltd., an entity controlled by Mr. João Moreira Salles, with its registered office at The R&H Trust Co. Ltd., Windward 1, Regatta Office Park, Grand Cayman, KY1-1103, Cayman Islands.

(7)	Includes Class A common shares owned by São Marcos Investimentos Ltd., an entity controlled by Mr. Walther Moreira Salles Junior, with its principal business address at The R&H Trust Co. Ltd., Windward 1, Regatta Office Park, Grand Cayman, KY1-1103, Cayman Islands.

(8)	Modal Controle Participações S.A. is controlled by Modal Holding Controle Ltda., which holds 41.01% of Modal Controle Participações S.A.’s common shares. Modal Holding Controle Ltda. is owned by Mr. Diniz Baptista, who holds 99.9% of its equity interests.

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For more information, see “Major Shareholders and Related Party Transactions.”

Ownership of Modal Prior to the Merger

The following table summarizes the shareholder participation in Modal prior to the Merger:

Shareholders	common shares	%	preferred shares	%	Total Shares	Units (theoretical)	% of Total
Modal Controle Participações S.A.	308,535,499	74.8%	83,573,000	28.7%	392,108,499	130,702,833	55.7%
Management	745,375	0.2%	1,490,750	0.5%	2,236,125	745,375	0.3%
Banco de Investimentos Credit Suisse (Brasil) S.A.	37,206,000	9.0%	74,394,000	25.5%	111,600,000	37,200,000	15.8%
Treasury Shares	6,223,615	2.2%	12,447,230	4.3%	18,670,845	6,223,615	2.7%
Others (free float)	59,855,512	14.5%	119,729,019	41.1%	179,584,531	59,861,510	25.5%
Shares outstanding	412,566,001	100.0%	291,633,999	100.0%	704,200,000	234,733,333	100.0%

Ownership of Modal Following the Merger

Unless the Alternative Structure is implemented (as defined herein), following the completion of the Merger, Modal will be merged by Banco XP, with Modal as a wholly-owned subsidiary of Banco XP. Modal Shareholders will own a direct interest in XP (in the form of XP BDRs), according to the Exchange Ratio.

Management of XP Following the Merger

Upon the closing of the Merger contemplated by the Merger Protocol, XP’s board of directors and executive officers is expected to remain the same as prior to the Merger.

Accounting Treatment of the Merger

Under IFRS as issued by the IASB, the acquisition of the Modal Shares will be accounted for through the application of the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the total consideration paid is allocated to an acquired company’s tangible and intangible assets, liabilities and any non-controlling interest based on their estimated fair values as of the acquisition date.

Treatment of Equity and Equity-Based Awards

Our current equity compensation plans, which we make available to our directors, executive officers and members of our management, will not vest as a result of the Merger. Modal does not have an equity compensation plan currently in place.

Dividend Information

The following table shows the amount of dividends declared and paid by XP to our shareholders during the years ended from 2018 to 2021:

Amount Declared and Paid
(in R$ million)
2021(1)	—
2020(1)	—
2019(2)	500.0
2018	325.0

(1)	For the years ended December 31, 2020 and 2021, XP Inc. has not declared or paid dividends to its shareholders.

(2)	On October 16, 2019, XP Investimentos S.A. declared and paid dividends totaling R$60 million. On November 1, 2019, XP Investimentos S.A. declared dividends totaling R$440 million, which were paid in

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December 2019. Dividends paid prior to our incorporation on August 29, 2019 were paid by XP Investimentos S.A.

For the years ended December 31, 2021, 2020, 2019 and 2018, Modal has not declared or paid dividends to its shareholders.

Past Contracts, Mergers, Negotiations and Agreements

There have been no past, present or proposed material contracts, arrangements, understandings, relationships, negotiations or transactions during the periods for which financial statements are presented in this prospectus between XP or its affiliates and Modal or its affiliates, other than those described in this prospectus or in the documents incorporated by reference therein, and in particular sections entitled “The Merger Protocol” and “The Merger.”

Interests of Experts and Counsel

Not applicable.

Expenses

The following is an itemized statement of the expenses incurred or estimated to be incurred by XP in connection with the Merger:

Expenses	Amounts (in US$ thousands)
Legal fees
Accounting fees and advisory fees
Printing costs
Total
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The Merger Protocol

Merger Protocol (Protocolo e Justificação) under Brazilian Law

The Merger Protocol governs the Merger of Modal with Banco XP and follows the requirements provided by Articles 224, 225 and 252 of the Brazilian Corporation Law. According to the Merger Protocol, the Merger will be carried out at fair value, based on the equity held by the shareholders of Modal indicated in the balance sheet to be specially prepared for this purpose.

Unless the Alternative Structure is implemented (as defined herein), according to the terms and conditions of the Merger Protocol, the Merger will be effected upon the immediate Merger of Shares of all Modal Shares with Banco XP. As a consequence, Banco XP will become the sole shareholder of Modal, without any expected changes to the assets, rights and obligations of Modal, and Modal will become a wholly-owned subsidiary of Banco XP for all purposes and legal effects, in accordance with Article 252 of the Brazilian Corporation Law. Following the Merger, each Modal Shareholder will receive XP Shares (in the form of XP BDRs) in substitution of the shares held in Modal, as applicable. For more information on the Alternative Structure, see “The Merger—Alternative Structure.”

Therefore, pursuant to the Merger Protocol, the Modal Shareholders will be asked to consider and vote, among other things, on the following resolutions:

•	to ratify the appointment of the appraisers in connection with the Merger;

•	to approve the Merger, which involves (i) the Merger of Shares, so that Banco XP becomes the sole shareholder of Modal by virtue of such merger; and (ii) the subsequent delivery of the Redeemable Shares to Modal Shareholders, which will be redeemed on the same date of their delivery in exchange for XP Shares (in the form of XP BDRs);

•	to approve the execution of the Merger Protocol;

•	to waive the obligation that Banco XP be listed on B3’s Novo Mercado listing segment after the implementation of the Merger;

•	to authorize Modal’s management to conduct all necessary acts and to execute the necessary documents in connection with the Merger; and

•	related resolutions.

The terms and conditions of the contemplated transaction are contained in the Merger Protocol and included as an Exhibit to the registration statement of which this prospectus forms a part.

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Material Tax Considerations

Material U.S. Federal Income Tax Considerations

The following is a discussion of material U.S. federal income tax consequences to U.S. holders (as defined below) of (i) the Merger and (ii) the ownership and disposition of XP Shares and XP BDRs received by U.S. holders of Modal Shares in the Merger. In general, a U.S. Holder that owns XP BDRs will be treated as the owner of the underlying XP Shares represented by those XP BDRs for U.S. federal income tax purposes.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the “Code,” administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof. These laws are subject to change, possibly with retroactive effect.

We have not sought, and do not intend to, seek any rulings from the Internal Revenue Service, or the “IRS,” as to any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

This discussion applies only to U.S. holders that hold Modal Shares and, after the completion of the Merger, will hold XP Shares or XP BDRs, as capital assets for U.S. federal income tax purposes and it does not describe all tax consequences that may be relevant to U.S. holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	dealers or traders in securities or foreign currencies who use a mark-to-market method of tax accounting;

•	persons that hold Modal Shares, or will hold XP Shares or XP BDRs, as part of a hedge, “straddle,” wash sale, conversion transaction, integrated transaction or similar transaction or persons entering into a constructive sale with respect to the XP Shares or XP BDRs;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons liable for the alternative minimum tax or the provisions of the Code known as the Medicare Contribution Tax;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs;”

•	persons who acquired Modal Shares pursuant to the exercise of an employee stock option or otherwise as compensation;

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the Modal Shares to an “applicable financial statement” under Section 451(b) of the Code;

•	persons that hold Modal Shares, or will hold XP Shares or XP BDRs, in connection with a trade or business conducted outside the United States;

•	persons that hold Modal Shares, or will hold XP Shares or XP BDRs, that own or are deemed to own 10% or more of Modal or XP stock (by vote or value); or

•	U.S. holders that will own (directly or indirectly) 5% of either the total voting power or the total value of the shares of XP immediately after the Merger.

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In addition, this discussion does not address other U.S. federal taxes (such as gift or estate taxes) or the tax consequences of the Merger under state, local or non-U.S. tax laws.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds Modal Shares or XP Shares or XP BDRs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Modal Shares or XP Shares or XP BDRs and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of the Merger and of owning and disposing of XP Shares or XP BDRs following the Merger in their particular circumstances.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of Modal Shares or, after the Merger, XP Shares or XP BDRs that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion assumes that XP is not, and will not become, a “passive foreign investment company” or “PFIC” for U.S. federal income tax purposes.

Shareholders are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger to them, as well as any tax consequences arising under any state, local and non-U.S. tax laws or any other U.S. federal tax laws.

The Merger

Consequences of the Merger

For U.S. federal income tax purposes, the contribution of Modal Shares for Redeemable Shares followed by the immediate redemption of such Redeemable Shares for XP Shares (in the form of XP BDRs) will be treated as an integrated transaction. The receipt of XP Shares (in the form of XP BDRs) in exchange for Modal Shares in the Merger will be a taxable transaction for U.S. federal income tax purposes. Accordingly, a U.S. holder of Modal Shares will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the value of the XP Shares (in the form of XP BDRs) received in the Merger and (ii) such U.S. holder’s adjusted tax basis in the Modal Shares exchanged therefor. Subject to application of the PFIC rules discussed below, any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. holder had held the Modal Shares for more than one year (and short-term capital gain or loss otherwise). Such gain or loss will be U.S.-source gain or loss for foreign tax credit purposes. If a Brazilian tax is withheld on the sale or other disposition of Modal Shares, a U.S. holder’s amount realized will include the gross amount of the proceeds of such sale or other disposition before reduction in respect of the Brazilian tax withheld, as described in “Material Brazilian Tax Considerations—Capital Gains” below. The deductibility of capital losses is subject to limitations.

Foreign Tax Credits in Respect of Brazilian Taxes

Treasury regulations generally preclude U.S. holders from claiming a foreign tax credit with respect to any tax imposed on gains from the disposition of shares by a jurisdiction, such as Brazil, that does not have an applicable income tax treaty with the United States, although such taxes may be applied to reduce the amount realized by the U.S. holder on the disposition.

The rules governing foreign tax credits are complex and U.S. holders are urged to consult their own tax advisors regarding the creditability or deductibility of any Brazilian tax in their particular circumstances (including any applicable limitations).

U.S. holders of Modal Shares are urged to discuss the consequences of the Merger with their tax advisors.

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Application of the PFIC Rules to the Merger

The treatment of U.S. holders of Modal Shares would be materially different from that described above if Modal is or was treated as a PFIC for U.S. federal income tax purposes. In general, a non-U.S. corporation is a PFIC for U.S. federal income tax purposes for any taxable year in which (i) 50% or more of the value of its assets (generally determined on the basis of a weighted quarterly average) consists of assets that produce, or are held for the production of, passive income, or (ii) 75% or more of its gross income consists of passive income. Passive income generally includes dividends, interest, royalties, rents, investment gains, net gains from the sales of property that does not give rise to any income and net gains from the sale of commodities (subject to certain exceptions, such as an exception for certain income derived in the active conduct of a trade or business). Neither XP nor Modal has determined, nor intends to determine, whether Modal is or was a PFIC for U.S. federal income tax purposes.

For a description of the U.S. federal income tax consequences of the disposition of stock in a PFIC, see the discussion under “—Passive Foreign Investment Company Rules” of “Item 10.E. Taxation” of the XP 2021 Form 20-F. All U.S. holders of Modal Shares are urged to consult their own tax advisors concerning the consequences to them of the PFIC rules.

Consequences of Ownership and Disposition of XP Shares

For a discussion of the U.S. federal income tax considerations of owning and disposing of XP Shares, see “Item 10.E. Taxation” of the XP 2021 Form 20-F, which is incorporated by reference into this prospectus. In general, a holder of BDRs will be treated as the owner of the underlying shares represented by those BDRs for U.S. federal income tax purposes. Accordingly, the discussion in Item 10.E Taxation should generally apply to holders of XP BDRs.

TAX MATTERS ARE VERY COMPLICATED, AND THE TAX CONSEQUENCES OF THE MERGER TO EACH U.S. HOLDER OF MODAL SHARES MAY DEPEND ON SUCH HOLDER’S PARTICULAR FACTS AND CIRCUMSTANCES. HOLDERS OF MODAL SHARES ARE URGED TO CONSULT THEIR TAX ADVISORS TO UNDERSTAND FULLY THE TAX CONSEQUENCES TO THEM OF THE MERGER.

Material Brazilian Tax Considerations

The Merger

The following discussion summarizes the material Brazilian tax considerations of the Merger, and, therefore, does not specifically address all of the Brazilian tax considerations applicable to any particular Modal Shareholder. This discussion is based on Brazilian law as currently in effect, which is subject to change, possibly with retroactive effect, and to differing interpretations. Any change in such law may change the consequences described below.

The tax consequences described below do not take into account the effects of any tax treaties or reciprocity of tax treatment entered into by Brazil and other countries. The discussion also does not address any tax consequences under the tax laws of any state or locality of Brazil.

The description below is not intended to constitute a complete analysis of all tax consequences relating to the Merger. Due to the complexity relating to the tax treatment that may apply to Modal Shareholders, we advise such investors to consult their own lawyers and tax advisors for specific advice regarding their particular situation with respect to the Merger.

Capital Gains

According to Brazilian tax rules, gains on the disposition of assets located in Brazil by a holder who resides in Brazil, or a “Brazilian Holder,” or by a holder deemed to not be domiciled in Brazil for Brazilian tax purposes, or a “Non-Brazilian Holder,” are subject to Brazilian taxation.

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Notwithstanding the analysis of the tax treatment applicable to the Merger, any gains recognized by Modal Shareholders are expected to be subject to Brazilian income tax at different rates, depending on the nature, domicile and regime of the corresponding holder.

As a general rule, capital gains realized on the disposition of common shares located in Brazil may be calculated as the positive difference between (i) the amount in Brazilian currency realized on the sale or exchange of the common share and (ii) their acquisition cost, without any correction for inflation.

Capital Gains assessed by a Brazilian Holder are subject to taxation in Brazil depending on the legal nature of such Brazilian Holder, including (i) income tax at rates varying from 15% to 22.5% for individuals resident in Brazil, and (ii) IRPJ/CSLL at a combined 34% for legal entities domiciled in Brazil.

The rate for a Non-Brazilian Holder may generally vary from 15% to 22.5%, or may be a flat rate of (i) 15% for Non-Resident Holder that (1) holds its investment in Brazil under the rules of Resolution No. 4,373 or the “4,373 Holder,” of the Brazilian Monetary Council and (2) is not resident in Low or Nil Tax Jurisdiction, as defined below or (ii) 25% for a Non-Brazilian Holder resident of or domiciled in a “No Taxation or Low Taxation Jurisdiction.” The rate for a Brazilian Holder may vary widely, for example, from 15% to 22.5% for individuals, or 34% for Brazilian companies, which may be also subject to taxes on gross revenues, or “PIS/Cofins,” up to a combined rate of 9.25%, as the case may be. In any case, one should note that the sale of shares booked as non-current assets of the Brazilian legal entity are currently exempt from the assessment of PIS/Cofins, while Brazilian individuals and Non-Brazilian Holders are not subject to the payment of such contributions.

Discussion of Low or Nil Taxation Jurisdictions and Privileged Tax Regimes

According to Law No. 9,430, dated December 27, 1996, as amended, a Low or Nil Taxation Jurisdiction, or Tax Favorable Jurisdiction is a country or location that (1) does not impose taxation on income, (2) imposes the income tax at a rate lower than 20%, or (3) imposes restrictions on the disclosure of shareholding composition or investment ownership.

Additionally, on June 24, 2008, Law No. 11,727/08, which introduced the articles 24-A and 24-B in Law No. 9,430/96, created the concept of Privileged Tax Regimes, which encompasses the countries and jurisdictions that: (1) do not tax income or tax it at a maximum rate lower than 20%; (2) grant tax advantages to a non-resident entity or individual (i) without the need to carry out a substantial economic activity in the country or a said territory or (ii) conditioned to the non-exercise of a substantial economic activity in the country or a said territory; (3) do not tax or that taxes income generated abroad at a maximum rate lower than 20%; or (4) does not provide access to information related to shareholding composition, ownership of assets and rights or economic transactions carried out.

On November 28, 2014, the Brazilian tax authorities issued Ordinance No. 488, which decreased from 20% to 17%, which is the minimum threshold for certain specific cases. Under Ordinance No. 488, the 17% threshold applies only to countries and regimes aligned with international standards of fiscal transparency in accordance with rules to be established by the Brazilian tax authorities.

The interpretation of current Brazilian tax legislation should lead to the conclusion that the concept of Privileged Tax Regimes should only apply for certain Brazilian tax purposes, such as transfer pricing and thin capitalization rules. According to this interpretation, the concept of Privileged Tax Regimes should not apply in connection with the taxation of dividends, interest on shareholders’ equity and gains related to investments made by Non-Brazilian Holders in Brazilian corporations. Regulations and non-binding tax rulings issued by Brazilian federal tax authorities seem to confirm this interpretation, especially in view of provisions introduced by Normative Ruling No. 1,037, dated as of June 4, 2010, as amended, which presents two different lists (Low or Nil Tax Jurisdictions—taking into account the non-transparency rules—and Privileged Tax Regimes).

Notwithstanding the above, we recommend that you consult your own tax advisors regarding the consequences of the implementation of Law No. 11,727, Normative Ruling No. 1,037 and any related Brazilian tax law or regulation concerning Low or Nil Tax Jurisdictions or Privileged Tax Regimes.

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Investment in XP Shares (in the form of XP BDRs)

This section describes the main tax implications in Brazil for holders of XP Shares and XP BDRs.

Taking into consideration the peculiarities concerning the tax treatment that may apply to Brazilian Holders and Non-Brazilian Holders, we advise such investors to consult their own lawyers and tax advisors for specific advice regarding their particular situation.

Non-Brazilian Holders

Dividends and Other Income

Under current rules, dividends or other similar income arising from XP Shares and XP BDRs paid by XP should not be subject to income tax in Brazil when paid in favor of a Non-Brazilian Holder.

Gains

According to Law No. 10,833/03, dated December 29, 2003 and Law No. 11,033, dated December 21, 2004, gains assessed on the sale or other disposition of assets located in Brazil are generally subject to income tax in Brazil.

Notwithstanding the analysis of “indirect sale” of Brazilian assets, XP Shares should, in principle, not be treated as an asset located in Brazil and therefore, their disposal should not generate income tax in Brazil.

Nonetheless, due to the complexity relating to the tax treatment that may apply to Brazilian Holders and Non-Brazilian Holders, we advise such investors to consult their own legal and tax advisors for specific counsel regarding their particular situation with respect to the Merger.

With respect to XP BDRs, as they are assets registered in Brazil, they would most likely fall within the definition of assets located in Brazil for purposes of Law No. 10,833/03 and Law No. 11,033/04, notwithstanding the possibility of different interpretations of the matter. Given the lack of precedent on the matter and in light of the general and unclear scope of regulations dealing with the subject, we cannot predict which position will ultimately prevail in the courts of Brazil. Under this scenario, a conservative approach would recommend to consider XP BDRs as assets located in Brazil.

For purposes of Brazilian taxation, the income tax rules on gains related to disposition of assets in Brazil, such as XP BDRs, vary depending on the domicile of the Non-Brazilian Holder, the form by which such Non-Brazilian Holder holds its investment and/or how the disposition is carried out, as described below.

As a general rule, capital gains realized on the disposition of assets located in Brazil are equal to the difference between the amount in Brazilian currency realized on the sale or exchange of the assets and their acquisition cost, without any correction for inflation.

Capital gains realized by a Non-Brazilian Holder on a sale or disposition of XP BDRs carried out on the Brazilian stock exchange, which includes the transactions carried out on the organized over-the-counter market, or “OTC,” are:

•	exempt from income tax when realized by a Non-Resident Holder that (1) holds its investment in Brazil under the rules of Resolution No. 4,373 or the “4,373 Holder,” of the Brazilian Monetary Council and (2) is not resident in Low or Nil Tax Jurisdiction, as defined above;

•	arguably subject to income tax at a rate of 15% in the case of gains realized by (A) a Non-Resident Holder that (1) is not a 4,373 Holder and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction (although different interpretations may be raised to sustain the application of the progressive rates set forth by Law No. 13,259/16); or by (B) a Non-Resident Holder that (1) is a 4,373 Holder and (2) is resident or domiciled

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in a Low or Nil Tax Jurisdiction (although different interpretations may be raised to sustain the application of the progressive rates set forth by Law No. 13,259/16).

If the capital gains are earned by a Holder resident or domiciled in a Low or Nil Tax Jurisdiction, a WHT of 0.005% of the sale value shall be applicable and withheld by the intermediary institution (i.e., a broker) that receives the order directly from the Non-Resident Holder, which can be later offset against any income tax due on the capital gain earned by the Non-Resident Holder.

Any other capital gains assessed on a sale or disposition of XP BDRs that is not carried out on the Brazilian stock exchange or the organized OTC market are, subject to:

•	income tax at a rate of 15% when realized by any Non-Resident Holder that is a 4,373 Holder not resident or domiciled in a Low or Nil Tax Jurisdiction (although different interpretations may be raised to sustain the application of the progressive rates set forth by Law No. 13,259/16);

•	income tax at progressive rates ranging from 15% up to 22.5% when realized by a Non-Resident Holder that is not a 4,373 Holder and is not resident or domiciled in a Low or Nil Tax Jurisdiction, as of January 1, 2017; and

•	income tax up to a rate of 25.0% when realized by a Non-Resident Holder that it is domiciled or resident in a Low or Nil Tax Jurisdiction, whether a 4,373 Holder or not.

If the gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation of a financial institution, the withholding income tax of 0.005% will apply and can be later offset against any income tax due on the capital gain earned by the Non-Brazilian Holder.

In the case of redemption of XP BDRs or capital reduction by XP, as well as on the exchange of XP BDRs for XP Shares, the positive difference between the amount received by the Non-Brazilian Holder and the acquisition cost of the corresponding XP BDRs disposed will be treated as a capital gain derived from a transaction of XP BDRs carried out outside a Brazilian stock exchange. Therefore, the same tax treatment outlined above would apply.

Any exercise of preemptive rights, if applicable, relating to the XP BDRs will not be subject to Brazilian income tax as such exercise may represent an acquisition cost to the non-Brazilian Holder. Gains realized by a Non-Brazilian Holder on the disposition of preemptive rights in Brazil, however might be subject to Brazilian income tax according to the same rules applicable to the sale or disposition of XP BDRs explained above. Tax authorities may attempt to tax such gains even when the sale or assignment of such rights takes place outside Brazil, based on the interpretation that such right is an asset located in Brazil according to the provisions of Law No. 10,833.

There can be no assurance that the current favorable tax treatment of 4,373 Holders will continue in the future.

Tax on Foreign Exchange Transactions, or the “IOF/FX”

Brazilian law imposes an IOF/FX, due on the conversion of Brazilian currency into foreign currency (e.g., for purposes of paying dividends and interest) and the conversion of foreign currency into Brazilian currency. Currently, for most exchange transactions, the rate of IOF/FX is 0.38%. However, other rates apply to specific types of transactions, as we describe below.

The conversion of Brazilian currency into foreign currency and the conversion of foreign currency into Brazilian currency may be subject to IOF/FX. The rate of IOF/FX applicable to inflow and outflow transactions for the investment/ divestment in XP BDRs is currently zero. The Brazilian Government is permitted to increase the rate of the IOF/FX at any time, up to 25% of the amount of the foreign exchange transaction. However, any increase in rates may only apply to transactions carried out after this increase in rate and not retroactively.

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In March 2022, the Brazilian government announced changes involving IOF/FX, including a proposal to reduce to zero all hypotheses of application of the IOF/FX until the year 2029, as a way of stimulating the country’s economic integration.

Tax on Transactions Involving Bonds and Securities, or the “IOF/Bonds”

Brazilian law imposes a tax on transaction involving IOF/Bonds on transactions involving Brazilian bonds and securities, including those carried out on a Brazilian stock exchange. The rate of IOF/Bonds applicable to transactions involving XP BDRs is currently zero. The Brazilian Government is permitted to increase such rate at any time up to 1.5% per day, but only in respect of future transactions.

Other Brazilian Taxes

There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of XP BDRs and XP, except for gift and inheritance taxes that may be imposed by certain Brazilian states on gifts, inheritances or bequests by a Non-Brazilian Holder to individuals or entities domiciled or residing within such states only after the enactment of a federal complementary law on this matter. There are no Brazilian stamp, issue, registration or similar taxes or duties payable by holders of XP BDRs and XP Shareholders.

Brazilian Holders

Dividends and Other Income

Dividends or other similar income arising from XP Shares and XP BDRs earned by Brazilian Holders may be subject to income tax in accordance with applicable rules for investments held outside Brazil, including (i) Individuals Income Tax, or “IRPF,” at progressive rates up to 27.5% and (ii) Corporate Income Taxes, or “IRPJ/CSLL,” at a combined rate of 34% in the case of XP Shares that are held by legal entities domiciled in Brazil. In the case of legal entities domiciled in Brazil, dividends or other similar income arising from XP Shares and XP BDRs may be also subject to taxes on gross revenues, or “PIS/Cofins,” up to a combined rate of 9.25%.

Gains

Gains assessed on Brazilian Holders arising from any disposal of XP Shares are subject to taxation in Brazil depending on the legal nature of such Brazilian Holders, including: (i) income tax at rates varying from 15% up to 22.5% in the case of individuals are resident in Brazil (except for disposals of XP BDRs carried out within the Brazilian stock exchange or the organized OTC, which will remain with the flat 15% rate); and (ii) IRPJ/CSLL at a combined 34% in the case of XP Shares that are held by legal entities domiciled in Brazil, in addition to possible taxes on gross revenue (PIS/Cofins), depending on the nature of the investment for the legal entity.

Taking into consideration that exemptions and peculiarities concerning the IRPF calculation may apply, we advise individuals resident in Brazil to consult their own lawyers and tax advisors, whom can provide specific advice regarding their particular situation on any exemption or peculiarity possibly applicable in disposal of XP BDRs in Brazil.

If Brazilian Holder decides to dispose XP BDRs in Brazil, and considering that this disposal is carried out on the stock exchange or on the OTC market, this transaction might be subject to withholding tax at a rate of 0.005% on its corresponding disposal amount. In this case, the withholding tax paid can be offset with the income tax.

IOF/FX

As a rule, Brazilian Holders may be subject to IOF/FX, currently at 0.38%, in the case of flows, such as receipt of dividends, related to XP Shares and XP BDRs. The Brazilian Government is permitted to increase the rate of the IOF/Exchange at any time, up to 25% of the amount of the foreign exchange transaction. However, any increase in rates may only apply to transactions carried out after this increase in rate and not retroactively.

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In March 2022, the Brazilian government announced changes involving IOF/FX, including a proposal to reduce to zero all hypotheses of application of the IOF/FX until the year 2029, as a way of stimulating the country’s economic integration.

IOF/Bonds

Brazilian law imposes IOF/Bonds on transactions involving Brazilian bonds and securities, including those carried out on a Brazilian stock exchange. The rate of IOF/Bonds applicable to transactions involving XP BDRs is currently zero. The Brazilian Government is permitted to increase such rate at any time up to 1.5% per day, but only in respect of future transactions.

Other Brazilian Taxes

There are no Brazilian inheritance, gift or succession taxes applicable to the ownership, transfer or disposition of XP BDRs and XP Shares, except for the gift and inheritance taxes imposed by certain Brazilian states on gifts, inheritances or bequests by a Brazilian Holder. There are no Brazilian stamps, issues, registrations or similar taxes or duties payable by holders of XP BDRs and XP Shareholders.

Material Cayman Islands Tax Considerations

The following is a discussion of the material Cayman Islands tax consequences of the Merger. The following discussion is not exhaustive of all possible tax considerations. We urge you to consult your own tax advisor regarding your particular tax circumstances.

At present, there are no income or profit taxes, withholding taxes, levies, registration taxes, or other duties or similar taxes or charges imposed on Cayman Islands corporations or their shareholders. The Cayman Islands currently have no form of corporate or capital gains tax and no estate duty, inheritance tax or gift tax. Therefore, there will be no Cayman Islands tax consequences to XP Shareholders or Modal Shareholders with respect to the Merger. This is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any shareholder’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

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Information About XP

XP is a leading, technology-driven platform and a trusted provider of low-fee financial products and services in Brazil. We have developed a mission-driven culture and a revolutionary business model that we believe provide us with strong competitive advantages in our market. We use these to disintermediate the legacy models of traditional financial institutions by educating new classes of investors, democratizing access to a wider range of financial services, developing new financial products and technology applications to empower our clients, and providing what we believe is the highest-quality customer service experience in the industry in Brazil. We believe we have established ourselves as the leading alternative to the traditional banks, with a large ecosystem of retail investors, institutions and corporate issuers in local and international markets, with offices in Brazil, New York, Miami, London, Lisbon and Geneva.

Our revolutionary XP Model has been developed over the course of our evolution and enables us to go to market in a very different way from the legacy models of the large traditional financial institutions. We believe our model provides us with a unique value proposition for our clients and partners and has enabled us to instill trust in the XP brands and begin to change the way investment services are sold in Brazil. This proprietary approach incorporates a unique combination of capabilities, services and technologies to deliver a highly differentiated and integrated client experience, with significant operating efficiency advantages that have enabled us to scale and grow profitably.

Our technology-driven business model is asset-light and highly scalable. This enables us to generate scale efficiencies from increases in total AUC. We conduct most of our business online and through mobile applications and emphasize operational efficiency and profitability throughout our operations. These operating efficiencies enable us to generate strong cash flow in various market conditions, allowing us to continue investing in the growth of our business. Our business requires minimal capital expenditures to facilitate growth, with expenditures amounting to 2.9% for the year ended December 31, 2021, a decrease from 3.6% of net revenues in 2020.

We are an exempted company incorporated under the laws of the Cayman Islands on August 29, 2019. Our legal name is XP Inc. and our commercial name is “XP.” Our principal executive offices are located at Av. Chedid Jafet, 75, Torre Sul, 30th floor, Vila Olímpia – São Paulo, Brazil 04551-065. Our telephone number at this address is +55 (11) 3075-0429, and our investors relation e-mail is ir@xpi.com.br. Our website is www.xpinc.com. In addition, the SEC maintains a website that contains information which XP has filed electronically with the SEC, including its annual reports, periodic reports and other filings, which can be accessed at http://www.sec.gov.

For a discussion of XP’s business, see “Item 4. Information on the Company” of the XP 2021 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of this information, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

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Information About Modal

Modal was incorporated on July 29, 1980, as a corporation (sociedade anônima) organized under the laws of Brazil. We believe Modal is one of the leading investment platforms in Brazil, being one of the first to combine a complete variety of investment products with digital banking, all integrated in the same place with the support of our purpose-built technological architecture.

Modal’s business model incorporates traditional banking and investments products into a digital platform that includes financial educational content and qualified financial advice to individual customers based on their risk profile and their level of knowledge with respect to banking, financial investments, and capital markets. This business model is in line with Modal’s purpose of not only democratizing access to investment products, offering more than an open platform of products, with improved usability and content, but also providing customized financial advice. Through this approach, Modal seeks to understand the needs and demands of its customers to better help them in their investment decisions. Modal offers diversified educational tools, investment, and financial planning solutions for a comprehensive range of customers, including retail investors with different levels of sophistication, independent financial advisors, investment consultants and family offices.

Modal offers complementary services and exclusive products in its digital platform, such as: (i) a wide range of products (such as structured notes, investment funds, credit operations, among others) originated and/or distributed by Credit Suisse Brazil, an entity forming part of one of the largest wealth management banking groups in the world; (ii) banking as a service through Modal as a Service (i.e., the provision of the infrastructure required to non-banks to operationalize financial services and solutions to their clients); (iii) financial and education content through Eleven, an important independent research company in Brazil; (iv) a complete educational platform to attract, engage and educate customers on a game-focused educational journey (through Investir Juntos); and (v) tailored support to train and develop the independent financial advisors’ sales forces (through Proseek, its vertical specialized in the training of professionals for the financial market).

Modal’s legal name is Banco Modal S.A. and its commercial name is “Modal.” Modal’s registered office and principal executive office is located at Praia de Botafogo, 501, 5th floor, Bldg. 01, Botafogo, city of Rio de Janeiro, state of Rio de Janeiro, 22250-040, Brazil. The Modal investor relations department is located at its São Paulo office, at Av. Pres. Juscelino Kubitschek, 1455, 3rd floor, city of São Paulo, state of São Paulo, 04543-011, Brazil. The phone number of Modal’s investor relations department is +55 (11) 3525-6600, the e-mail is ri@modal.com.br and the website is http://ri.modal.com.br.

Modal’s corporate purpose is to process transactions permitted to be conducted by a Brazilian financial institution that manages commercial and investment portfolios, including foreign exchange transactions, loans, investments, leasing, and home equity loans transactions. Unless the Alternative Structure is implemented (as defined herein), following the completion of the Merger, Modal will become a wholly-owned subsidiary of Banco XP. See “Where You Can Find More Information” for additional information on Modal.

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Management’s Discussion and Analysis of Financial Condition
and Results of Operations of XP

For a discussion of XP’s financial condition and results of operations, see “Item 5. Operating and Financial Review and Prospects” and “Item 11. Quantitative and Qualitative Disclosures About Market Risk” of the XP 2021 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

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Management and Compensation of XP

For a discussion of XP’s management and compensation (as well as certain other corporate governance matters), see “Item 6. Directors, Senior Management and Employees” and “Item 7. Major Shareholders and Related Party Transactions” of the XP 2021 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of documents incorporated by reference, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

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Description of XP Share Capital

General

XP, the company whose Class A common shares are being offered in this prospectus, was incorporated on August 29, 2019, as a Cayman Islands exempted company with limited liability with the Cayman Islands Registrar of Companies. Our corporate purposes are unrestricted and we have the authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Act.

Our affairs are governed principally by: (1) our Memorandum and Articles of Association; (2) the Companies Act; and (3) the common law of the Cayman Islands. As provided in our Memorandum and Articles of Association, subject to Cayman Islands law, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

Our Memorandum and Articles of Association, as of the date of adoption, authorized the issuance of up to 2,000,000,000 Class A common shares and 1,000,000,000 Class B common shares of our authorized share capital. As of the date of this prospectus, 429,364,890 Class A common shares and 130,139,431 Class B common shares of our authorized share capital were issued, fully paid and outstanding. Upon the completion of the Merger, we will have                    Class A common shares and 135,394,989 Class B common shares of our authorized share capital issued and outstanding.

Our Class A common shares are listed on the Nasdaq under the symbol “XP.”

Settlement of our Class A common shares takes place through The Depository Trust Company, or “DTC,” in accordance with its customary settlement procedures for equity securities. Each person owning Class A common shares held through DTC must rely on the procedures thereof and on institutions that have accounts therewith to exercise any rights of a holder of the Class A common shares. Persons wishing to obtain certificates for their Class A common shares must make arrangements with DTC.

The following is a summary of the material provisions of our authorized share capital and our Memorandum and Articles of Association.

Share Capital

Our Memorandum and Articles of Association authorize two classes of common shares: Class A common shares, which are entitled to one vote per share and Class B common shares, which are entitled to 10 votes per share and to maintain a proportional ownership interest in the event that additional Class A common shares are issued. Any holder of Class B common shares may convert his or her shares at any time into Class A common shares on a share-for-share basis. The rights of the two classes of common shares are otherwise identical, except as described below. The implementation of this dual class structure was required by XP Controle and Itaú, certain of our principal shareholders, as a condition of undertaking the initial public offering of our common shares. See “—Anti-Takeover Provisions in our Memorandum and Articles of Association—Two Classes of common shares.”

At the date of this prospectus, XP’s total authorized share capital was US$35,000, divided into 3,500,000,000 shares par value US$0.00001 each, of which:

•	2,067,479,549 shares are designated as Class A common shares; and

•	932,520,451 shares are designated as Class B common shares.

The remaining authorized but unissued shares are presently undesignated and may be issued by our board of directors as common shares of any class or as shares with preferred, deferred or other special rights or restrictions.

We have a total issued share capital of US$5,595.04321, divided into 560,003,859 common shares. Those common shares are divided into 447,286,765 Class A common shares and 112,717,094 Class B common shares.

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Treasury Stock

As of the date of this prospectus, XP has 729,903 Class A common shares in treasury.

Issuance of Shares

Except as expressly provided in XP’s Memorandum and Articles of Association or the Shareholders’ Agreement, XP’s board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued shares in the company’s capital without the approval of our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. In accordance with its Memorandum and Articles of Association, XP shall not issue bearer shares.

XP’s Memorandum and Articles of Association provide that at any time that there are Class A common shares in issue, additional Class B common shares may only be issued pursuant to (1) a share split, subdivision of shares or similar transaction or where a dividend or other distribution is paid by the issue of shares or rights to acquire shares or following capitalization of profits; (2) a merger, consolidation, or other business combination involving the issuance of Class B common shares as full or partial consideration; or (3) an issuance of Class A common shares, whereby holders of the Class B common shares are entitled to purchase a number of Class B common shares that would allow them to maintain their proportional ownership and voting interests in XP (following an offer by XP to each holder of Class B common shares to issue to such holder, upon the same economic terms and at the same price, such number of Class B common shares as would ensure such holder may maintain a proportional ownership and voting interest in XP pursuant to XP’s Memorandum and Articles of Association). In light of: (a) the above provisions; and (b) the ten-to-one voting ratio between our Class B common shares and Class A common shares, holders of our Class B common shares will in many situations continue to maintain control of all matters requiring shareholder approval. This concentration of ownership and voting power will limit or preclude your ability to influence corporate matters for the foreseeable future. For more information see “—Preemptive or Similar Rights.”

Fiscal Year

XP’s fiscal year begins on January 1 of each year and ends on December 31 of the same year.

Voting Rights

The holder of a Class B common share is entitled, in respect of such share, to 10 votes per share, whereas the holder of a Class A common share is entitled, in respect of such share, to one vote per share. The holders of Class A common shares and Class B common shares vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, except as provided below and as otherwise required by law.

XP’s Memorandum and Articles of Association provide as follows regarding the respective rights of holders of Class A common shares and Class B common shares:

(1)	Class consents from the holders of Class A common shares and Class B common shares, as applicable, shall be required for any variation to the rights attached to their respective class of shares, however, the Directors may treat the two classes of shares as forming one class if they consider that both such classes would be affected in the same way by the proposal;

(2)	the rights conferred on holders of Class A common shares shall not be deemed to be varied by the creation or issue of further Class B common shares and vice versa; and

(3)	the rights attaching to the Class A common shares and the Class B common shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, including, without limitation, shares with enhanced or weighted voting rights.

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As set forth in the Memorandum and Articles of Association, the holders of Class A common shares and Class B common shares, respectively, do not have the right to vote separately if the number of authorized shares of such class is increased or decreased. Rather, the number of authorized Class A common shares and Class B common shares may be increased or decreased (but not below the number of shares of such class then outstanding) by both classes voting together by way of an “ordinary resolution,” which is defined in the Memorandum and Articles of Association as being a resolution (1) of a duly constituted general meeting passed by a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting; or (2) approved in writing by all of the shareholders entitled to vote at a general meeting in one or more instruments each signed by one or more of the shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed.

Conversion Rights

As set forth in the Memorandum and Articles of Association, Class B common shares shall be convertible into Class A common shares in any of the manners set out in the Shareholders’ Agreement. See “Major Shareholders and Related Party Transactions—Shareholders’ Agreement of XP.”

Furthermore, as set forth in the Memorandum and Articles of Association, each Class B common share will convert automatically into one Class A common share and no Class B common shares will be issued thereafter if, at any time, the total number of votes of the issued and outstanding Class B common shares represents less than 10% of the voting shares rights of the Company.

Preemptive or Similar Rights

The Class B common shares are entitled to maintain a proportional ownership and voting interest in the event that additional Class A common shares are issued. As such, except for certain exceptions, if XP increases its share capital or issues common shares, it must first make an offer to each holder of Class B common shares to issue to such holder on the same economic terms such number of Class A common shares and Class B common shares, as applicable, as would ensure such holder may maintain a proportional ownership and voting interest in XP. This right to maintain a proportional ownership and voting interest may be waived by the holders of two-thirds of the Class B common shares in the context of a public offering. Pursuant to the Shareholders’ Agreement, preemptive rights will be deemed waived to the extent a holder of Class B common shares does not exercise them within 30 days of XP first making an offer to such holder of Class B common shares. See “Major Shareholders and Related Party Transactions—Shareholders’ Agreement of XP.”

Equal Status

Except as expressly provided in XP’s Memorandum and Articles of Association, Class A common shares and Class B common shares have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. In the event of any merger, consolidation, scheme, arrangement or other business combination requiring the approval of our shareholders entitled to vote thereon (whether or not XP is the surviving entity), the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration (as shall be adjusted, in the case of share or equivalent consideration, by the directors so as to account for the different economic and voting rights that exist or may exist between such consideration and the share classes) as the holders of Class B common shares, and (save as aforesaid) the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common shares. In the event of any (1) tender or exchange offer to acquire any Class A common shares or Class B common shares by any third party pursuant to an agreement to which XP is a party, or (2) tender or exchange offer by XP to acquire any Class A common shares or Class B common shares, the holders of Class A common shares shall have the right to receive, or the right to elect to receive, the same form of consideration (as shall be adjusted, in the case of share or equivalent consideration, by the directors so as to account for the different economic and voting rights that exist or may exist between such consideration and the share classes) as the holders of Class B common shares, and (save as aforesaid) the holders of Class A common shares shall have the right to receive, or the right to elect to receive, at least the same amount of consideration on a per share basis as the holders of Class B common shares.

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Record Dates

For the purpose of determining shareholders entitled to notice of, or to vote at any general meeting of shareholders or any adjournment thereof, or shareholders entitled to receive dividend or other distribution payments, or in order to make a determination of shareholders for any other purpose, XP’s board of directors may set a record date, which shall not exceed forty clear days prior to the date where the determination will be made.

General Meetings of Shareholders

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as a shareholder of XP at the applicable record date for that meeting and, in order to vote, all calls or installments then payable by such shareholder to XP in respect of the shares that such shareholder holds must have been paid.

Subject to any special rights or restrictions as to voting then attached to any shares, at any general meeting every shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative not being himself or herself a shareholder entitled to vote) shall have one vote per Class A common share and 10 votes per Class B common share.

As a Cayman Islands exempted company, XP is not obliged by the Companies Act to call annual general meetings; however, the Memorandum and Articles of Association provide that in each year the company will hold an annual general meeting of shareholders within the first four months following the end of its fiscal year. For the annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors (if any). In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

Also, XP may, but is not required to (unless required by the laws of the Cayman Islands), hold other extraordinary general meetings during the year. General meetings of shareholders are generally expected to take place in São Paulo, Brazil, but may be held elsewhere if the directors so decide.

The Companies Act provides shareholders a limited right to request a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting in default of a company’s Memorandum and Articles of Association. However, these rights may be provided in a company’s Memorandum and Articles of Association. XP’s Memorandum and Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Subject to regulatory requirements, the annual general meeting and any extraordinary general meetings must be called by not less than eight days’ notice prior to the relevant shareholders’ meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to receive notice, with regards to the annual general meeting, and the holders of 95% in par value of the shares entitled to attend and vote at an extraordinary general meeting, that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

XP will give notice of each general meeting of shareholders by publication on its website and in any other manner that it may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be given notice of a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means.

Holders whose shares are registered in the name of DTC or its nominee, which we expect will be the case for all holders of Class A common shares, will not be a shareholder or member of the company and must rely on

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the procedures of DTC regarding notice of shareholders’ meetings and the exercise of rights of a holder of the Class A common shares.

A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than fifty percent of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted. If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, a second meeting may be called with at least five days’ notice to shareholders specifying the place, the day and the hour of the second meeting, as the Directors may determine, and if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the shareholders present shall be a quorum.

A resolution put to a vote at a general meeting shall be decided on a poll. Generally speaking, an ordinary resolution to be passed by the shareholders at a general meeting requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote, present in person or by proxy and voting at the meeting and a special resolution requires the affirmative vote on a poll of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Companies Act and our Memorandum and Articles of Association.

Pursuant to XP’s Memorandum and Articles of Association, general meetings of shareholders are to be chaired by the chairman of our board of directors or in his absence the vice-chairman of the board of directors. If the chairman or vice-chairman of our board of directors is absent, the directors present at the meeting shall appoint one of them to be chairman of the general meeting. If neither the chairman nor another director is present at the general meeting within 15 minutes after the time appointed for holding the meeting, the shareholders present in person or by proxy and entitled to vote may elect any one of the shareholders to be chairman. The order of business at each meeting shall be determined by the chairman of the meeting, and he or she shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Company, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the polls.

Actions Void ab Initio

Pursuant to the Memorandum and Articles of Association, certain actions which are taken in contravention of the Shareholders’ Agreement shall be void ab initio. These include any share and security issuances, as well as share sales, transfers, purchases and redemptions, and board appointments.

Liquidation Rights

If XP is voluntarily wound up, the liquidator, after taking into account and giving effect to the rights of preferred and secured creditors and to any agreement between XP and any creditors that the claims of such creditors shall be subordinated or otherwise deferred to the claims of any other creditors and to any contractual rights of set-off or netting of claims between XP and any person or persons (including without limitation any bilateral or any multi-lateral set-off or netting arrangements between the company and any person or persons) and subject to any agreement between XP and any person or persons to waive or limit the same, shall apply XP’s property in satisfaction of its liabilities pari passu and subject thereto shall distribute the property amongst the shareholders according to their rights and interests in XP.

Changes to Capital

Pursuant to the Memorandum and Articles of Association, XP may from time to time by ordinary resolution:

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•	increase its share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe;

•	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

•	convert all or any of its paid-up shares into stock and reconvert that stock into paid up shares of any denomination;

•	subdivide its existing shares or any of them into shares of a smaller amount, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in the case of the share from which the reduced share is derived; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

XP’s shareholders may by special resolution, subject to confirmation by the Grand Court of the Cayman Islands on an application by the Company for an order confirming such reduction, reduce its share capital or any capital redemption reserve in any manner permitted by law.

In addition, subject to the provisions of the Companies Act, our Memorandum and Articles of Association and the Shareholders’ Agreement, XP may:

•	issue shares on terms that they are to be redeemed or are liable to be redeemed;

•	purchase its own shares (including any redeemable shares); and

•	make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of its own capital.

Transfer of Shares

Subject to any applicable restrictions set forth in the Memorandum and Articles of Association and the Shareholders’ Agreement, any shareholder of XP may transfer all or any of his or her common shares by an instrument of transfer in the usual or common form or in the form prescribed by the Nasdaq or any other form approved by the Company’s board of directors.

The Class A common shares acquired by Modal Shareholders pursuant to this transaction will be traded on the Nasdaq in book-entry form and may be transferred in accordance with XP’s Articles of Association and Nasdaq’s rules and regulations.

However, XP’s board of directors may, in its absolute discretion, decline to register any transfer of any common share that is either not fully paid up to a person of whom it does not approve or is issued under any share incentive scheme for employees that contains a transfer restriction that is still applicable to such common share. The board of directors may also decline to register any transfer of any common share unless:

•	the instrument of transfer is lodged with XP, accompanied by the certificate (if any) for the common shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of shares;

•	the instrument of transfer is properly stamped, if required;

•	the common shares transferred are free of any lien in favor of XP; and

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•	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If the directors refuse to register a transfer they are required, within two months after the date on which the instrument of transfer was lodged, to send to the transferee notice of such refusal.

Share Repurchase

The Companies Act and the Memorandum and Articles of Association permit XP to purchase its own shares, subject to certain restrictions. The board of directors may only exercise this power on behalf of XP, subject to the Companies Act, the Memorandum and Articles of Association, the Shareholders’ Agreement and to any applicable requirements imposed from time to time by the SEC, the Nasdaq, or by any recognized stock exchange on which our securities are listed.

Dividends and Capitalization of Profits

We have not adopted a dividend policy with respect to payments of any future dividends by XP. Subject to the Companies Act, XP’s shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the board of directors. The board of directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to XP. Except as otherwise provided by the rights attached to shares and the Memorandum and Articles of Association of XP, all dividends shall be paid in proportion to the number of Class A common shares or Class B common shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (1) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and (2) where we have shares in issue that are not fully paid up (as to par value), we may pay dividends in proportion to the amounts paid up on each share.

The holders of Class A common shares and Class B common shares shall be entitled to share equally in any dividends that may be declared in respect of XP’s common shares from time to time. In the event that a dividend is paid in the form of Class A common shares or Class B common shares, or rights to acquire Class A common shares or Class B common shares, (1) the holders of Class A common shares shall receive Class A common shares, or rights to acquire Class A common shares, as the case may be and (2) the holders of Class B common shares shall receive Class B common shares, or rights to acquire Class B common shares, as the case may be.

Pursuant to the Shareholders’ Agreement, any distribution of dividends in an amount that exceeds 50% of our net profits for the year is subject to a veto right GA Bermuda.

Appointment, Disqualification and Removal of Directors

XP is managed by its board of directors. The Memorandum and Articles of Association provide that the board of directors will be composed of such number of directors as a majority of directors in office may determine, being up to 12 directors on the date of adoption of the Memorandum and Articles of Association. There are no provisions relating to retirement of directors upon reaching any age limit. The Memorandum and Articles of Association also provide that, while XP’s shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

The Memorandum and Articles of Association provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting (provided that any resolution intended to be passed as an “ordinary resolution” in circumstances where GA Bermuda has exercised its veto rights pursuant to the Shareholders’ Agreement in respect of such resolution shall be void ab initio). Each director shall be appointed for a two year term, unless they resign or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).

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Our directors are Guilherme Dias Fernandes Benchimol, Bernardo Amaral Botelho, Carlos Alberto Ferreira Filho, Gabriel Klas da Rocha Leal, Bruno Constantino Alexandre dos Santos, Fabrício Cunha de Almeida, Guilherme Sant’Anna Monteiro da Silva, Luiz Felipe Calabró, Martin Emiliano Escobari Lifchitz, Geraldo José Carbone, Luciana Pires Dias and Guy Almeida Andrade. Luiz Felipe Calabró, Luciana Pires Dias and Guy Almeida Andrade are “independent” as that term is defined under Rule 10A-3 under the Exchange Act and the Nasdaq rules applicable to audit committees.

Grounds for Removing a Director

A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.

The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director; (2) becomes bankrupt or makes an arrangement or composition with his creditors; (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (4) resigns his office by notice to us; or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.

Proceedings of the Board of Directors

The Memorandum and Articles of Association provide that XP’s business is to be managed and conducted by the board of directors. The quorum necessary for the board meeting shall be a simple majority of the directors then in office, which majority must include such directors as may be specified in the Shareholders’ Agreement, and business at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall not have a casting vote.

Subject to the provisions of the Memorandum and Articles of Association, the board of directors may regulate its proceedings as they determine is appropriate. Board meetings shall be held at least once every calendar quarter and shall take place either in São Paulo, Brazil or at such other place as the directors may determine.

Subject to the provisions of the Memorandum and Articles of Association, to any directions given by ordinary resolution of the shareholders and the listing rules of the Nasdaq, the board of directors may from time to time at its discretion exercise all powers of XP, including, subject to the Companies Act, the power to issue debentures, bonds and other securities of the company, whether outright or as collateral security for any debt, liability or obligation of our company or of any third party. Subject to the overall oversight authority of our board of directors, our day-to-day operations, business and activities are carried out by our executive officers, which may act on behalf of XP according to our Memorandum and Articles of Association.

Corporate Opportunities

Pursuant to the Memorandum and Articles of Association, to the fullest extent permitted by applicable law, XP, on behalf of itself and its subsidiaries, agrees that Itaú, its affiliates and subsidiaries or any of their respective officers, directors, representatives, agents, shareholders, members and partners, each a “specified party,” has the right to, and shall have no duty (statutory, fiduciary, contractual or otherwise) not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as XP or its subsidiaries, including those deemed to be competing with XP or its subsidiaries, or (y) directly or indirectly do business with any client or customer of XP or its subsidiaries. In addition, in the event that any specified party gains knowledge of a potential transaction or matter that may be a corporate opportunity for XP or its subsidiaries, such specified party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or present such corporate opportunity to XP or its subsidiaries and, notwithstanding anything in the Memorandum and Articles of Association to the contrary and, to the fullest extent permitted by applicable law, shall not be liable to XP or its subsidiaries by reason of the fact that such specified party, directly or indirectly, pursues or acquires such opportunity for itself, directs such

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opportunity to another person, or does not present such opportunity to XP or its subsidiaries. Notwithstanding anything in the Memorandum and Articles of Association to the contrary, a specified party who is a director or officer of XP and who is offered a business opportunity for XP or its subsidiaries solely in his or her capacity as a director or officer of XP, or a “directed opportunity,” shall communicate such directed opportunity to XP. Nothing in the Memorandum and Articles of Association shall be deemed to supersede any rights or obligations of any specified party under the Shareholders’ Agreement. Each shareholder and director of XP, shall comply with the applicable duties and obligations under the Companies Act. All confidential information of XP that is disclosed by XP to (a) any of the directors while such person is acting solely in his or her capacity as a director of XP; or (b) the shareholders solely in their capacity as shareholders of XP, shall not be used by such receiving party in any manner that violates applicable law. In this context, “confidential information” means all proprietary information of XP that is disclosed by XP to the directors or shareholders of XP in their capacity as directors or shareholders, respectively, other than information that (a) is or becomes part of the public domain other than as a result of unauthorized disclosure by the directors or shareholders of XP; (b) is or becomes available to any such director or shareholder from a source other than XP, provided that such other source is not, to the applicable director’s or shareholder’s reasonable knowledge, acting in breach of applicable laws; (c) was in the possession of such director or shareholder prior to the disclosure of such information to such party by XP, other than as a result of a disclosure in a breach of applicable laws; or (d) was independently developed by such director or shareholder without reference to such confidential information.

Inspection of Books and Records

XP Shareholders will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of the Company. However, the board of directors may determine from time to time whether and to what extent XP’s accounting records and books shall be open to inspection by shareholders who are not members of the board of directors. Notwithstanding the above, the Memorandum and Articles of Association provide shareholders with the right to receive annual financial statements. Such right to receive annual financial statements may be satisfied by publishing the same on the company’s website or filing such annual reports as we are required to file with the SEC.

Register of Shareholders

Our Class A common shares are held through DTC, and DTC or Cede & Co., as nominee for DTC, is recorded in the shareholders’ register as the holder of our Class A common shares.

Under Cayman Islands law, XP must keep a register of shareholders that includes:

•	the names and addresses of the shareholders, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of shareholders of XP is prima facie evidence of the matters set out therein (i.e., the register of shareholders will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of shareholders is deemed as a matter of Cayman Islands law to have prima facie legal title to the shares as set against his or her name in the register of shareholders.

If the name of any person is incorrectly entered in or omitted from the register of shareholders, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of XP, the person or member aggrieved (or any shareholder of XP, or XP itself) may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

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Exempted Company

XP is an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

•	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

•	an exempted company’s register of shareholders is not open to inspection;

•	an exempted company does not have to hold an annual general meeting;

•	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

•	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	an exempted company may register as a limited duration company; and

•	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

XP is subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Except as otherwise disclosed in this prospectus, XP currently complies with the Nasdaq rules in lieu of following home country practice.

Anti-Takeover Provisions in our Memorandum and Articles of Association

Some provisions of the Memorandum and Articles of Association may discourage, delay or prevent a change in control of XP or management that shareholders may consider favorable. In particular, the capital structure of XP concentrates ownership of voting rights in the hands of XP Control LLC, with XP Control LLC as the controlling shareholder. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of XP to first negotiate with the board of directors. However, these provisions could also have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Class A common shares that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the management of XP. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Two Classes of common shares

The Class B common shares of XP are entitled to 10 votes per share, while the Class A common shares are entitled to one vote per share. Following the completion of the Merger, XP Control LLC, and GA Bermuda will own all of the Class B common shares, and as such GA Bermuda will have the ability to elect one member of our board of directors and XP Control LLC will have the ability to elect a majority of the members of our board of directors and to determine the outcome of most matters submitted for a vote of shareholders, with XP Control LLC as the

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controlling shareholder. This concentrated voting control could discourage others from initiating any potential merger, takeover, or other change of control transaction that other shareholders may view as beneficial.

So long as XP Control LLC and GA Bermuda have the ability to determine the outcome of most matters submitted to a vote of shareholders as well as the overall management and direction of XP, third parties may be deterred in their willingness to make an unsolicited merger, takeover, or other change of control proposal, or to engage in a proxy contest for the election of directors. As a result, the fact that XP has two classes of common shares may have the effect of depriving you as a holder of Class A common shares of an opportunity to sell your Class A common shares at a premium over prevailing market prices and make it more difficult to replace the directors and management of XP.

Preferred shares

XP’s board of directors is given wide powers to issue one or more classes or series of shares with preferred rights. Such preferences may include, for example, dividend rights, conversion rights, redemption privileges, enhanced voting powers and liquidation preferences.

Despite the anti-takeover provisions described above, under Cayman Islands law, XP’s board of directors may only exercise the rights and powers granted to them under the Memorandum and Articles of Association, for what they believe in good faith to be in the best interests of XP.

Protection of Non-Controlling Shareholders

The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of the shares of XP in issue, appoint an inspector to examine the Company’s affairs and report thereon in a manner as the Grand Court shall direct.

Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the Court is of the opinion that this winding up is just and equitable.

Notwithstanding the U.S. securities laws and regulations that are applicable to XP, general corporate claims against XP by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by XP’s Memorandum and Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against XP, or derivative actions in XP’s name, to challenge (1) an act which is ultra vires or illegal; (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control XP; and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

Registration Rights and Restricted Shares

Although no shareholders of XP currently have formal registration rights, they or entities controlled by them or their permitted transferees will, subject to the lock-up agreements described below, be able to sell their shares in the public market from time to time without registering them, subject to certain limitations on the timing, amount and method of those sales imposed by regulations promulgated by the SEC. On December 1, 2019, we entered into a registration rights agreement (as amended from time to time, the “Registration Rights Agreement”), with XP Controle, Itaú and GA Bermuda. Following the merger of XPart with and into us on October 1, 2021, we entered into an amended and restated registration rights agreement with XP Controle, GA Bermuda, ITB Holding, IUPAR – Itaú Unibanco Participações S.A., and Itaúsa S.A.

XP Shares (in the form of XP BDRs) received by the Modal Controlling Shareholder will also be registered under the Securities Act and be freely transferable under the Securities Act after the lock-up period (which is subject to certain exceptions) pursuant to which: (i) 15% of the XP Shares received by the Modal Controlling Shareholders will be released each year during the period starting on the date that is two years following the Closing Date and ending on the date that is four years

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following the Closing Date; and (ii) the remaining XP Shares received by the Modal Controlling Shareholders will be released on the date that is five years following the Closing Date.

Principal Differences between Cayman Islands and U.S. Corporate Law

The Companies Act was modelled originally after similar laws in England and Wales but does not follow subsequent statutory enactments in England and Wales. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to XP and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.

For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be approved by the directors of each constituent company and filed with the Registrar of Companies together with a declaration as to: (1) the solvency of the consolidated or surviving company; (2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies; (3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction; (4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property; (5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors; (6) a list of the assets and liabilities of each constituent company; (7) the non-surviving constituent company has retired from any fiduciary office held or will do so; (8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and (9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.

Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, may be determined by the Cayman Islands’ Court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the Court the view that the transaction should not be approved, the Court can be expected to approve the arrangement if it satisfies itself that:

•	XP is not proposing to act illegally or ultra vires and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

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•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% in value of the shares affected within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands but is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction are thus approved, any dissenting shareholders would have no rights comparable to appraisal rights, which might otherwise ordinarily be available to dissenting shareholders of U.S. corporations and allow such dissenting shareholders to receive payment in cash for the judicially determined value of their shares.

Shareholders’ Suits

Class actions are not recognized in the Cayman Islands, but groups of shareholders with identical interests may bring representative proceedings, which are similar. However, a class action suit could nonetheless be brought in a U.S. court pursuant to an alleged violation of U.S. securities laws and regulations.

In principle, XP itself would normally be the proper plaintiff and as a general rule, whilst a derivative action may be initiated by a minority shareholder on behalf of XP in a Cayman Islands Court, such shareholder will not be able to continue those proceedings without the permission of a Grand Court judge, who will only allow the action to continue if the shareholder can demonstrate that XP has a good case against the Defendant, and that it is proper for the shareholder to continue the action rather than the Company’s board of directors. Examples of circumstances in which derivative actions would be permitted to continue are where:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of its authority, could be effected duly if authorized by more than a simple majority vote that has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Corporate Governance

Cayman Islands law restricts transactions between a company and its directors unless there are provisions in the Articles of Association which provide a mechanism to alleviate possible conflicts of interest. Additionally, Cayman Islands law imposes on directors’ duties of care and skill and fiduciary duties to the companies which they serve. Under XP’s Articles of Association, a director must disclose the nature and extent of his interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, the interested director may vote in respect of any transaction or arrangement in which he or she is interested. The interested director shall be counted in the quorum at such meeting and the resolution may be passed by a majority of the directors present at the meeting.

Subject to the foregoing and our Memorandum and Articles of Association, our directors may exercise all the powers of XP to vote compensation to themselves or any member of their body in the absence of an independent quorum. Our Memorandum and Articles of Association provide that, in the event a compensation committee is established, it shall be made up of such number of independent directors as is required from time to time by the Nasdaq rules (or as otherwise may be required by law).

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As a foreign private issuer, we are permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, subject to certain requirements. We currently rely, and will continue to rely, on the foreign private issuer exemption with respect to the following rules:

•	Nasdaq Rule 5605(b), which requires that independent directors comprise a majority of a company’s board of directors. As allowed by the laws of the Cayman Islands, independent directors do not comprise a majority of our board of directors.

•	Nasdaq Rule 5605(e)(1), which requires that a company have a nominations committee comprised solely of “independent directors” as defined by Nasdaq. As allowed by the laws of the Cayman Islands, we do not have a nominations committee nor do we have any current intention to establish one.

•	Nasdaq Rule 5605(d) & (e), which require that compensation for our executive officers and selection of our director nominees be determined by a majority of independent directors. As allowed by the laws of the Cayman Islands, we do not have a nomination and corporate governance committee nor do we have any current intention to establish one.

•	Nasdaq Rule 5635(d), which requires that a listed issuer obtain stockholder approval prior to issuing or selling securities (or securities convertible into or exercisable for common stock) that equal 20% or more of the issuer’s outstanding common stock or voting power prior to such issuance or sale. Pursuant to the laws of the Cayman Islands and our Articles of Association, we are not required to obtain any such approval.

Borrowing Powers

XP’s directors may exercise all the powers of XP to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of XP or of any third party. Such powers may be varied by a special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting).

Indemnification of Directors and Executive Officers and Limitation of Liability

The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. XP’s Articles of Association provide that we shall indemnify and hold harmless our directors and officers against all actions, proceedings, costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning XP or our affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to XP’s directors, officers or persons controlling the Company under the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company. Accordingly, directors owe fiduciary duties to their companies to act bona fide in what they consider to be the best interests of the company, to exercise their powers for the purposes for which they are

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conferred and not to place themselves in a position where there is a conflict between their personal interests and their duty to the company. Accordingly, a director owes a company a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. However, this obligation may be varied by the company’s articles of association, which may permit a director to vote on a matter in which he has a personal interest provided that he has disclosed that nature of his interest to the board of directors. XP’s Articles of Association provides that a director must disclose the nature and extent of his or her interest in any contract or arrangement, and following such disclosure and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, such director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

A director of a Cayman Islands company also owes to the company duties to exercise independent judgment in carrying out his functions and to exercise reasonable skill, care and diligence, which has both objective and subjective elements. Recent Cayman Islands case law confirmed that directors must exercise the care, skill and diligence that would be exercised by a reasonably diligent person having the general knowledge, skill and experience reasonably to be expected of a person acting as a director. Additionally, a director must exercise the knowledge, skill and experience that he or she actually possesses.

A general notice may be given to the board of directors to the effect that (1) the director is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or (2) he or she is to be regarded as interested in any contract or arrangement which may after the date of the notice to the board of directors be made with a specified person who is connected with him or her, will be deemed sufficient declaration of interest. This notice shall specify the nature of the interest in question. Following the disclosure being made pursuant to XP’s Articles of Association and subject to any separate requirement under applicable law or the listing rules of the Nasdaq, and unless disqualified by the chairman of the relevant meeting, a director may vote in respect of any transaction or arrangement in which he or she is interested and may be counted in the quorum at the meeting.

In comparison, under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

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The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. XP’s Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the board will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, XP’s Articles of Association do not provide for cumulative voting. As a result, the shareholders of XP are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

The office of a director shall be vacated automatically if, among other things, he or she (1) becomes prohibited by law from being a director; (2) becomes bankrupt or makes an arrangement or composition with his creditors; (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (4) resigns his office by notice to us; or (5) has for more than six months been absent without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his/her office be vacated.

Transaction with Interested Shareholders

The Delaware General Corporation Law provides that; unless the corporation has specifically elected not to be governed by this statute, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that this person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting shares or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which the shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, XP cannot avail itself of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that the board of directors owe duties to ensure that these transactions are entered into bona fide in the best interests of the company and for a proper corporate purpose and, as noted above, a transaction may be subject to challenge if it has the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. If the dissolution is initiated by the board of directors it may be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law,

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a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company resolves by ordinary resolution that it be wound up because it is unable to pay its debts as they fall due. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Under the Companies Act, XP may be dissolved, liquidated or wound up by a special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting). XP’s Articles of Association also give its board of directors authority to petition the Cayman Islands Court to wind up XP.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of that class, unless the certificate of incorporation provides otherwise. Under XP’s Articles of Association, if the share capital is divided into more than one class of shares, the rights attached to any class may only be varied with the written consent of the holders of two-thirds of the shares of that class or the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Also, except with respect to share capital (as described above), alterations to XP’s Articles of Association may only be made by special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting).

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under Cayman Islands law, XP’s Articles of Association generally (and save for certain amendments to share capital described in this section) may only be amended by special resolution of shareholders (requiring a two-thirds majority vote of those shareholders attending and voting at a quorate meeting).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by XP’s Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on XP’s shares. In addition, there are no provisions in the Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Major Shareholders And Related Party Transactions

For a discussion of XP’s Major Shareholders and Related Party Transactions, see “Item 7. Major Shareholders and Related Party Transactions” of the XP 2021 Form 20-F, which is incorporated by reference into this prospectus. For more information about how to obtain copies of this information, see the sections of this prospectus entitled “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

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Comparison of the Rights of XP Shareholders and Modal Shareholders

The rights of holders of XP Shares (in the form of XP BDRs) are governed by the deposit agreement between us and the BDR Depositary and by the laws and regulations of Brazil. The rights of XP Shares underlying the XP BDRs are governed by the XP Memorandum and Articles of Association and by the laws of the Cayman Islands. There are differences between holding XP Shares (in the form BDRs) and holding XP Shares, and the rights associated with Modal Shares are different from the rights associated with XP Shares or XP BDRs.

An XP BDR holder will not be treated as one of our XP Shareholders and, as a result, may not have the same XP Shareholder’s rights. For further information (i) on the XP BDRs, see “Certain Rights of XP BDRs,” and (ii) on the XP Shares, see “Description of Share Capital.”

This section summarizes material differences between the rights of Modal Shareholders before consummation of the Merger and the rights of XP Shareholders after consummation of the Merger. These differences in shareholder rights result from the differences between the respective constitutional documents of XP and Modal and the applicable governing law. The following summary does not include a description of rights or obligations under the U.S. federal securities laws, Brazilian securities laws, or Nasdaq listing requirements or standards.

The following summary is not a complete statement of the rights of the XP Shareholders or the Modal Shareholders nor a complete description of the specific provisions referred to below. The identification of specific differences is not intended to indicate that other equally significant or more significant differences do not exist. This summary is qualified in its entirety by reference to the Companies Act, the Brazilian Corporation Law, CVM rulings, and XP’s and Modal’s constitutional documents, which you are urged to read carefully.

XP	Modal
Authorized Share Capital

At the date of this prospectus, XP’s total authorized share capital was US$35,000, divided into 3,500,000,000 shares par value US$0.00001 each, of which:

• 2,067,479,549 shares are designated as Class A common shares; and

• 932,520,451 shares are designated as Class B common shares.

Modal’s authorized share capital is 948,825,000 shares, either common or preferred, with no par value, thus Modal’s share capital may be increased by a resolution of Modal’s board of directors within such limit. The authorized share capital limit may only be increase by a resolution of Modal’s shareholders amending its Bylaws. Within the limits of the authorized capital, the board of directors may also (i) issue subscription warrants, (ii) issue stock options to managers and employees of the Modal and its subsidiaries, excluding the preemptive right of shareholders in the granting or exercise of stock options (after approval of a stock option plan by the shareholders), and (iii) approve a capital increase through the capitalization of income or reserves, with or without bonus shares.

Preferred stock allowed under Bylaws.

Structure of Board of Directors
XP is managed by its board of directors. The Memorandum and Articles of Association provide that the board of directors will be composed of such number of directors as a majority of directors in	Modal’s Bylaws provide that the board of directors must be composed of at least five members and no more than nine members, including one chairman and one vice-chairman, as so designated by the general
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office may determine, being up to 12 directors on the date of adoption of XP’s Memorandum and Articles of Association. There are no provisions relating to retirement of directors upon reaching any age limit. The Memorandum and Articles of Association also provide that, while XP’s shares are admitted to trading on Nasdaq, the board of directors must always comply with the residency and citizenship requirements of the U.S. securities laws applicable to foreign private issuers.

The Memorandum and Articles of Association provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting. Each director shall be appointed for a two year term, unless they resign or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).

shareholders’ meeting. Directors are elected and removed by the shareholders’ meeting, and serve a unified term of office of two years, each year being consider as the period between two annual shareholders’ meeting.
Shareholder Voting Rights
The holder of a Class B common share is entitled, in respect of such share, to 10 votes per share, whereas the holder of a Class A common share is entitled, in respect of such share, to one vote per share. The holders of Class A common shares and Class B common shares vote together as a single class on all matters (including the election of directors) submitted to a vote of shareholders, except as provided below and as otherwise required by law.

Holders of Modal common shares are entitled to one vote per share on the resolutions to be adopted by the shareholders.

Holders of Modal preferred shares are not entitled to vote on the resolutions to be adopted by the shareholders, except in case of (a) transformation, merger into another entity, merger with another entity or spin-off; (b) approval of agreements among the Company and its controlling shareholder or other entities in which the controlling shareholder has interests; (c) appraisal of assets used for paying up a capital increase carried out by the Company; (d) selection of the appraiser that will determine the fair market value of the Company in case of a tender offer to exit B3’s Nível 2 listing segment (e) any amendment to Modal’s Bylaws that change or exclude some of the minimum requirements from B3’s Nível 2 listing segment.

Except as otherwise provided in the Memorandum and Articles of Association or under Cayman Islands law, resolutions submitted to the shareholders’ meetings may be approved by a majority of the shareholder votes validly cast in favor of such action	Except as otherwise provided in the Modal Bylaws or under the Brazilian Corporation Law, resolutions submitted to the shareholders’ meetings may be approved by a majority of the shareholder votes validly cast in favor of such action, with abstentions not taken into account.
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Approval of Mergers and Business Combinations
The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies.	Under the Brazilian Corporation Law, “merger” is an operation whereby one or more corporations are merged into another, which succeeds to all their rights and obligations and can be carried out (i) as a simple merger, in which the entity being merged ceases to exist after the merger; and (ii) as a merger of shares, in which the entity being merged becomes a wholly-owned subsidiary after the merger.
For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies in the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be approved by the directors of each constituent company and filed with the Registrar of Companies together with a declaration as to:	Pursuant to the Brazilian Corporation Law, any merger or consolidation must be submitted to a general shareholders’ meeting, with a statement of reasons (protocolo e justificação) that shall include:
(1) the solvency of the consolidated or surviving company;	(i) the reasons for or the objectives of the operation, and the interest of the corporation in effecting it;
(2) the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies;	(ii) the composition, after the operation, of the capital of the corporations issuing shares in substitution for those to be cancelled;
(3) no petition or other similar proceeding has been filed and remains outstanding and no order or resolution to wind up the company in any jurisdiction;	(iii) the refund value of the shares to which dissenting shareholders shall be entitled;
(4) no receiver, trustee, administrator or similar person has been appointed in any jurisdiction and is acting in respect of the constituent company, its affairs or property;	(iv) the amount of shares to be delivered as a result of the operation and the criteria adopted to determine the Exchange Ratio;
(5) no scheme, order, compromise or similar arrangement has been entered into or made in any jurisdiction with creditors;	(v) the criteria used to calculate the net worth, the base date of evaluation and the treatment to be applied to subsequent variations;
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(6) a list of the assets and liabilities of each constituent company;	(vi) the solutions to be adopted in case of crossed participation;
(7) the non-surviving constituent company has retired from any fiduciary office held or will do so;	(vii) the capital increase or reduction of the involved parties;
(8) that the constituent company has complied with any requirements under the regulatory laws, where relevant; and	(viii) the draft of the bylaws or changes in the existing bylaws; and
(9) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and published in the Cayman Islands Gazette.	(ix) other conditions applicable to the operation, if any.
The target corporation to be merged into the acquiring corporation is subject to a special quorum requirement, where the merger must be approved by shareholders representing at least the majority of the share capital of the target corporation.
In the case of a simple merger, if the protocol of the operation and the merger are approved by the shareholders of the corporations involved on the transaction, the corporation to be merged shall be extinguished.
The Brazilian Corporation Law also provides for a “merger of shares,” which is a corporate operation pursuant to which the acquiring corporation acquires all shares issued by the target corporation, which then becomes a wholly-owned subsidiary of the acquiring corporation. If the transaction is approved by the shareholders’ meetings of both corporations, the target corporation shareholders will receive shares of the acquiring corporation, pursuant to an exchange ratio to be fixed under the statement of reasons (protocolo e justificação).
Cumulative Voting
As permitted under Cayman Islands law, XP’s Articles of Association do not provide for cumulative voting.	Pursuant to Article 141 of Brazilian Corporation Law, shareholders representing at least 0.1 of the voting capital can request the adoption of cumulative voting procedures in the election of directors. Considering Modal’s share capital, CVM reduced the shareholding necessary to require cumulative voting to 5%.
Under the cumulative voting process, each shareholder is entitled to a number of votes totaling the number of board members to be elected
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multiplied by the number of shares held by such shareholder. Shareholders are entitled to aggregate their votes in favor of one candidate or split their votes among several candidates.
Nomination and Appointment of Directors
The Memorandum and Articles of Association provide that directors shall be elected by an ordinary resolution of our shareholders, which requires the affirmative vote of a simple majority of the votes cast on the resolution by the shareholders entitled to vote who are present, in person or by proxy, at the meeting.	Modal Bylaws provides that directors shall be elected by a general shareholders’ meeting and shall serve a two-year term, each year being consider as the period between two annual shareholders’ meeting. Of the members of the Board of Directors, at least twenty percent (20%) must be independent directors, as defined in the B3’s Nível 2 listing segment rules.
Removal of Directors and Vacancies
The Memorandum and Articles of Association provide that each director shall be appointed for a two year term, unless they resign or their office is vacated earlier, provided, however, that such term shall be extended beyond two years in the event that no successor has been appointed (in which case such term shall be extended to the date on which such successor has been appointed).	Modal directors are appointed to a two-year term, but may be removed without cause prior to the completion of that term. Provided a director is not removed, the director’s term shall last until the new appointed members take office.
A director may be removed with or without cause by ordinary resolution. The notice of general meeting must contain a statement of the intention to remove the director and must be served on the director not less than ten calendar days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his removal.	Modal’s Bylaws provide that if a vacancy occurs on the board of directors, a substitute shall be elected by the general shareholders’ meeting to hold office for the remaining term of office of the substituted. Modal’s Bylaws specify further that, in the event of the absence or temporary impediment of the Chairman of the Board of Directors, the Vice-Chairman will perform the duties of the Chairman. However, in the event of an impediment or a permanent vacancy of the Chairman, the Vice-President will automatically assume the position and must call a meeting of the Board of Directors within 60 (sixty) days from the vacancy date, for the appointment of the new Chairman of the Board of Directors on a permanent basis, until the end of the original term of office, or call a general shareholders’ meeting with the purpose of appointing the new Chairman of the Board of Directors to replace him, until the end of the term of the original term.
The office of a director will be vacated automatically if he or she (1) becomes prohibited by law from being a director; (2) becomes bankrupt or makes an arrangement or composition with his creditors; (3) dies or is in the opinion of all his co-directors, incapable by reason of mental disorder of discharging his duties as director; (4) resigns his office by notice to us; or (5) has for more than six months been absent	If a director elected by cumulative voting is removed by a shareholders’ meeting, all other members of the Board of Directors will be removed as well and new elections will be held.
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without permission of the directors from meetings of the board of directors held during that period, and the remaining directors resolve that his or her office be vacated.
Executive Officers
The Memorandum and Articles provide for a board of executive officers comprising three (3) to ten (10) members, one (1) being the chief executive officer, one (1) being the chief financial officer, and the other officers having such designation as the Board of Directors may determine, elected and removed at any time by the Board of Directors.	The Modal Bylaws provide for a board of executive officers, whose members will be elected and removed at any time by the Board of Directors and which shall be composed of at least five members and no more than twenty-seven members, including (i) at least one and no more than two chief executive officers, (ii) at least two or more than eight executive officers, (iii) one investor relations officer, and (iv) at least one and no more than eight officers without specific designation, in accordance with the establishments by the Board of Directors. Members shall be elected by the board of directors to serve a two-year term with reelection permitted. The board of directors may also remove members of the board of executive officers at any time.
Subject to the overall oversight authority of our board of directors, our day-to-day operations, business and activities are carried out by our executive officers, which may act on behalf of XP according to our Memorandum and Articles of Association.	The Board of Executive Officers has full powers of administration and management of the corporate business to perform all acts and carry out all operations related to the corporate purpose, in compliance with the provisions of the Bylaws. In addition to legal attributions and the attributions mentioned above, The Modal Bylaws vest the executive officers with powers to:

(i)

represent the company, assuming obligations or exercising rights in any act, contract or document that entails liability for liability for the company, including providing guarantees for third party obligations;

(ii)

comply with and enforce the provisions of the Bylaws and the resolutions of the Board of Directors;

(iii)

authorize the sale of non-current assets and the constitution of liens, as well as the provision of guarantees for third-party obligations that are not related to the company’s corporate purpose; and

(iv)

open and close agencies, branches, main branches, stores and other facilities of the company in any part of the national territory and abroad, as well as appoint representatives or correspondents, in compliance with the

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legal requirements and rules of the Brazilian Central Bank.
Fiscal Council
XP does not have a fiscal council.	In accordance with the Brazilian Corporation Law, the Modal Bylaws contemplate the formation of a fiscal council, composed of at least three and at most five sitting members and equal number of alternates. The fiscal council will not operate on a permanent basis and will only operate when called to do so by the shareholders holding 0.1 of voting shares or 5% non-voting shares of Modal capital stock, in accordance with the provisions of applicable law. Considering Modal’s share capital, CVM reduced the shareholding necessary to require the Fiscal Council to operate voting to 2% of voting shares or 1% of non-voting shares. Once called, the fiscal council will operate until the next annual shareholders’ meeting. Modal Shareholders are vested with the power to set annual compensation for members of the fiscal council, which cannot be less than 10% of the compensation attributed to each officer.
Committees
The Memorandum and Articles provide for committees of directors and of officers.

Modal Bylaws set forth two statutory committees, being (i) Audit Committee; and (ii) Compensation Committee.

The Modal Bylaws provide for an Audit Committee, which shall be composed of at least three and at most five members, including one coordinator. Members shall be elected by the board of directors to serve a five-year term. The board of directors may also remove members of the Audit Committee at any time.

The Modal Bylaws vest the Audit Committee with powers to:

(i)

recommend to the Board of Director the entity to be hired as independent auditor and its respective compensation;

(ii)

review, prior to disclosure, the financial statements of the Company, including notes, management report and independent auditors report;

(iii)

evaluate the effectiveness of the independent and internal audits, including regarding compliance with legal and regulatory requirements, in addition to internal codes

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and rules;

(iv)

evaluate the compliance of the Company with recommendations made by independent and internal auditors, as well as recommend to the Board of Directors solution for any conflict between external auditors and offices;

(v)

establish and disclose procedures for receiving and treating information regarding non-compliance with legal requirements, rules, internal codes, including with specific procedures to safeguard the person providing the information and its confidentiality;

(vi)

recommend to the officers corrections or improvements to the policies, practices and procedures identified in their attributions;

(vii)

gather, at least quarterly, with the Executive Officers and independent and internal auditors;

(viii)

oversee, during the meetings, compliance with its recommendations and/or clarification regarding its questions, including in relation to planning of audit works, formalizing it in minutes with the discussions carried out in the meeting; and

(ix)

prepare, at the end of each semester the Audit Committee’s report, containing the resolutions, new practices, opinions and other acts that happened in such period.

The Modal Bylaws provide for a Compensation Committee, which shall be composed of at least three and at most five members, including one coordinator. Members shall be elected by the board of directors to serve a ten-year term. The board of directors may also remove members of the Compensation Committee at any time.

The Modal Bylaws vest the Compensation Committee with powers to:

(i)

analyze the policies, structures and practices of human resources proposed by the Officers, in light of the best practices adopted by national and foreign companies, as well as the strategies, opportunity context and risks that the Company is subject to;

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(ii)

prepare and propose a compensation policy, including salary policy and of benefits, short and long-term compensation, ordinary and extraordinary, to managers of the Company

(iii)

evaluate, discuss and prepare recommendations to the Board of Directors regarding correcting or improving policies, practices and procedures identified in their attributions;

(iv)

propose to the Board of Directors the total annual amount for compensation of management to be submitted to the shareholder’s meeting, pursuant to article 152 of the Brazilian Corporate; and

(v)

prepare, within 90 days after the end of the fiscal year, the Compensation Committee report.

Annual Meetings of Shareholders
As a Cayman Islands exempted company, XP is not obliged by the Companies Act to call annual general meetings; however, XP’s Memorandum and Articles of Association provide that in each year the company will hold an annual general meeting of shareholders. For the annual general meeting of shareholders the agenda will include, among other things, the presentation of the annual accounts and the report of the directors (if any). In addition, the agenda for an annual general meeting of shareholders will only include such items as have been included therein by the board of directors.

The Brazilian Corporation Law requires corporations to hold an annual general meeting of shareholders within four months following the end of the fiscal year to deliberate on the following matters:

(i)

management accounts and year-end financial statements;

(ii)

allocation of the net profits for the fiscal year and distribution of dividends; and

(iii)

appointment of managers and members of the fiscal council, if any, and associated compensation.

In addition to the matters of exclusive authority set forth in the Brazilian Corporation Law, the Modal Bylaws specify further that shareholders are empowered to resolve on the following items at the general shareholders’ meetings:

(i)

restricted shares or stock option compensation plans;

(ii)

previously approve trading, by Modal, of shares issued by Modal, pursuant to CVM’s regulation;

(iii)

modification of Modal’s bylaws and any decision related to dissolution, liquidation or extinction involving the Modal, including by

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means of amalgamation, spin-off or       merger transaction into another company;

(iv)

delist from B3’s Nível 2 listing segment; and

(v)

stay the exercise of political rights of a shareholder, pursuant to the law and Bylaws, being the relevant shareholder prevented from voting on such resolution.

The Modal Shareholders’ meetings shall be called by the board of directors.
Under the Brazilian Corporation Law, shareholders’ meetings may also be called (i) by the fiscal council, (ii) by any shareholder if the board of directors delays calling the meeting for more than 60 days, or (iii) by shareholders representing at least 5% of the voting capital when the management delays calling the meeting for more than eight days.
Special Meetings of Shareholders
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Memorandum and Articles of Association provide that upon the requisition of one or more shareholders representing not less than one-third of the voting rights entitled to vote at general meetings, the Board of Directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. The Memorandum and Articles of Association provide no other right to put any proposals before annual general meetings or extraordinary general meetings.	Under the Brazilian Corporation Law and the Modal Bylaws, special shareholders’ meetings may be called at any time by the Chairman of the board of directors or by resolution of the majority of the board members or even by request of the executive officers. Under the Brazilian Corporation Law, shareholders’ meetings may also be called (i) by the fiscal council, (ii) by any shareholder if the board of directors delays calling the meeting for more than 60 days, or (iii) by shareholders representing at least 5% of the voting capital when the management delays calling the meeting for more than eight days.
Notice of Shareholder Meetings
The Memorandum and Articles provide that any notice of shareholder meetings must be given at least eight days’ in advance, and must specify the place, the day and the hour of the meeting and the general nature of the business to be transacted at the meeting.

According to the Brazilian Corporation Law, notice of an annual or extraordinary general shareholders’ meeting of Modal must be published at least 3 times in the newspapers used by the company and contain information on the location, date and time of the meeting, as well as the agenda items.

Closely-held companies are subject to a minimum notice period, counted as of the first published notice, of at least 8 days for the first call, and at least 5 days for the second call.

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Publicly-held companies (such as Modal) are subject to a minimum notice period, counted as of the first published notice, of at least 21 days for the first call, and at least 8 days for the second call.
Quorum at Shareholder Meetings
A quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than fifty percent of the aggregate voting power of all shares in issue and entitled to vote upon the business to be transacted. If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, a second meeting may be called with at least five days’ notice to shareholders specifying the place, the day and the hour of the second meeting, as the Board of Directors may determine, and if at the second meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the shareholders present shall be a quorum.

The quorum for opening shareholders’ meetings under the Brazilian Corporation Law is:

(i)

On first call, shareholders representing at least twenty-five percent (25%) of the company’s voting capital; and

(ii)

On second call, any number of shareholders

Further, an extraordinary general meeting convened to amend the company’s bylaws may only be opened on the first call in the presence of shareholders representing at least 2/3 of the voting capital.

Unless otherwise described in the applicable law or in the Modal bylaws, the resolutions of the Modal Shareholders’ meetings will be taken by majority of votes present at the meeting, not taking absent votes into account.

Shareholder Action by Written Consent
The Memorandum and Articles of Association provide that ordinary and special resolutions, if passed in writing, must be signed by all shareholders.	Given the COVID-19 social distancing rules, the Brazilian Corporation Law was amended to allow all companies to permit its shareholders to remote voting, whether through virtual meeting or remote voting ballots.
Mandatory Tender Offer
There are no mandatory tender offer provisions under the Companies Act or XP’s Memorandum and Articles of Association.

Upon the sale of a controlling interest in a publicly listed company, the purchaser of control must file a mandatory tender offer with the CVM to acquire all of the remaining outstanding common shares of the target company for at least 80% of the price per common share paid to a selling controlling shareholder. Pursuant to B3’s Nível 2 listing segment rules, the amount offered for the outstanding shares must be equal to the one offered to the controlling shareholder.

In addition, delisting of a publicly-held company, like Modal, is subject to an administrative proceeding before the CVM, having as a condition the launch of a tender offer by the controlling shareholder or the company itself for the acquisition of all outstanding shares (defined as those owned by shareholders other

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than the controlling shareholder, officers and directors) at their fair value, as determined by an independent appraiser. Shareholders representing more than two-thirds of the free float of shares registered to participate in the tender offer auction must accept the tender offer or must expressly agree with the deregistration.

Pursuant to the B3’s Nível 2 listing segment rules and Modal’s Bylaws, except for a migration of Modal Shares to B3’s Novo Mercado listing segment, in order to delist from B3’s Nível 2 listing segment, the controlling shareholder must launch a tender offer for the of all outstanding shares (defined as those owned by shareholders other than the controlling shareholder, officers and directors) at their fair value, as determined by an independent appraiser.

Related Party Transactions
The Companies Act does not include any rules on related party transactions.	Pursuant to Article 245 of the Brazilian Corporation Law, the officers of a corporation may not favor an associated, controlling or controlled corporation to the detriment of their own corporation and shall ensure that the transaction between the corporations, if any, shall be on an arm’s length basis or be compensated by adequate payment; they shall be liable to the corporation for any loss arising from the transaction.
Withdrawal Rights
The Companies Act provides for dissenter rights under certain circumstances, which do not include the Merger.	The Brazilian Corporation Law provides for appraisal rights under certain circumstances.
Among other scenarios set forth under the Brazilian Corporation Law, a dissenting shareholder is entitled to withdraw from the company if any of the following occurs:

(i)

creation or issuance of new preferred shares;

(ii)

change in the conditions of the preferred shares or creation of a different class with more advantages than the others;

(iii)

decrease of the annual minimum dividend;

(iv)

consolidation or merger of the company;

(v)

participation of the company in a corporate group;

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(vi)

change of the company’s corporate purpose; and

(vii)

spin-off of the corporation that results in (a) a change in the corporate purpose, (b) a reduction in the annual minimum dividend or (c) participation in a group of corporations.

For items (i) and (ii) above, only shareholders that have been harmed shall have the right to withdraw from Modal. Dissenting shareholders that withdraw from Modal will receive the corresponding book value of their shares.
Shareholder Information Rights
XP Shareholders will have no general right under Cayman Islands law to inspect or obtain copies of the list of shareholders or corporate records of XP. However, the Board of Directors may determine from time to time whether and to what extent XP’s accounting records and books shall be open to inspection by shareholders who are not members of the Board of Directors. Notwithstanding the above, XP’s Memorandum and Articles of Association provide shareholders with the right to receive annual financial statements.

Under the Brazilian Corporation Law, shareholders have the right to:

(i)

request copies of the minutes of general meetings and resolutions of Modal;

(ii)

receive copies of support documents for resolutions in annual or extraordinary general shareholders’ meetings (i.e., management and auditors’ reports and statements of financial position); and

(iii)

receive certificates of corporate books.

Additionally, shareholders representing at least 5% of Modal capital stock may apply for a court order requiring complete disclosure of corporate books in connection with any violation of law or the Modal Bylaws, or if the shareholders have grounds to suspect that management has committed serious irregularities.
Amendments of Constituent Documents

The Companies Act provides that articles of association may only be amended by special resolution. A resolution is a special resolution when:

(a)    it has been passed by a majority of at least two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given, except that a company may in its articles of association specify that the required majority shall be a number greater than two thirds, and may additionally

The Brazilian Corporation Law provides that bylaws may only be amended at a general shareholders’ meeting. An extraordinary general meeting convened to amend the bylaws shall only be held on first call in the presence of shareholders representing at least 2/3 of the voting capital, but may be held on second call with any number of shareholders present. Any proposed amendment to the bylaws must be expressly identified in the notice required for the shareholders’ meeting
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so provide that any such majority (being not less than two-thirds) may differ as between matters required to be approved by a special resolution; or

(b)

if so authorized by its articles of association, it has been approved in writing by all of the members entitled to vote at a general meeting of the company in one or more instruments each signed by one or more of the members aforesaid, and the effective date of the special resolution so adopted shall be the date on which the instrument or the last of such instruments, if more than one, is executed.

Limitation on Personal Liability of Directors and Officers
The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of directors and officers, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.	Under the Brazilian Corporation Law, managers shall not be personally liable for obligations undertaken on behalf of the company in the ordinary course performance of their duties. However, a company may not exempt its managers from liability for negligence, willful misconduct, breach of duty, or breach of the applicable law or the company’s bylaws.
Managers shall not be liable for illegal acts performed by the other managers, except in cases of complicity, negligence in investigating such acts or failure to take action with respect to known illegal acts. According to the Brazilian Corporation Law, a company, upon prior approval of a shareholders’ meeting, may bring an action for civil liability against a manager. Where a breach of duty has been established, managers may be exempted by a Brazilian court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted in good faith and in the interests of the company.
In addition, the Brazilian Corporation Law provides that the filing of a civil liability action by a company against a director does not preclude any action available to any shareholder or third party directly harmed by the director’s acts.
The foregoing applies equally to officers and committee members.
Indemnification of Directors and Officers
The Memorandum and Articles of Association provide that XP shall indemnify and hold harmless its directors and officers against all actions, proceedings,	Pursuant to Modal Bylaws, the company may execute an indemnity agreement in favor of its directors, officers and members of the Fiscal Council and the
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costs, charges, expenses, losses, damages, liabilities, judgments, fines, settlements and other amounts incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil, criminal or other proceedings concerning XP or our affairs in any court whether in the Cayman Islands or elsewhere.	members of the Committees, in order to guarantee the payment of expenses in the event of any damage or loss actually suffered by them for acts practiced in the regular exercise of management, thus considered those performed diligently, in good faith, aiming at the company’s interest, and in compliance with the fiduciary duties of the management. The payment of expenses within the scope of an indemnity agreement should be submitted to the Board of Directors for approval, without prejudice to the contracting of specific insurance to cover the management risks of the company’s managers.
Preemptive Rights / Preferential Subscription Rights
The Companies Act does not provide for preemptive rights for shareholders.	The Brazilian Corporation Law provides that the shareholders shall have a preemptive right in the subscription of a capital increase in proportion to the number of shares they own. As Modal bylaws do not specify the applicable period of the preemptive right, pursuant to the Brazilian Corporation Law, a shareholders’ meeting shall establish a period of not less than 30 days within which a preemptive right may be exercised.
Dividends, Repurchases and Redemptions
Subject to the Companies Act, XP’s shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at a general meeting, declare dividends (including interim dividends) to be paid to shareholders but no dividend shall be declared in excess of the amount recommended by the Board of Directors.	Modal Bylaws require a distribution of at least 25% of the net income adjusted by an allocation to legal reserve (net income as calculated according to statutory individual financial statements prepared in accordance with Brazilian GAAP). After the allocation of profits to legal reserve and payment to the annual minimum dividend, (i) a portion of the net income, as proposed by the management, may be allocated to the formation of a reserve for contingencies, pursuant to article 195 of the Brazilian Corporation Law; (ii) the portion of net income resulting from government subsidies for investments may be allocated to the tax incentive reserve, which may be excluded from the calculation basis of the mandatory dividend; (iii) a portion not exceeding 75% (seventy-five percent) of the annual net income adjusted as provided for in article 202 of the Brazilian Corporation Law, after deducting the reserve indicated in item (ii) above, may be allocated to the formation reserve for investments and working capital, which will have the purpose of funding investments for growth and expansion and financing the company's working capital, with the exception
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that the accumulated balance of this reserve, added to the balances of other profit reserves (except for the unrealized profits, reserves for contingencies and tax incentives reserve), may not exceed 100% (one hundred percent) of the value of the company's capital stock, pursuant to the Brazilian Corporation Law; and (iv) the general shareholders’ meeting may, at the proposal of the Board of Directors, allocate a portion of the profits to the constitution of reserves or retentions provided for by law or the Bylaws.
The Board of Directors may also declare dividends. Dividends may be declared and paid out of funds lawfully available to XP. Except as otherwise provided by the rights attached to shares and XP’s Memorandum and Articles of Association, all dividends shall be paid in proportion to the number of Class A common shares or Class B common shares a shareholder holds at the date the dividend is declared (or such other date as may be set as a record date); but, (1) if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly; and (2) where we have shares in issue that are not fully paid up (as to par value), we may pay dividends in proportion to the amounts paid up on each share.

The annual minimum dividend will not be mandatory for any fiscal year in which the Modal accumulates losses.

Following distribution of the annual minimum dividend, the shareholders may vote to approve at any time a payment of dividends out of existing profits reserves or earnings from prior years retained pursuant to a resolution of the shareholders’ meeting. In addition, the board of directors may (i) approve a distribution of dividends out of income determined as per semi-annual or other interim balance sheets or (ii) declare an interim dividend out of retained earnings or existing profits reserves, as shown on such balance sheets or the most recent annual balance sheet.

Under the Brazilian Corporation Law, a company’s bylaws or an extraordinary general meeting may authorize the allocation of profits or reserves to the redemption of shares, and shall prescribe the conditions and the procedure for this purpose. Redemptions which do not cover all shares of the same class shall be carried out by drawing lots.

The redemption of shares must be approved at a general meeting called to resolve this matter by shareholders who represent at least half of the Modal shares of the specific class of shares which will be affected by the redemption.

Shareholders Litigation
The Grand Court of the Cayman Islands may, on the application of shareholders holding not less than one fifth of the shares of XP in issue, appoint an inspector to examine XP’s affairs and report thereon in a manner as the Grand Court shall direct. Subject to the provisions of the Companies Act, any shareholder may petition the Grand Court of the Cayman Islands which may make a winding up order, if the Court is	The Bylaws provide that the company, its shareholders, managers, members of the fiscal council (effective and alternates), if any, undertake to resolve through arbitration, before the Market Arbitration Chamber (Câmara de Arbitragem do Mercado), in the form of its regulation, any dispute that may arise among them, related to or arising from its status as issuer, shareholders, managers, and members of the fiscal council, in particular, arising from the provisions contained in Law No. 6,385/76,
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of the opinion that this winding up is just and equitable.

Notwithstanding the U.S. securities laws and regulations that are applicable to XP, general corporate claims against XP by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by XP’s Memorandum and Articles of Association.

The Cayman Islands courts ordinarily would be expected to follow English case law precedents, which permit a minority shareholder to commence a representative action against XP, or derivative actions in XP’s name, to challenge (1) an act which is ultra vires or illegal; (2) an act which constitutes a fraud against the minority and the wrongdoers themselves control XP; and (3) an irregularity in the passing of a resolution that requires a qualified (or special) majority.

in the Brazilian Corporation Law, in the Bylaws, in the rules issued by the National Monetary Council (Conselho Monetário Nacional), the Brazilian Central Bank and the CVM, as well as other rules applicable to the operation of the capital market in general, in addition to those contained in the B3’s Nível 2 listing segment rules, other B3 regulations and the Participation in B3’s Nível 2 listing segment.

The Brazilian Corporation Law provides that any shareholder that has suffered direct losses may individually file judicial proceedings against the company or its managers. The Brazilian Corporation Law also authorizes derivative actions against the company’s managers. Once the shareholders’ meeting resolves to file a derivative lawsuit, if the lawsuit has not been initiated within three months following this resolution, any shareholder may do so on behalf of the company. If the shareholders’ meeting votes against filing a derivative lawsuit, shareholders representing at least 5% of the company’s capital stock are entitled to file such lawsuit, notwithstanding the voting result. Considering Modal’s share capital, CVM reduced the shareholding necessary to entitle the shareholder to sue to 4%.

Further, the Brazilian Corporation Law provides that shareholders representing at least 5% of the company’s capital stock may bring claims against the controlling shareholder to recover damages caused by the breach of its fiduciary duties. Considering Modal’s share capital, CVM reduced the shareholding necessary to entitle the shareholder to sue to 4%.

The Brazilian Corporation Law permits a wide variety of bases for shareholder lawsuits. For example, shareholders are entitled to file lawsuits to:

(i)

void the act of incorporation of the company (statutes of limitation of one year);

(ii)

void decisions taken by irregular meetings (statutes of limitation of two years);

(iii)

claim civil liabilities against experts and capital subscribers (statutes of limitation of one year);

(iv)

claim the payment of dividends (statutes of limitation of 3 years, calculated as from the

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\

date on which such dividends were made available to the shareholder);

(v)

claim civil liabilities against the founders, shareholders, managers, liquidators, auditors or controlling companies, in the case of violation of the law or bylaws (statutes of limitation of three years); and

(vi)

claims against the company for whatever reason (statutes of limitation of three years).

Certain Rights of XP BDRs

The rights of holders of XP Shares (in the form XP BDRs) are set forth in a deposit agreement between us and Itaú Unibanco S.A., as depositary of our BDR program. There are differences between holding XP BDRs and holding XP Shares.

Each XP BDR represents one XP Share, maintained in custody by the custodian in the offices of Bank of New Your Mellon at One Wall Street, New York, New York 10286. The BDR Depositary’s office at which the BDRs will be managed is located at Praça Alfredo Egydio de Souza Aranha, 100, São Paulo, Brazil, Zip Code 04344-902.

An XP BDR holder will not be treated as one of our XP Shareholders and, as a result may not have the same XP Shareholder’s rights. The rights of XP Shareholders are governed by the laws of the Cayman Islands and the provisions of our Memorandum and Articles of Association. See “Description of Share Capital.” The rights of holders of XP BDRs are governed by the laws and regulations of Brazil, as well as the provisions of the deposit agreement. For more complete information, you should read:

•	the rules and regulations applicable to BDRs, particularly CMN Resolution No. 3,568/08, CVM Instructions No. 332 and 480, as amended, and the Central Bank of Brazil Circular No. 3,691/13, as amended; and

•	the deposit agreement, copies of which are available for review upon request.

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Regulatory Matters

The completion of the Merger is subject to, among others, the approval of the Merger Proposal at the Modal Shareholders’ Meeting, the approval of the transaction by CADE and by the Brazilian Central Bank and any supplemental listing of the XP Shares on Nasdaq.

XP Control, Modal Controle Participações S.A., Modal and XP have agreed to cooperate with one another to obtain the approval by the competent authorities and to prepare any other documents related to the Merger.

Although XP and Modal believe that they will be able to obtain the requisite approvals (and deemed approvals) in a timely manner, neither XP nor Modal can predict when or if they will do so, or if the required approvals will contain terms, conditions or restrictions that will adversely affect the Merger, XP, Modal, or XP’s subsidiaries after the Merger is consummated.

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Experts

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the XP 2021 Form 20-F have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Legal Matters

We were advised as to certain matters of Brazilian law by Spinelli Advogados, São Paulo, Brazil. We were advised as to certain matters of U.S. law by Davis Polk & Wardwell LLP, New York, New York. The validity of the Class A common shares and other matters of Cayman Islands law matters will be passed upon by Maples and Calder (Cayman) LLP.

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Enforceability of Civil Liabilities

We are registered under the laws of the Cayman Islands as an exempted company with limited liability. We are registered in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws as compared to the United States and provide protections for investors to a significantly lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States. Maples and Calder (Cayman) LLP, our counsel as to Cayman Islands law, and Spinelli Advogados, our counsel as to Brazilian law, have advised us that there is uncertainty as to whether the courts of the Cayman Islands or Brazil would, respectively, (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (2) entertain original actions brought in the Cayman Islands or Brazil against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Our Cayman Islands counsel has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands’ company. Because the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.

Our Cayman Islands counsel has further advised us that a final and conclusive judgment in the federal or state courts of the United States under which a sum of money is payable, other than a sum payable in respect of taxes, fines, penalties or similar charges, may be subject to enforcement proceedings as a debt in the courts of the Cayman Islands under the common law doctrine of obligation.

Substantially all of our assets are located outside the United States, in Brazil. In addition, a majority of the members of our board of directors and all of our officers are nationals or residents of Brazil and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed XP Investments US, LLC, with offices at 55 West 46th Street, 30 Floor, New York, NY 10036, as our agent to receive service of process with respect to any action brought against us in the United States under the federal securities laws of the United States or of any state in the United States arising out of this transaction.

A judgment of a United States court for civil liabilities predicated upon the federal securities laws of the United States may be enforced in Brazil, subject to certain requirements described below. Such counsel has advised that a judgment against us, the members of our board of directors or our executive officers obtained in the United States would be enforceable in Brazil without retrial or re-examination of the merits of the original action including, without limitation, any final judgment for payment of a certain amount rendered by any such court, provided that such judgment has been previously recognized by the Brazilian Superior Tribunal of Justice (Superior Tribunal de Justiça), or “STJ.” That recognition will only be available, pursuant to Articles 963 and 964 of the Brazilian Code of Civil Procedure (Código de Processo Civil, Law No. 13,105, dated March 16, 2015, as amended), if the U.S. judgment:

•	complies with all formalities necessary for its enforcement;

•	is issued by a court of competent jurisdiction after proper service of process is made or after sufficient evidence of our absence has been given, as requested under the laws of the United States;

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•	is not rendered in an action upon which Brazilian courts have exclusive jurisdiction, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure (Law No. 13,105/2015, as amended);

•	is final and, therefore, not subject to appeal (res judicata) in the United States;

•	creates no conflict between the United States judgment and a previous final and binding (res judicata) judgment on the same matter and involving the same parties issued in Brazil;

•	is duly apostilled by a competent authority of the United States, according to the Hague Convention Abolishing the Requirement of Legalization for Foreign Public Documents dated as of October 5, 1961 authentication, or the “Hague Convention.” If such decision emanates from a country that is not a signatory of the Hague Convention, it must be duly authenticated by a Brazilian Diplomatic Office or Consulate;

•	is accompanied by a translation into Portuguese made by a certified translator in Brazil, unless an exemption is provided by an international treaty to which Brazil is a signatory; and

•	is not contrary to Brazilian national sovereignty or public policy and does not violate the dignity of the human person, as set forth in Brazilian law.

The judicial recognition process may be time-consuming and may also give rise to difficulties in enforcing such foreign judgment in Brazil. Accordingly, we cannot assure you that judicial recognition of a foreign judgment would be successful, that the judicial recognition process would be conducted in a timely manner or that a Brazilian court would enforce a judgment of countries other than Brazil.

We believe original actions may be brought in connection with this transaction predicated on the federal securities laws of the United States in Brazilian courts and that, subject to applicable law, Brazilian courts may enforce liabilities in such actions against us or the members of our board of directors or our executive officers and certain advisors named herein.

In addition, a plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil and who does not own real property in Brazil must post a bond to guarantee the payment of the defendant’s legal fees and court expenses in connection with court procedures for the collection of money according to Article 83 of the Brazilian Code of Civil Procedure (Código de Processo Civil). This is so except in the case of: (1) claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits), or enforcement of foreign judgments that have been duly recognized by the Superior Court of Justice; (2) counterclaims as established; and (3) when an exemption is provided by an international agreement or treaty to which Brazil is a signatory.

If proceedings are brought in Brazilian courts seeking to enforce our obligations with respect to our Class A common shares, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations with respect to our Class A common shares would be expressed in reais.

We have also been advised that the ability of a judgment creditor to satisfy a judgment by attaching certain assets of the defendant in Brazil is governed and limited by provisions of Brazilian law.

Notwithstanding the foregoing, we cannot assure you that confirmation of any judgment will be obtained, or that the process described above can be conducted in a timely manner.

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PROSPECTUS

                , 2022

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide indemnification of officers and directors, except to the extent that it may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime.

The registrant’s Articles of Association provide that each director or officer of the registrant shall be indemnified out of the assets of the registrant against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities, judgments, fines, settlements and other amounts (including reasonable attorneys’ fees and expenses and amounts paid in settlement and costs of investigation (collectively “Losses”) incurred or sustained by such directors or officers, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any Losses incurred by such director or officer in defending or investigating (whether successfully or otherwise) any civil, criminal, investigative and administrative proceedings concerning or in any way related to our Company or its affairs in any court whether in the Cayman Islands or elsewhere.

Also, the registrant expects to maintain director’s and officer’s liability insurance covering its directors and officers with respect to general civil liability, including liabilities under the Securities Act, which he or she may incur in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

(a)       The following is a list of all exhibits filed as part of this registration statement on Form F-4, including those incorporated herein by reference.

Exhibit No.		Exhibit
2.1	*†	Form of Merger Protocol between Modal and the Registrant (English translation).
3.1		Amended and Restated Memorandum and Articles of Association of XP Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s annual report on Form 20-F (File No. 001-39155 filed with the SEC on April 13, 2022)).
5.1	*	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel of XP, as to the validity of the Class A common shares.
10.1		Form of Shareholders’ Agreement among XP Controle Participações S.A., ITB Holding Brasil Participações Ltda., General Atlantic (XP) Bermuda, L.P. and XP Inc., among others. (incorporated herein by reference to Exhibit 10.2 to Amendment No. 2 to the Company’s Registration Statement on Form F-1 (File No. 333-234719 filed with the SEC on December 2, 2019)).

Exhibit No.	Exhibit
10.2		Form of First Amendment to the Shareholders’ Agreement, dated as of March 24, 2020, among XP Controle Participações S.A., General Atlantic (XP) Bermuda, L.P., ITB Holding Brasil Participações Ltda., and the consenting interveners listed as parties thereto (free English translation).
10.3		Form of Second Amendment to the Shareholders’ Agreement, dated as of October 1, 2021, among XP Controle Participações S.A., General Atlantic (XP) Bermuda, L.P., Itaú Unibanco Holding S.A., IUPAR – Itaú Unibanco Participações S.A. and Itaúsa S.A., and the consenting interveners listed as parties thereto (free English translation).
21.1		List of subsidiaries (incorporated herein by reference to Exhibit 21.1 to the Company’s annual report on Form 20-F (File No. 001-39155 filed with the SEC on April 13, 2022)).
23.1	*	Consent of Maples and Calder (Cayman) LLP, Cayman Islands counsel of XP (included in Exhibit 5.1).
23.2		Consent of PricewaterhouseCoopers Auditores Independentes Ltda.
24.1		Powers of attorney (included on signature page to the registration statement).
107.1		Calculation of Filing Fee Tables.

*	To be filed by amendment.

†	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, and will be supplementally provided to the SEC upon request.

(b)       Financial Statement Schedules.

           No financial statement schedules are provided because the information called for is not applicable or is shown in the financial statements or notes thereto.

Item 22. Undertakings

(a)       The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered), and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)	The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertakings in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning the Merger and Modal, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of São Paulo, Brazil, on this 2nd day of May, 2022.

XP Inc.

By:	/s/ Thiago Maffra
Name: Thiago Maffra
Title: Chief Executive Officer

By:	/s/ Bruno Constantino Alexandre dos Santos
Name: Bruno Constantino Alexandre dos Santos
Title: Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thiago Maffra and Bruno Constantino Alexandre dos Santos each of them, individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thiago Maffra	Chief Executive Officer (principal executive officer)	May 2, 2022
Thiago Maffra

/s/ Bruno Constantino Alexandre dos Santos	Chief Financial Officer (principal financial officer and principal accounting officer)	May 2, 2022
Bruno Constantino Alexandre dos Santos

/s/ Guilherme Dias Fernandes Benchimol	Director	May 2, 2022
Guilherme Dias Fernandes Benchimol

/s/ Bernardo Amaral Botelho	Director	May 2, 2022
Bernardo Amaral Botelho

/s/ Gabriel Klas da Rocha Leal	Director	May 2, 2022
Gabriel Klas da Rocha Leal

/s/ Fabrício Cunha de Almeida	Director	May 2, 2022
Fabrício Cunha de Almeida

/s/ Guilherme Sant’Anna Monteiro da Silva	Director	May 2, 2022
Guilherme Sant’Anna Monteiro da Silva

/s/ Luiz Felipe Amaral Calabró	Director	May 2, 2022
Luiz Felipe Amaral Calabró

/s/ Martin Emiliano Escobari Lifchitz	Director	May 2, 2022
Martin Emiliano Escobari Lifchitz

/s/ Geraldo José Carbone	Director	May 2, 2022
Geraldo José Carbone

/s/ Luciana Pires Dias	Director	May 2, 2022
Luciana Pires Dias

/s/ Guy Almeida Andrade	Director	May 2, 2022
Guy Almeida Andrade

/s/ Jared Wilson	XP Investments US, LLC Authorized representative in the United States	May 2, 2022
Jared Wilson